Exhibit 10.1

AGREEMENT OF COMPROMISE AND SETTLEMENT

This Agreement of Compromise and Settlement (the “Agreement” or “Settlement”) is entered into as of June 22, 2009, between and among Credit Suisse Securities (USA) LLC (“CS”) and Deutsche Bank Securities Inc. (“DB”) (together, the “Lenders”) on the one hand, and Huntsman Corporation (“Huntsman”) on the other hand (the Lenders and Huntsman are each sometimes referred to herein as a “Party”, or collectively as the “Parties”):

RECITALS

WHEREAS, the Parties are presently engaged in the trial of a lawsuit entitled Huntsman Corporation v. Credit Suisse Securities (USA) LLC and Deutsche Bank Securities, Inc., Cause No. 08-09-09258 (District Court, 9th Judicial District, Montgomery County, Texas (the “Court”)) (the “Litigation”);

WHEREAS, the Parties were unable to settle the matter prior to trial;

WHEREAS, on June 19, the duly authorized members of the Huntsman Litigation Committee met personally with representatives of the Lenders to discuss whether a settlement could be achieved;

WHEREAS, concurrently with the execution of this Agreement the Parties have executed and delivered the Note Purchase Agreement for the 5½% Senior Notes Due 2016 and the Fourth Amendment to Credit Agreement;

WHEREAS, the Parties now wish to enter into this Agreement and into the Debt Facilities (as defined below) in order to obviate the need for further protracted and expensive litigation, with no admission of liability by any Party, which each Party expressly denies; and

WHEREAS, the Parties now wish, subject to the terms and conditions contained in this Agreement, to settle and to resolve, fully and finally, all disputes, claims and controversies between them related to the Litigation, including all claims and counterclaims that were asserted or that could have been asserted in the Litigation by any of the Parties;

NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein, the receipt and sufficiency of which are hereby mutually acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

AGREEMENT

1.             Payment.

On or before June 23, 2009, CS and DB, or their respective affiliates, each shall make a payment to Huntsman in the amount of $310,000,000, for a total of $620,000,000 (the “Settlement Amount”), it being agreed that each of CS and DB shall remain obligated to make their respective $310,000,000 payment until it is paid in full.  On the same date, CS and DB, or their respective affiliates, shall reimburse Huntsman’s litigation costs and attorneys’ fees in the Litigation, up to a maximum cap of $6,000,000 each, for a total maximum cap of $12,000,000 (the “Attorneys’ Fees Amount”), upon certification by Huntsman’s General Counsel that Huntsman has incurred litigation costs and attorneys’ fees equal to or in excess of the Attorneys’ Fees Amount, it being agreed that each of CS and DB shall remain obligated to make their respective payment of the Attorneys’ Fees Amount until it is paid in full.  The Settlement Amount and the Attorneys’ Fees Amount are referred to herein as the “Settlement Payments”.  The Settlement Payments shall be made by wire transfer to:

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ABA No:     043000261
Swift Code: MELNUS3P
Bank Name:  Mellon Bank, Pittsburgh, PA
Address:    500 Ross Street

Pittsburgh, PA

Beneficiary:      Huntsman Corporation
Account No: 020-5479

2.             The Debt Facilities.

On or before June 23, 2009, CS and DB, or their respective affiliates, will also provide the term loans described in Exhibit A (the “Additional Term Loans”) and purchase the notes described in Exhibit B (the “Notes” and, together with the Additional Term Loans, the “Debt Facilities”), in each case with and upon the terms and subject to the conditions set forth herein (including the exhibits hereto) and in the Debt Facilities agreements, it being agreed that CS and DB shall remain obligated to perform under this paragraph until the Debt Facilities are funded in full.  The Debt Facilities shall be funded by wire transfer to:

ABA No:     043000261
Swift Code: MELNUS3P
Bank Name:  Mellon Bank, Pittsburgh, PA
Address:    500 Ross Street

Pittsburgh, PA

Beneficiary:      Huntsman International LLC
Account No: 021-6987

3.             Effective Date.

The “Effective Date” for this Agreement shall be the date on which Huntsman has received immediately available funds in the amount of the Settlement Payments and principal amount of the Debt Facilities.

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4.             Dismissal.

On the Effective Date, after Huntsman has received immediately available funds in the amounts due under paragraphs 1 and 2 herein, the Parties shall execute and cause to be filed with the Court a Stipulation and [Proposed] Order of Dismissal With Prejudice in the form attached hereto as Exhibit C, and the Parties shall request that the jury be dismissed.

5.             Releases Among the Parties.

(a)           Effective upon the Effective Date, Huntsman, on its own behalf, and on behalf of its affiliates, heirs, executors, advisors, parents, subsidiaries, stockholders, directors, employees, officers, administrators, successors, custodians, agents, representatives, attorneys, servants, auditors, partners, insurers and assigns (the “Huntsman Releasors”) hereby release, discharge and dismiss any and all claims, actions, causes of action, suits, liabilities, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, expenses, losses and demands whatsoever in law, and in equity or otherwise, whether presently known or unknown, accrued or not accrued, foreseen or unforeseen, matured or not matured (“Claims”), which the Huntsman Releasors ever had, now have or hereafter can, shall or may have against the Lenders and the Lenders’ current or former respective advisors, agents, servants, attorneys, auditors, officers, directors, employees, partners, parents, subsidiaries, affiliates, insurers, stockholders, heirs, executors, administrators, successors, custodians, representatives and assigns (the “Lender Releasees”) for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date, including without limitation any Claims that were or could have been asserted in the Litigation.  This release does

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not include and does not release the Lender Releasees from (a) any obligations or Claims under this Agreement or the Debt Facilities, or (b) any obligations under any other agreements between the Parties in effect on the Effective Date or any Claims under such other agreements that are based on actions taken or not taken by a Lender Releasee after the Effective Date.  Such release by the Huntsman Releasors shall be expressly conditioned upon the receipt of the payments required under paragraphs 1 and 2 of this Agreement.

(b)           Effective upon the Effective Date, the Lenders, on their own behalf, and on behalf of their affiliates, heirs, executors, advisors, parents, subsidiaries, stockholders, directors, employees, officers, administrators, successors, custodians, agents, representatives, attorneys, servants, auditors, partners, insurers and assigns (the “Lender Releasors”) hereby release, discharge and dismiss any Claims which the Lender Releasors ever had, now have or hereafter can, shall or may have against Huntsman and Huntsman’s current or former respective advisors, agents, servants, attorneys, auditors, officers, directors, employees, partners, parents, subsidiaries, affiliates, insurers, stockholders, heirs, executors, administrators, successors, custodians, representatives and assigns (the “Huntsman Releasees”) for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date, including without limitation any Claims that were or could have been asserted in the Litigation.  This release does not include and does not release the Huntsman Releasees from (a) any obligations or Claims under this Agreement or the Debt Facilities or (b) any obligations under any other agreements between the Parties in effect on the Effective Date or any Claims under such other agreements that are based on actions taken or not taken by a Huntsman Releasee after

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the Effective Date.  Such release by the Lender Releasors shall be expressly conditioned upon dismissal with prejudice of the Litigation.

(c)           To ensure that the releases contained in sub-paragraphs (a) and (b) above are fully enforced in accordance with their terms, the Parties acknowledge that each of them is familiar with Section 1542 of the Civil Code of California and hereby expressly, knowingly and voluntarily waive and relinquish, to the fullest extent permitted by law, the provisions, protections, rights and benefits afforded by that Section, which provides as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Huntsman and the Lenders also hereby expressly, knowingly and voluntarily waive and relinquish all provisions, protections, rights and benefits they may have under comparable or similar statutes and principles of common law in any jurisdiction.

6.             Covenant Not to Sue.

Huntsman covenants, on behalf of itself and the Huntsman Releasors, and each Lender covenants, on behalf of itself and its respective Lender Releasors, not to bring or continue any Claim released in paragraph 5 before any court, arbitrator or other tribunal in any jurisdiction.  Any Party, and any other entity or person released by paragraph 5, may plead this Agreement as a complete bar to any Claim brought in derogation of this covenant not to sue.

7.             Indemnification.

(a)           Effective upon the Effective Date, Huntsman shall defend, indemnify and hold harmless the Lender Releasees from the Claims released in paragraph 5(a) above, regardless of whether brought by Huntsman or by another Huntsman Releasor, and for any attorneys’ fees,

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costs or expenses incurred in defending or responding to such Claims to the extent asserted after the Effective Date.

(b)           Effective upon the Effective Date, the Lenders shall defend, indemnify and hold harmless the Huntsman Releasees from the Claims released in paragraph 5(b) above, regardless of whether brought by either or both Lenders or by another Lender Releasor, and for any attorneys’ fees, costs or expenses incurred in defending or responding to such Claims to the extent asserted after the Effective Date..

8.             Partial Release of the Hexion and Apollo Releasees.

The Lenders hereby release Hexion Specialty Chemicals, Inc., Hexion LLC, Nimbus Merger Sub Inc. and Craig O. Morrison (the “Hexion Releasees”) and Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo Netherlands Partners V(A), L.P., Apollo Netherlands Partners V(B), L.P., Apollo German Partners V GmbH & Co. KG, Apollo Investment Fund VI, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware 892) VI, L.P., Apollo Overseas Partners (Germany) VI, L.P., Apollo Advisors, IV, L.P., Apollo Management IV, L.P., Apollo Advisors, V, L.P., Apollo Management V, L.P., Apollo Advisors, VI, L.P., Apollo Management VI, L.P., Apollo Management , L.P., Apollo Global Management, LLC, Leon Black and Joshua J. Harris (the “Apollo Releasees”) from any and all liability that the Hexion Releasees or the Apollo Releasees may have to the Lenders that in any way relates to or arises out of any claims made by Huntsman against the Lenders, provided that, notwithstanding the foregoing, the Hexion Releasees and the Apollo Releasees shall not be (and are not) released from:

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(a) Any obligation to indemnify the Lenders for the legal fees and costs that the Lenders have incurred in connection with the Litigation or any other litigation relating to the facts and transactions at issue in this Litigation, including but not limited to the litigations entitled Hexion Specialty Chemicals, Inc., Hexion LLC and Nimbus Merger Sub Inc. v. Credit Suisse, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., and Deutsche Bank Trust Company Americas, Index No. 114552/08 (New York Supreme Court, New York County) and Hexion Specialty Chemicals, Inc.; Nimbus Merger Sub Inc.; Apollo Investment Fund IV, L.P.; Apollo Overseas Partners IV, L.P.; Apollo Advisors IV, L.P.; Apollo Management IV, L.P.; Apollo Investment Fund V, L.P.; Apollo Overseas Partners V, L.P.; Apollo Netherlands Partners V(A), L.P.; Apollo Netherlands Partners V(B), L.P.; Apollo German Partners V GmbH & Co. Kg; Apollo Advisors V, L.P.; Apollo Management V, L.P.; Apollo Investment Fund VI, L.P.; Apollo Overseas Partners VI, L.P.; Apollo Overseas Partners (Delaware) VI, L.P.; Apollo Overseas Partners (Delaware 892) VI, L.P.; Apollo Overseas Partners (Germany) VI, L.P.; Apollo Advisors VI, L.P.; Apollo Management VI, L.P.; Apollo Management, L.P.; and Apollo Global Management, LLC v. Huntsman Corp., C.A. No. 3841-VCL (Court of Chancery, Delaware); and

(b) any obligation to indemnify the Lenders for Huntsman’s attorneys’ fees and costs in this Litigation that the Lenders have agreed to reimburse to Huntsman under this Agreement, provided that if a Hexion Releasee or an Apollo Releasee would be entitled, under the Apollo Settlement Agreement dated December 14, 2008, to recover from Huntsman any amount paid to the Lenders pursuant to such obligation, then such obligation to indemnify the

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Lenders for amounts described in this paragraph 8(b) shall be released, but only to the extent of the recovery from Huntsman to which such Hexion Releasee or Apollo Releasee would be entitled.

9.             Representations and Warranties.

(a)           Huntsman hereby represents and warrants to the Lenders as follows in each case with respect to itself and its affiliates:  Huntsman has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  Any person signing this Agreement on behalf of Huntsman has been duly authorized by Huntsman to do so.  No other consent, approval or authorization of any person is required in connection with the execution, delivery or performance by Huntsman of this Agreement.  Huntsman has not sold, assigned, transferred or otherwise disposed of any of the Claims or rights that are the subject of this Agreement.  The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of Huntsman, and this Agreement constitutes a legal, valid and binding obligation of Huntsman enforceable against Huntsman in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The execution, delivery and performance by Huntsman of this Agreement and the performance by Huntsman of its obligations hereunder will not (i) violate, result in any breach of, or constitute a default under (with or without notice or lapse of time or both), or result in the termination of or acceleration of performance required by, or result in a right of termination or acceleration under, any agreement, indenture, mortgage,

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deed of trust, loan, bond, lease, purchase or credit agreement to which Huntsman is bound or its corporate charter or by-laws, or any other agreement or instrument to which Huntsman or its respective properties or assets are bound, or (ii) result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to Huntsman or any of its subsidiaries.

(b)           Each Lender hereby represents and warrants to Huntsman as follows in each case with respect to itself and its affiliates:  Each Lender has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  Any person signing this Agreement on behalf of any Lender has been duly authorized by such Lender to do so.  No other consent, approval or authorization of any person is required in connection with the execution, delivery or performance by any Lender of this Agreement.  Each Lender has not sold, assigned, transferred or otherwise disposed of any of the Claims or rights that are the subject of this Agreement.  The execution and delivery of this Agreement has been duly authorized by all necessary corporate action on the part of each Lender, and this Agreement constitutes a legal, valid and binding obligation of each Lender enforceable against that Lender in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The execution, delivery and performance by each Lender of this Agreement and the performance by each Lender of its obligations hereunder will not (i) violate, result in any breach of, or constitute a default under (with or without notice or lapse of time or both), or result in the termination of or

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acceleration of performance required by, or result in a right of termination or acceleration under, any agreement, indenture, mortgage, deed of trust, loan, bond, lease, purchase or credit agreement to which that Lender is bound or its corporate charter or by-laws, or any other agreement or instrument to which that Lender or its respective properties or assets are bound, or (ii) result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental authority applicable to that Lender or any of its subsidiaries.

10.           Choice of Law; Waiver of Right to Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas for contracts entered into and performed within the State without regard to conflicts of law principles.  Any action for breach or specific performance of this Agreement shall be brought exclusively in the Ninth District Court of Montgomery County, Texas.  THE PARTIES AGREE TO WAIVE THEIR RIGHT TO TRIAL BY JURY WITH RESPECT TO DISPUTES UNDER THIS AGREEMENT.

The law governing the Debt Facilities shall be as specified in the Debt Facilities agreements.  After the receipt of all payments required under this Agreement, any suit or litigation arising out of the Debt Facilities shall thereafter be governed by the forum selection provisions of the Debt Facilities agreements, and such provisions shall take precedence over this provision in any dispute arising out of the Debt Facilities.

Notwithstanding anything in the preceding two paragraphs, the provisions of paragraph 8 of this Agreement shall be governed by and construed in accordance with the laws

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of the State of New York for contracts entered into and performed within the State without regard to conflicts of law principles.

11.           Compromise; No Admission of Liability.

This Agreement constitutes a compromise of matters that are in dispute between the Parties.  Neither the execution of this Agreement nor any acts undertaken pursuant to this Agreement shall be construed as an admission or evidence of any liability or wrongdoing whatsoever on the part of any party, which liability or wrongdoing is hereby expressly denied and disclaimed by every party.  Neither this Agreement, nor the fact of its execution, nor any of its provisions, shall be offered or received in evidence in any action or proceeding of any nature or otherwise referred to or used in any manner in any court or other tribunal, except in a proceeding to enforce the terms of the Settlement.

12.           Disclosures; Confidentiality.

Huntsman’s press release with respect to the settlement of the Litigation shall be substantially in the form of Exhibit D hereto, and the Lenders’ press release with respect to the settlement of the Litigation shall be substantially in the form of Exhibit E hereto (the “Press Releases”).

Other than the specific information contained in the Press Releases, the Parties agree to maintain as confidential all information related to the negotiation of this Agreement and agree that no Party shall disparage any other Party in connection with the facts and transactions at issue in this Litigation.

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13.           Integration.

This Agreement, the Debt Facilities agreements, and related documents constitute the entire agreement of the Parties, and supersede any and all prior statements, representations, promises or other agreements, written or oral, with respect to the subject matter of this Agreement.  This Agreement cannot be terminated, modified, amended or changed in any respect orally or by the conduct of the Parties.  Any termination, amendment, modification or change of this Agreement may be made only by a writing signed by all Parties or their duly authorized representatives.

14.           Successors.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns, and upon any corporation or other entity into or with which any Party hereto may merge, combine or consolidate.

15.           Counterparts.

This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.

16.           Notices.

All notices under this Agreement shall be in writing and will be deemed to have been duly delivered when delivered by hand or sent by facsimile to, or when received from a reputable overnight delivery service at, the appropriate facsimile numbers or addresses set forth below (or to or at such other facsimile numbers or addresses as may be designated by a notice delivered in accordance with the foregoing):

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if to CS

Credit Suisse Securities (USA) LLC
One Madison Avenue

New York, NY 10010

Attn:  R. Colby Allsbrook

Facsimile: (646) 424 - 9469

if to DB:

Deutsche Bank Securities Inc.
60 Wall Street

New York, NY 10005
Attn:  Jeffrey Welch

Facsimile:  212-797-4561

if to DB or CS also send a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475
Attn:  Richard W. Clary
Facsimile:  (212) 474-3700

if to Huntsman:

Huntsman Corporation

500 Huntsman Way

Salt Lake City, UT 84108

Attn:  Samuel D. Scruggs

Facsimile: (801) 584-5782

with a copy to:

Gibbs & Bruns LLP

1100 Louisiana
Suite 5300
Houston, Texas 77002

Attn:  Robin Gibbs

Facsimile:  (713) 750-0903

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17.           Miscellaneous.

(a)  Each provision of this Agreement will be interpreted in such manner as to be effective and valid, but if any provision of this Agreement will be prohibited by applicable law or invalid, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(b)  The descriptive headings of any provisions of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.  All exhibits and schedules referred to in this Agreement are fully incorporated into this Agreement.

(c)  Each Party acknowledges and represents that in entering into this Agreement and the Debt Facilities, it is not relying on any representations, by or on behalf of any other Party, not expressly set forth in this Agreement or in the Debt Facilities.

(d)  Each Party acknowledges and represents that it has reviewed this Agreement, the Debt Facilities, and the exhibits and schedules to each with that Party’s counsel, that each Party understands the terms of this Agreement, the Debt Facilities and its exhibits and schedules, and that they set forth the agreement of the Parties with respect to the subject matter hereof.

(e)  Each Party and counsel to each Party have reviewed and approved this Agreement, and, accordingly, any presumption or other rule of construction that any ambiguities be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties by their duly authorized representatives signing below.

Huntsman Corporation

/s/ Peter R. Huntsman
	By:	Peter R. Huntsman
Chief Executive Officer

Credit Suisse Securities (USA) LLC

/s/ William Brenton
	By:	William Brenton

Deutsche Bank Securities Inc.

/s/ Kevin M. Sherlock
	By:	Kevin M. Sherlock
Managing Director

/s/ Martin Arzec
	By:	Martin Arzec
Director

Approved as to form:

/s/ Kathy Patrick
Kathy Patrick
Attorney for Huntsman

/s/ Richard W. Clary
Richard W. Clary
Attorney for the Lenders

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Exhibit A

EXECUTION COPY

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 22, 2009, is entered into by and among Huntsman International LLC, a Delaware limited liability company (the “Borrower”), Deutsche Bank AG New York Branch and Credit Suisse, Cayman Islands Branch, in their capacities as lenders, and Deutsche Bank AG New York Branch, as Administrative Agent (the “Administrative Agent”) for the Lenders.  Terms used herein and not otherwise defined herein shall have the same meanings as specified in the Credit Agreement (as defined below).

RECITALS:

A.                                 The Borrower, the Lenders, the Agents and the Administrative Agent have heretofore entered into that certain Credit Agreement dated as of August 16, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.                                   Of even date herewith, the Borrower, Deutsche Bank AG New York Branch and Credit Suisse have entered into that certain Settlement Agreement dated as of even date herewith in order to effectuate the settlement of certain disputes among the parties thereto.

C.                                   The Borrower has requested that, pursuant to Section 2.1(a)(ii) of the Credit Agreement, the Credit Agreement be amended to issue a new tranche of Dollar denominated term loans thereunder (the “Term C Loans”) in an amount equal to $500,000,000, on the terms and subject to the conditions set forth in this Amendment and the Credit Agreement as amended hereby.

D.                                  Each lender party hereto agrees to make and fund Term C Loans (the “Term C Loan Lenders”) in an amount equal to such Term C Loan Lender’s Term C Dollar Commitment, on the terms and subject to the conditions set forth in this Amendment and the Credit Agreement as amended thereby.  The proceeds of the Term C Loans may be used by the Borrower for any purpose not expressly prohibited by the Credit Agreement.

E.                                    The Term C Loans constitute, and are intended to constitute, Secured Obligations as defined in the Collateral Security Agreement and Secured Obligations as defined in the Pledge Agreement.

F.                                    This Amendment constitutes a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, in consideration of the Recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1                             Issuance of Term C Loans.

(a)           Subject to the terms and conditions set forth herein, each Term C Loan Lender agrees to make Term C Loans on the Fourth Amendment Effective Date to the Borrower in a principal amount equal to such Term C Loan Lender’s Term C Dollar Commitment.

(b)           Each Term C Loan Lender will make and fund Term C Loans on the Fourth Amendment Effective Date by wire transfer of immediately available funds to an account designated by the Borrower for such purpose.  The commitments of the Term C Loan Lenders are several and not joint and no such Term C Loan Lender will be responsible for any other Term C Loan Lender’s failure to make its Term C Loans.

(c)           All Term C Loans made on the Fourth Amendment Effective Date shall be Base Rate Loans.

(d)           On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “Term Loans” shall be deemed to include a reference to the Term C Loans.

SECTION 2                             Amendments. As of the Fourth Amendment Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended as follows:

2.1.         The following defined terms in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Applicable Base Rate Margin” means at any date, (i) with respect to Revolving Loans denominated in Dollars, the applicable percentage set forth in the following table under the column Applicable Base Rate Margin for Revolving Loans opposite the Most Recent Leverage Ratio as of such date, (ii) with respect to Term C Dollar Loans, 1.25% and (iii) with respect to Term B Dollar Loans, the applicable percentage set forth under the column Applicable Base Rate Margin for Term B Dollar Loans opposite the Most Recent Senior Secured Leverage Ratio as of such date:

Most Recent Leverage Ratio	Applicable Base Rate Margin for Revolving Loans
Less than or equal to 2.00 to 1	0.25%
Greater than 2.00 to 1 but less than or equal to 2.50 to 1	0.50%
Greater than 2.50 to 1	0.75%

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Most Recent Senior Secured Leverage Ratio	Applicable Base Rate Margin for Term B Dollar Loans
Less than or equal to 2.25 to 1	0.50%
Greater than 2.25 to 1	0.75%

“Applicable Eurocurrency Margin” means at any date, (i) with respect to Term B Dollar Loans, the applicable percentage set forth in the following table under the column Applicable Eurocurrency Margin for Term B Dollar Loans opposite the Most Recent Senior Secured Leverage Ratio on such date, (ii) with respect to Term C Dollar Loans, 2.25% and (iii) with respect to Revolving Loans, the applicable percentage set forth in the following table under the column Applicable Eurocurrency Margin for Revolving Loans opposite the Most Recent Leverage Ratio on such date:

Most Recent Leverage Ratio	Applicable Eurocurrency Margin for Revolving Loans
Less than or equal to 2.00 to 1	1.25%
Greater than 2.00 to 1 but less than or equal to 2.50 to 1	1.50%
Greater than 2.50 to 1	1.75%

Most Recent Senior Secured Leverage Ratio	Applicable Eurocurrency Margin for Term B Dollar Loans
Less than or equal to 2.25 to 1	1.50%
Greater than 2.25 to 1	1.75%

“Interest Payment Date” means (i) as to any Base Rate Loan, each Quarterly Payment Date to occur while such Loan is outstanding, (ii) as to any Eurocurrency Loan having an Interest Period of three months or less, the last day of the Interest Period applicable thereto and (iii) as to any Eurocurrency Loan having an Interest Period longer than three months, each three (3) month anniversary of the first day of the Interest Period applicable thereto and the last day of the Interest Period applicable thereto; provided, however, that, in addition to the foregoing, each of (A) the Revolver Termination Date, (B) the Term B Loan Maturity Date and (C) the Term C Loan

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Maturity Date shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued hereunder for such Loan.

“Loan” means any Term B Dollar Loan, Term C Dollar Loan, Swing Line Loan or Revolving Loan, and “Loans” means all such Loans, collectively.

“Term Note” and “Term Notes” means the Term C Dollar Notes that evidence the Term C Dollar Loans and the notes provided for in Section 2.2 that evidence indebtedness under the Term Facilities, collectively.

2.2.         The following defined terms are added to Section 1.1 of the Credit Agreement where alphabetically appropriate:

“Determination Date” has the meaning assigned to that term in Section 12.23.

“Fourth Amendment” means the Fourth Amendment to this Agreement dated as of June 22, 2009.

“Fourth Amendment Effective Date” has the meaning assigned to that term in the Fourth Amendment.

“Minimum Floor Amount” has the meaning assigned to that term in Section 12.23.

“Refinanced Facility Debt” has the meaning assigned to that term in Section 12.23(a).

“Scheduled Term C Dollar Repayments” means, with respect to the principal payments on the Term C Dollar Loans for each date set forth below, that percentage of the aggregate outstanding principal amount of Term C Dollar Loans on the Fourth Amendment Effective Date set forth opposite thereto:

Scheduled Term C Dollar Repayments

Date	Principal Payment

March 31, 2010	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

March 31, 2011	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

March 31, 2012	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

March 31, 2013	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

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Date	Principal Payment

March 31, 2014	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

March 31, 2015	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

March 31, 2016	1% of the aggregate principal amount as of the Fourth Amendment Effective Date

Term C Loan Maturity Date	100% of the aggregate principal amount of Term C Dollar Loans outstanding on the Term C Loan Maturity Date.

“Term C Dollar Commitment” means, with respect to any Term C Dollar Lender signatory to the Fourth Amendment, the principal amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto under the caption “Amount of Term C Dollar Commitment”, as such commitment may be adjusted from time to time pursuant to this Agreement or increased pursuant to Section 2.1(a)(ii), and “Term C Dollar Commitments” means such commitments collectively, which commitments equal $500,000,000 in the aggregate on the Fourth Amendment Effective Date.

“Term C Dollar Facility” means the credit facility under this Agreement evidenced by the Term C Dollar Commitments and the Term C Dollar Loans.

“Term C Dollar Lender” means any Lender which has a Term C Dollar Commitment or has made (or a portion thereof) a Term C Dollar Loan.

“Term C Dollar Loan” and “Term C Dollar Loans” have the meanings assigned to those terms in Section 2.1(d).

“Term C Loan Maturity Date” means June 30, 2016.

2.3.         The following is added as Section 2.1(d) to the Credit Agreement:

“(d)         Term C Loans.  Subject to the terms and conditions hereof and in the Fourth Amendment, each Term C Dollar Lender agrees to make a loan in Dollars (the “Term C Dollar Loans”) to the Borrower on the Fourth Amendment Effective Date in the aggregate principal amount of such Lender’s Term C Dollar Commitment.  No amount of a Term C Dollar Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder.  The Term C Dollar Loans shall be denominated in Dollars, shall be maintained as and/or converted into Base Rate Loans or Eurocurrency Loans or a combination thereof,

5

provided, that all Term C Dollar Loans made by the Term C Dollar Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term C Dollar Loans of the same Type.”

2.4.         The following is added as Section 4.2(d) to the Credit Agreement:

“(d)         Reduction of Term C Dollar Commitments. The Term C Dollar Commitments shall terminate on the Fourth Amendment Effective Date after giving effect to the Term C Dollar Loans on such date.”

2.5.         The following is added to the end of Section 4.4(b) of the Credit Agreement:

“Payments to be made pursuant to this Section 4.4(b) with respect to Term C Dollar Loans shall be paid in Dollars.”

2.6.         The following is added as Section 4.5(d) to the Credit Agreement:

“(d)         Prepayment of Term C Dollar Loans.  Notwithstanding anything to the contrary contained in this Agreement, including without limitation, any provision of Article IV hereof, the Borrower shall have the right to prepay in whole (but not in part) the outstanding Term B Dollar Loans without any obligation to prepay any portion of the Term C Dollar Loans.”

2.7.         Article XII of the Credit Agreement is amended to add the following Section 12.23:

“12.23    Term C Dollar Lenders.

Each Term C Dollar Lender agrees that upon the earlier to occur of (x) the Term B Loan Maturity Date and (y) the date that all Term B Dollar Loans are prepaid or repaid in full (for any reason) (such earlier date, the “Determination Date”):

(a)           Without limitation of any of the terms of the Loan Documents or any provisions thereof, the Borrower shall have the right in its sole discretion at any time to refinance or replace all of the Facilities outstanding immediately prior to the Determination Date under this Agreement (other than the Term C Dollar Facility) (collectively, the “Refinanced Facility Debt”) pursuant to separate credit documentation.  In connection therewith:

(i)            all collateral, guarantees and other credit support that secures, guarantees or otherwise supports the Term C Dollar Facility pursuant to the Loan Documents (including, without limitation, the Security Documents) shall be available (on a pari passu basis in payment and lien priority, and in any event on the same basis as the Facilities are afforded under the Loan Documents as of the Fourth Amendment Effective Date) to secure, guarantee or otherwise support any and all such Refinanced Facility Debt, together with any other senior secured indebtedness of the Borrower (including, without limitation, one or more

6

revolving and/or term credit facilities), in an aggregate principal amount not to exceed the greater of (A) the principal amount of Refinanced Facility Debt outstanding on the Determination Date (or its equivalent in any other currency) and (B) $2,100,000,000 (or its equivalent in any other currency) (such greater amount, the “Minimum Floor Amount”), as the Minimum Floor Amount may be reduced after the Determination Date pursuant to the last sentence of the definition of “Permitted Refinancing Indebtedness”; and

(ii)           the Loan Documents shall be amended and other documents and agreements will be entered into (such amendments, documents and agreements solely requiring the signatures of the Administrative Agent and the Borrower to be effective) in order to effectuate the foregoing and to make any necessary conforming changes.

(b)           Notwithstanding anything to the contrary contained in Section 4.4(c)(i), no prepayment of proceeds from a Recovery Event shall be required pursuant to such Section to the extent that (x) no Event of Default or Unmatured Event of Default then exists and (y) the Borrower delivers a certificate to the Administrative Agent on or prior to such date stating that an amount equal to the proceeds of such Recovery Event is expected to be used to purchase assets used or to be used in the businesses referred to in Section 8.9 within 360 days following the date of receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended); provided that (1) if all or any portion of such proceeds not so applied to such prepayment are not so used (or contractually committed to be used) within such 360 day period as provided above, such remaining portion shall be applied on the last day of the period or such earlier date as the Borrower is obligated to make an offer to purchase Senior Secured Notes (2010) due to such Recovery Event as a mandatory repayment of principal of outstanding Loans as provided in Section 4.4(c)(i) and (2) if all or any portion of such proceeds result from a Recovery Event involving Collateral owned by the Borrower or a Domestic Subsidiary (other than the Capital Stock of a Foreign Subsidiary), then such proceeds shall be required to be reinvested in assets located in the United States constituting Collateral (to the extent not used to repay Loans pursuant to Section 4.4(c)(i)).

(c)           Article IX shall no longer apply for any purpose under this Agreement (including, without limitation, for the purposes of Section 2.1(a)(ii), Section 7.2(b), Section 8.7(j) and Section 8.7(m)).

(d)           “Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness, any Indebtedness refinancing, extending, renewing or refunding such Indebtedness; provided, however, that any such refinancing Indebtedness shall (i) be issued by the same obligor as the Indebtedness being so refinanced (or by Huntsman Corporation or a Parent Company) and be on terms, taken as a whole, not more restrictive than the terms of the documents governing the Indebtedness being so refinanced; (ii) if the Indebtedness being so refinanced is subordinated to the Obligations, be subordinated to the Obligations on substantially the same terms (or on terms at least as favorable to the Lenders) as Indebtedness being so refinanced; (iii) be in a principal amount (as

7

determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) not exceeding the principal amount of the Indebtedness being refinanced on such date plus any call premiums, prepayment fees, costs and expenses paid in connection with such refinancing; (iv) not have a Weighted Average Life to Maturity less than the Indebtedness being refinanced; (v) if the Indebtedness being refinanced is Public Notes, be unsecured Indebtedness maturing no earlier than the then latest Term Maturity Date; and (vi) be upon terms and subject to documentation which is in form and substance reasonably satisfactory in all material respects to the Administrative Agent.  Notwithstanding clauses (ii) and (v) above, after the Determination Date, any such Indebtedness refinancing, extending, renewing or refunding the Senior Subordinated Notes (2013), the Senior Subordinated Notes (2014), the Senior Subordinated Notes (2015), any similar senior subordinated notes, any senior unsecured notes and any senior secured notes may be senior second-lien notes, senior unsecured notes and, to the extent capacity exists pursuant to the Minimum Floor Amount, senior first-lien secured notes (provided that the Minimum Floor Amount shall be reduced after the Determination Date by the aggregate principal amount of any senior first-lien secured Indebtedness incurred pursuant to this sentence, unless such Permitted Refinancing Indebtedness refinances, extends, renews or refunds senior first-lien secured Indebtedness).

2.8.         Schedule 1.1(a) to the Credit Agreement is amended to add the following to the end thereof:

Term C Dollar Lender	Amount of Term C Dollar Commitment

Deutsche Bank AG New York Branch	$250,000,000

Credit Suisse, Cayman Islands Branch	$250,000,000

SECTION 3                             Conditions to Effectiveness of the Issuance of the Term C Loans.  The provisions of Section 1 and Section 2 of this Amendment shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 3 (the “Fourth Amendment Effective Date”), with any documents delivered to the Administrative Agent dated the Fourth Amendment Effective Date unless otherwise noted:

3.1.         Proper Execution and Delivery of Amendment.  Borrower, each Term C Loan Lender and the Administrative Agent shall have duly executed and delivered to the Administrative Agent this Amendment.

3.2.         Delivery of Credit Party Documents.

(a)           Execution and Delivery of Officer’s Certificate.  The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower in the form of Exhibit A attached hereto.

8

(b)           Notes.  The Borrower shall have duly executed and delivered to the Administrative Agent notes in the form of Exhibit B attached hereto (the “Term C Dollar Notes”) payable to each applicable Term C Loan Lender which has requested a note in the amount of its respective Term C Loan, all of which shall be in full force and effect;

(c)           Representations and Warranties.  The representations and warranties of the Borrower and the other Credit Parties contained in this Amendment and the other Loan Documents shall be true and correct in all material respects as of the Fourth Amendment Effective Date, with the same effect as though made on such date (except to the extent expressly made as of a specified date, in which event such representation and warranty is true and correct in all material respects as of such specified date).

(d)           No Defaults. No Unmatured Event of Default or Event of Default under the Credit Agreement or this Amendment shall have occurred and be continuing or would occur as a result of the incurrence of the Term C Loans or the use of proceeds therefrom.

(e)           Approvals.  All necessary governmental and third party approvals in connection with this Amendment and the transactions contemplated hereby and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of this Amendment or the transactions contemplated hereby and otherwise referred to herein except for those approvals of non-Governmental Authorities under contracts which are not material and which are not required to be delivered at the closing thereof.  Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of this Amendment or the transactions contemplated hereby.

(f)            Compliance Certificate.  The Borrower shall have delivered to the Administrative Agent a duly executed Compliance Certificate in the form attached hereto as Exhibit C for the immediately preceding four full Fiscal Quarters giving pro forma effect to the Term C Loans hereunder (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1 of the Credit Agreement) and evidencing compliance with the covenant set forth in Article IX of the Credit Agreement.

(g)           Opinion of Counsel.  The Administrative Agent shall have received from Vinson & Elkins L.L.P., special counsel to the Borrower, an opinion in the form attached hereto as Exhibit D, addressed to the Administrative Agent and each of the Term C Loan Lenders and dated the Fourth Amendment Effective Date.

Each Term C Loan Lender hereby agrees that by the funding of its Term C Loans, such Person approves of and consents to each of the matters set forth in Section 3 which must be approved by, or which must be satisfactory to, the Term C Loan Lenders.

9

SECTION 4                             References to and Effect on the Credit Agreement.  On and after the Fourth Amendment Effective Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Credit Agreement, as the case may be, in the Loan Documents and all other documents (the “Ancillary Documents”) delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

Except as specifically amended above, the Credit Agreement, and the other Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Term C Loan Lenders or the Administrative Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

SECTION 5                             Costs and Expenses.  Notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, each of the parties hereto agrees to pay its own costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Amendment and all other documents furnished pursuant hereto or in connection herewith, including without limitation, the fees and out-of-pocket expenses of its counsel, independent public accountants and other outside experts retained by it in connection therewith and the Borrower shall not be responsible for such costs and expenses of the other parties hereto.

SECTION 6                             Miscellaneous.

6.1.         Administrative Agent Acknowledgments.  The Administrative Agent hereby acknowledges and confirms the following:

(a)           In accordance with Section 2.1(a)(ii)(A) of the Credit Agreement, the initial syndication of the Loans and Commitments with respect to the Credit Agreement has heretofore occurred to the Administrative Agent’s satisfaction.

(b)           As of the Fourth Amendment Effective Date, the Administrative Agent does not require reaffirmations of or amendments to Security Documents in order for the Borrower to comply with Section 2.1(a)(ii)(B) of the Credit Agreement.

(c)           Based on the information it has as of the date hereof, the Administrative Agent has no reason to object to the terms and conditions of this Amendment and that certain Note Purchase Agreement dated June 22, 2009 among the Borrower, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. and, in each case, the transactions contemplated thereby.

(d)           The Administrative Agent has received the Compliance Certificate delivered by the Borrower herewith pursuant to Section 2.1(a)(ii)(A) of the Credit Agreement and the form of such Compliance Certificate complies on its face with such Section (subject to Section 11.4 of the Credit Agreement) and the Administrative Agent has no reason to believe

10

that such Compliance Certificate is not satisfactory in substance when delivered hereunder.

6.2.         Tax Treatment.  For federal income tax purposes, the Borrower and each Term C Loan Lender that is a signatory hereto agree (i) the “issue price” of such Term C Loan Lender’s Term C Loan for purposes of Section 1273 of the Code is the principal amount of such Term C Loan, and (ii) the Term C Loan is not part of an “investment unit” for purposes of Treasury Regulation Section 1.1273-2. Each Term C Loan Lender that is a signatory hereto acknowledges that it is acting as principal in making the Term C Loan (and not as a bond house, broker, or similar person acting in the capacity of an underwriter, placement agent, or wholesaler), and each Term C Loan Lender agrees that it will not, and any majority-owned affiliate will not, sell all or any portion of the Term C Loan for 30 days following the date on which such loan is made.  Each Term C Lender that is a signatory hereto agrees that it, and any majority-owned affiliate thereof, will file all federal income tax returns (and all other income tax returns that follow federal income tax principles) in a manner consistent with this Section 6.2 and the Borrower shall not have any recourse against such Term C Loan Lender on the basis of this Section 6.2, provided that such Term C Loan Lender and any majority-owned affiliate thereof so files its tax returns and complies with the 30-day requirement of the immediately preceding sentence. The Borrower agrees to file all federal income tax returns (and all other income tax returns that follow federal income tax principles) in a manner consistent with this Section 6.2, and no Term C Loan Lender shall have any recourse against the Borrower on the basis of this Section 6.2, provided that the Borrower so files its tax returns.    For the avoidance of doubt, this Section 6.2 is not intended to (1) affect any Term C Loan Lender’s or any majority-owned affiliate’s financial accounting reporting with respect to the Term C Loans, or (2) limit the ability of any Term C Loan Lender or any majority-owned affiliate thereof that otherwise utilizes “mark to market” accounting with respect to the Term C Loan for Federal income tax purposes to mark the Term C Loan to market in a manner consistent with its method of accounting.  This Section 6.2 shall not apply to a Term C Loan Lender that is a signatory hereto, or to any majority-owned affiliate thereof, unless the Company provides to such Term C Loan Lender, within 30 days of the Fourth Amendment Effective Date, a copy of an opinion of a nationally recognized independent tax counsel, addressed to the Company and reasonably satisfactory to the Term C Loan Lender (but not stating that the Term C Loan Lender is entitled to rely on such opinion), stating that the foregoing tax treatment is more likely than not correct for Federal income tax purposes.  This Section 6.2 shall not apply to a Term C Loan Lender, or any majority-owned affiliate thereof, with respect to tax returns filed by it with a particular taxing authority for any tax year after the time such taxing authority proposes an adjustment challenging the tax reporting position for any tax year required by this Section 6.2.  Notwithstanding Section 12.8 of the Credit Agreement, this Section 6.2 shall apply only to a Term C Loan Lender that is a signatory hereto and its majority-owned affiliates.

6.3.         Execution in Counterparts.  This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.  Delivery of an executed signature page to this Amendment by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

11

6.4.         Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE.

6.5.         Headings.  Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

6.6.         Integration.  This Amendment, the other agreements and documents executed and delivered pursuant to this Amendment and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

6.7.         Binding Effect.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Administrative Agent and the Term C Loan Lenders and their respective successors and assigns.  Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Administrative Agent and the Term C Loan Lenders and their respective successors and permitted assigns.

6.8.         Representations.  As of the Fourth Amendment Effective Date, the Borrower represents and warrants as follows:

(a)           The Borrower (i) is duly organized, validly existing and in good standing (if applicable) under the laws of the State of Delaware and (ii) has the power and authority to execute and deliver this Amendment and to perform its obligations hereunder.

(b)           The Borrower has duly taken all corporate action necessary to authorize the execution and delivery by it of this Amendment and to authorize the consummation of the transactions contemplated hereby and the performance of its obligations hereunder.  The Borrower has duly executed and delivered this Amendment.  This Amendment is the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.

[Signature Page Follows]

12

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

HUNTSMAN INTERNATIONAL LLC

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Huntsman International LLC

Fourth Amendment to Credit Agreement

DEUTSCHE BANK AG NEW YORK
BRANCH, as a Term C Loan Lender

By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH, as a Term C Loan Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Huntsman International LLC

Fourth Amendment to Credit Agreement

2

EXHIBIT A TO

FOURTH AMENDMENT TO THE

HUNTSMAN INTERNATIONAL LLC

CREDIT AGREEMENT

HUNTSMAN INTERNATIONAL LLC

OFFICER’S CERTIFICATE

Re:                               Fourth Amendment to Credit Agreement dated as of June 22, 2009, among Huntsman International LLC, a Delaware limited liability company (the “Borrower”), Deutsche Bank AG New York Branch and Credit Suisse, Cayman Islands Branch, as lenders, and Deutsche Bank AG New York Branch, as Administrative Agent (the “Administrative Agent”) for the Lenders (the “Fourth Amendment”)

This Certificate is being delivered pursuant to Section 3.2(a) of the Fourth Amendment, with each capitalized term not defined herein having the meaning ascribed to it in the Fourth Amendment.

I, the undersigned, a Responsible Officer of the Borrower, do hereby certify on behalf of the Borrower, in my capacity as an officer of the Borrower and not in my individual capacity, that:

1.             After giving effect to the Fourth Amendment, the representations and warranties set forth in Article VI of the Credit Agreement and in other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties are expressly made as of a specific date, in which event such representations and warranties are true and correct in all material respects as of such specified date.

2.             After giving effect to the Fourth Amendment, no Event of Default or Unmatured Event of Default has occurred and is continuing or would occur as a result of the incurrence of the Term C Dollar Loans or the use of proceeds therefrom.

3.             The conditions of Section 3 of the Fourth Amendment have been fully satisfied or waived (except that no opinion is expressed as to the Administrative Agent’s or Term C Loan Lenders’ satisfaction with any document, instrument or other matter).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

HUNTSMAN INTERNATIONAL LLC

By:
Name:
Title:

2

EXHIBIT B TO

FOURTH AMENDMENT TO THE

HUNTSMAN INTERNATIONAL LLC

CREDIT AGREEMENT

FORM OF

TERM C DOLLAR NOTE

$	New York, New York
June 23, 2009

FOR VALUE RECEIVED, the undersigned, Huntsman International LLC, a Delaware limited liability company (“Borrower”), hereby unconditionally promises to pay to the order of                                        or its registered assigns (the “Lender”) at the office of                                           , located at                                           , in lawful money of the United States of America and in immediately available funds, the principal amount of (a) TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000), or, if less, (b) the aggregate unpaid principal amount of the Term C Dollar Loan made by the Lender to Borrower pursuant to Section 2.1(d) of the Credit Agreement hereinafter referred to.  The principal amount of the Term C Dollar Loans evidenced hereby shall be payable in the amounts and at the times set forth in the Credit Agreement, including, without limitation, such Lender’s Term C Dollar Loan Pro Rata Share of the amounts specified in the definition of Scheduled Term C Dollar Repayments, with any then outstanding principal amount of the Term C Dollar Loan evidenced hereby being payable on the Term C Loan Maturity Date. Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Articles III and IV of the Credit Agreement.

The holder of this Term C Dollar Note is authorized to record the date, Type and amount of the Term C Dollar Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement, each conversion thereof, the date of each interest rate continuation pursuant to Section 2.6 of the Credit Agreement and the principal amount subject thereto, the date and amount of each payment or prepayment of principal hereof, and in the case of each Eurocurrency Loan, the length of the Interest Period with respect thereto on the records of the Lender, and any such recordation shall (in the absence of manifest error) constitute prima facie evidence of the accuracy of the information endorsed; provided, however, that the failure to make any such endorsement shall not affect the obligations of Borrower in respect of the Term C Dollar Loan.

This Term C Dollar Note is one of the notes referred to in Section 3.2(b) of the Fourth Amendment to Credit Agreement dated as of June 22, 2009 (the “Fourth Amendment”), among Borrower, Deutsche Bank AG New York Branch, as Administrative Agent for the Lenders and Deutsche Bank AG New York Branch and Credit Suisse, Cayman Islands Branch, as lenders, and is subject to the provisions of the Fourth Amendment and of the Credit Agreement dated as of August 16, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, Deutsche Bank AG New York Branch, as Administrative Agent for the Lenders, and the financial institutions signatory thereto, and is subject to the provisions thereof, and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

Upon the occurrence and during the continuance of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term C Dollar Note may become, or may be declared to be, immediately due and payable, all as provided therein. All parties now and hereafter liable with respect to this Term C Dollar Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind. THIS TERM C DOLLAR NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

HUNTSMAN INTERNATIONAL LLC

By:
Name:
Title:

2

EXHIBIT C TO

FOURTH AMENDMENT TO THE

HUNTSMAN INTERNATIONAL LLC

CREDIT AGREEMENT

FORM OF
COMPLIANCE CERTIFICATE

The undersigned, a Responsible Financial Officer of Huntsman International LLC, a Delaware limited liability company (“Borrower”), does hereby certify that:

1.             This Certificate is furnished pursuant to Section 2.1(a)(ii)(A) of that certain Credit Agreement dated as of August 16, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, Deutsche Bank AG New York Branch, as Administrative Agent for the Lenders, and the financial institutions signatory thereto and pursuant to Section 3.2(f) of that certain Fourth Amendment to Credit Agreement dated as of June 22, 2009 among Borrower, Deutsche Bank AG New York Branch, as Administrative Agent of the Lenders, and Deutsche Bank AG New York Branch and Credit Suisse, Cayman Islands Branch, as lenders (the “Fourth Amendment”).  Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings assigned to those terms in the Credit Agreement.

2.             The following is a true and correct computation of the Secured Leverage Ratio found in Section 9.1 of the Credit Agreement for the period of four full Fiscal Quarters immediately preceding the incurrence of the Term C Dollar Loans pursuant to the Fourth Amendment, giving pro forma effect to such incurrence:

Pro forma for the Period Ended March 31, 2009

($ Millions)

	Actual Q1 2009	Pro forma Adjustments	Pro Forma Q1 2009
Consolidated Debt that is secured	1,735	9A	1,744
Consolidated EBITDA	610		610
Actual	2.85		2.86
Covenant	3.75		3.75

A Proforma Adjustments to Debt as follows:
- Additional Term Loans (Term Loan C)	500
- Redemption of 11.625% Sr. Secured Notes (principal)	(296)
- Cash (net of $8.6mm of est. call premiums)	(195)
- Net	9

[signature page follows]

Witness my hand this          day of June, 2009.

HUNTSMAN INTERNATIONAL LLC

By:
Name:
Title:

2

EXHIBIT D TO

FOURTH AMENDMENT TO THE

HUNTSMAN INTERNATIONAL LLC

CREDIT AGREEMENT

FORM OF
LEGAL OPINION
OF VINSON & ELKINS LLP

See attached.

Exhibit B

HUNTSMAN INTERNATIONAL LLC

$600,000,000

5½ % Senior Notes due 2016

NOTE PURCHASE AGREEMENT

Dated June 22, 2009

i

Note Purchase Agreement

for

5½ % Senior Notes due 2016

June 22, 2009

TO EACH OF THE PURCHASERS:

Ladies and Gentlemen:

Huntsman International LLC, a Delaware limited liability company (the “Company”), agrees with each of the purchasers whose names appear on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.         AUTHORIZATION OF NOTES.

The Company has authorized the issue and delivery of $600,000,000 aggregate principal amount of its 5½ % Senior Notes due 2016.  Certain capitalized and other terms used in this Note Purchase Agreement (this “Agreement”) are defined in Schedule A.

SECTION 2.         SALE AND ACCEPTANCE OF TEMPORARY NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue to each Purchaser and each Purchaser will accept from the Company, at the Closing provided for in Section 3, a Temporary Note (each, a “Temporary Note” and, collectively, the “Temporary Notes”) in the form attached as Exhibit 1 and in the principal amount specified opposite such Purchaser’s name in Schedule B in exchange for a payment in cash equal to 100% of the principal amount thereof.  In accordance with terms of the Temporary Notes, the Company will exchange the Temporary Notes for beneficial interests in notes (the “Indenture Notes” and, together with the Temporary Notes, collectively, the “Notes”) issued under an indenture (the “Indenture”) in the form attached as Exhibit 2 on or prior to thirty (30) days from the Closing Date (as defined below), in accordance with the Temporary Note.

SECTION 3.         CLOSING.

The delivery of the Temporary Note to be accepted by each Purchaser shall occur at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin, Suite 2500, Houston, Texas 77002, at 9:00 a.m., Houston time, at a closing (the “Closing”) on June 23, 2009 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers (the “Closing Date”).  At the Closing the Company will deliver to each Purchaser the Temporary Note to be accepted by such Purchaser in the form of a single Temporary Note dated the date of the Closing and registered in such Purchaser’s name, against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the principal amount thereof by wire transfer to an account number designated by the Company before the Closing.

SECTION 4.         CONDITIONS TO CLOSING.

Section 4.1             Conditions to Purchaser’s Obligations.  Each Purchaser’s obligation to accept the Temporary Note to be delivered to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

(a)           The Company shall have delivered to such Purchaser the Temporary Note, duly authorized, executed and delivered, to be accepted by such Purchaser in the form of a single Temporary Note dated as of the Closing Date and registered in such Purchaser’s name.

(b)           The representations and warranties of the Company in this Agreement shall be true and correct in all material respects (without regard to qualifications or exceptions contained therein as to materiality) when made and at the time of the Closing as though made on and as of the Closing.

(c)           The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing.

(d)           The Registration Rights Agreement, in substantially the form attached hereto as Exhibit 3 (the “Registration Rights Agreement”), shall have been duly authorized, executed and delivered to the Purchasers by the Company.

(e)           No Governmental Authority having jurisdiction over any party hereto shall have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and no law or regulation shall have been adopted that makes consummation of the transaction contemplated by this Agreement illegal or otherwise prohibited.

(f)            The Company shall have not, in any material respect, violated or breached any terms, agreements or conditions contained in that certain Settlement Agreement and Release dated as of June 22, 2009 (the “Settlement Agreement”) by and among the Company and certain of its affiliates, on the one hand, and certain of the Purchasers and their respective affiliates who are party thereto (the “Bank Settlement Parties”), on the other hand.

(g)           The Purchasers shall have received a written opinion of Vinson & Elkins L.L.P., counsel for the Company, substantially to the effect set forth in Exhibit 4 hereto.

(h)           The Purchasers shall have received from each of the Huntsman Corporation and the Company (i) a copy of such entity’s articles of incorporation or articles of organization (as applicable), including all amendments thereto, certified as of a recent date by the Secretary of State of the state of such entity’s organization, and a certificate as to the good standing of such entity as of a recent date, from such Secretary of State; (ii) a certificate of the secretary of such entity dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws (or operating agreement) of such entity as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in

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clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or members of such entity authorizing the execution, delivery and performance by such entity (to the extent applicable) of this Agreement, the Temporary Notes and the Registration Rights Agreement and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the articles of incorporation or articles of organization of such entity have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such entity executing this Agreement, the Temporary Notes, the Registration Rights Agreement or any other document delivered in connection herewith on behalf of such party; and (iii) a certificate of another officer of such entity as to the incumbency and specimen signature of the secretary executing the certificate pursuant to clause (ii) above.

(i)            The Purchasers shall have received a certificate, dated the Closing Date signed by the chief financial officer of the Huntsman Corporation and the Company, confirming compliance with the conditions precedent in Section 4.1.

Section 4.2             Conditions to Company’s Obligations.  The Company’s obligation to issue the Temporary Notes to be delivered to any of the Purchasers at the Closing is subject to the fulfillment to the Company’s satisfaction, prior to or at the Closing, of the following conditions:

(a)           Each Purchaser shall have delivered, or caused to be delivered, to the Company or its order, immediately available funds in the amount specified opposite such Purchaser’s name in Schedule B.

(b)           The representations and warranties of each of the Purchasers in this Agreement shall be true and correct in all material respects (without regard to qualifications or exceptions contained therein as to materiality) when made and at the time of the Closing.

(c)           Each of the Purchasers shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing.

(d)           Each of the Purchasers shall have executed and delivered to the Company the Registration Rights Agreement.

(e)           No Governmental Authority having jurisdiction over any party hereto shall have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and no law or regulation shall have been adopted that makes consummation of the transaction contemplated by this Agreement illegal or otherwise prohibited.

(f)            The Bank Settlement Parties shall have not, in any material respect, violated or breached any terms, agreements or conditions contained in the Settlement Agreement.

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SECTION 5.          REPRESENTATIONS AND AGREEMENTS OF THE COMPANY.

The Company represents and warrants to and agrees with each Purchaser as follows:

Section 5.1             Organization; Power and Authority.  The Company is a limited liability company duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which it owns or leases properties or conducts any business, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Notes (including the payment of interest thereon or principal thereof), the Indenture or the Registration Rights Agreement.  The Company has all requisite power and authority to execute and deliver this Agreement, the Notes, the Indenture and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions that are the subject of this Agreement, the Notes, the Indenture and the Registration Rights Agreement.  Any person signing this Agreement, the Notes, the Indenture and the Registration Rights Agreement on behalf of the Company has been duly authorized by the Company to do so.  No other consent, approval or authorization of any Person (other than the trustee under the Indenture) is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes, the Indenture or the Registration Rights Agreement other than such consents, approvals or authorizations, as to which the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Notes (including the payment of interest thereon or principal thereof), the Indenture or the Registration Rights Agreement.

Section 5.2             Authorization, Etc.  The execution and delivery of this Agreement, the Notes, the Indenture and the Registration Rights Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each of the Notes, the Indenture and the Registration Rights Agreement will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3             Compliance with Rulings, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement, the Indenture and the Notes and the performance by the Company of its obligations hereunder and thereunder will not (i) violate, result in any breach of, or constitute a default under (with or without notice or lapse of time or both), or result in the termination of or acceleration of performance required by, or result in a right of termination or acceleration under, any agreement, indenture, mortgage, deed of trust, loan, bond, lease, purchase or credit agreement to which the Company is bound or the Company’s corporate charter or by-laws or the governing documents of any subsidiary of the Company, or any other agreement or instrument to which the Company or any of its subsidiaries or its or their respective properties or assets are bound, or (ii) result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of

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any court, arbitrator or Governmental Authority applicable to the Company or any of its subsidiaries, in each case except as would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Notes (including the payment of interest thereon or principal thereof), the Indenture or the Registration Rights Agreement or adversely affect the validity thereof.

Section 5.4             Governmental Authorizations, Etc.  Assuming the accuracy of the Purchasers’ representations in Section 6, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Indenture or the Notes except the filing of the Form 8-K.

Section 5.5             Material Adverse Change. Since March 31, 2009, there has been no material adverse change nor any development or event involving a material adverse change, in the condition (financial or other), business, properties or results of operations of Huntsman Corporation or the Company and its subsidiaries taken as a whole after giving effect to the terms of the Settlement Agreement.

Section 5.6             Exchange Act Filings.  On the date of this Agreement, the Company’s Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the “Commission”) and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Company with the Commission or sent to shareholders pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

Section 5.7             Exchange Default.  If the Company fails to consummate the Exchange by thirty (30) days from the Closing Date for any reason (other than the failure of a Purchaser to deliver a Temporary Note when reasonably requested in connection with the Exchange) (an “Exchange Default”), then, as liquidated damages for such Exchange Default, in addition to the 5½ % base interest, the Temporary Notes shall accrue at a per annum rate of 5% from the date of such Exchange Default until the Exchange is consummated.

Section 5.8             Resale Activities.

(a)           Resale Assistance: Upon reasonable notice by the Purchasers to the Company (a “Notice”), the Company shall assist in marketing the resale of the Notes (a “Resale Offering”) (it being understood there may be up to 4 Notices; it being further understood and agreed that one such Resale Offering shall require the Company to initiate and complete the activities enumerated in clauses (i)-(iv) of this paragraph and three such Resale Offerings shall require the Company to initiate and complete the activities enumerated in clauses (i), (iii) and (iv) only). Such assistance of a Resale Offering, to be commenced promptly upon the Company’s receipt of a Notice, shall require that the Company initiate and complete, in a reasonably timely manner, the following: (i) the preparation of a customary offering memorandum for the Notes to be resold, including all information that would be necessary for the Purchasers to receive

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customary comfort (including “negative assurance” comfort) from independent accountants in connection with the offering of such Securities (an “Offering Document”), and any other customary marketing materials required by the Purchasers to be used in connection with the Resale Offering, (ii) participation by the Company in a customary “high yield road show” in connection with the Resale Offering, (iii) permit the Purchasers the opportunity to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors, and (iv) using reasonable efforts to cause the preparation and delivery of a comfort letter (which shall provide “negative assurance” comfort) and a 10b-5 letter from outside counsel with respect to the Offering Document, in each case reasonably acceptable to the Purchasers.

(b)           Reimbursement: The Purchasers shall reimburse the Company from time to time, upon presentation of a reasonably detailed summary statement, for all reasonable documented out-of-pocket expenses (including travel expenses and fees, disbursements and other charges of counsel to the Company) in connection with a Resale Offering, except for (i) internal expenses including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties and (ii) fees, disbursements and expenses of independent certified accountants of the Company (including the expenses of comfort letters).

(c)           Indemnification: In connection with each Resale Offering, (i) the Company shall make a representation to each selling Purchaser in customary form that the Offering Document does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Company, the Guarantors and the applicable Purchaser will enter into an indemnification agreement with respect to the Offering Document providing for indemnification and contribution on substantially the same terms as Section 6 of the Registration Rights Agreement but with references to registration statements and prospectuses being references to the Offering Document. At the same time, the Company will reconfirm to the applicable Purchaser the representations contained in this Agreement.

SECTION 6.         REPRESENTATIONS AND AGREEMENTS OF THE PURCHASERS.

Each Purchaser hereby represents and warrants to and agrees with the Company as follows in each case with respect to itself and its Affiliates:

Section 6.1             Power and Authority; Authorization.  Each Purchaser has all requisite power and authority to execute and deliver this Agreement and the Registration Rights Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions that are the subject of this Agreement and the Registration Rights Agreement.  The execution and delivery of this Agreement and the Registration Rights Agreement, and the performance by each Purchaser of its obligations hereunder and thereunder, will not violate, result in any breach of or constitute a default (with or without notice or lapse of time or both) under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation by which such Purchaser is bound, except as would not have a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement or the Registration Rights Agreement or adversely affect the validity thereof. Any Person signing this Agreement or the Registration Rights

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Agreement on behalf of any Purchaser has been duly authorized by such Purchaser to do so.  Upon execution and delivery thereof, this Agreement and the Registration Rights Agreement will constitute a legal, valid and binding obligation of each Purchaser enforceable against each Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No other consent, approval or authorization of any Person is required in connection with the execution, delivery or performance by any Purchaser of this Agreement and the Registration Rights Agreement other than such consents, approvals or authorizations as to which the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any Purchaser to perform its obligations under this Agreement or the Registration Rights Agreement.

Section 6.2             Accredited Investor Status.  The Purchaser is an “Accredited Investor” within the meaning of Rule 501 under the Securities Act and is acquiring the Notes solely for investment for its own account and not for the benefit or account of any other Person, and will not sell, assign, transfer or otherwise dispose of all or any part of the Notes except in accordance with the Securities Act and the restrictive legends included in the Notes.

Section 6.3             ERISA Status.  The Purchaser’s investment in the Notes will not be prohibited under Section 406 of the United States Employee Retirement Income Security Act of 1974, as amended, or constitute a “prohibited transaction” (as defined in Section 4975(c)(1) of the United States Internal Revenue Code of 1986 (as amended, the “Code”)) for which an exemption does not apply.

Section 6.4             Acknowledgements and Waiver.  Each Purchaser acknowledges and agrees that:

(a)           The Notes and the related Guarantees (collectively the “Securities”) are being acquired by each Purchaser as part of the settlement (the “Settlement”) contemplated by the Settlement Agreement.

(b)           Each Purchaser has had access to all public filings made by the Company with the Securities and Exchange Commission. The Company may possess material, nonpublic information about the Company and its Affiliates and their condition (financial and otherwise), financial status, results of operations, businesses, properties, management, plans and prospects, including but not limited to certain information concerning the Company’s recent consolidated results of operations and its outlook for future periods (collectively, the “Information”), and each Purchaser (i) was offered such Information by the Company and (ii) did not request and declined to receive such Information in making the decision to accept the Securities pursuant to this Agreement.  Each Purchaser has had access to, and is familiar with, the information regarding the Company and the Settlement in the possession of the Bank Parties in connection with its purchase of the Securities and did not rely on the Company or its Affiliates or representatives to provide any such information.

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(c)           The parties to the Settlement Agreement agreed to the Settlement, including the acceptance by each of the Purchasers of the Securities pursuant to this Agreement, on the belief that no Purchasers or their Affiliates would have any claims or causes of action against the Company or its subsidiary or their respective agents and their respective Affiliates, controlling persons, officers, directors, employees, representatives, agents, attorneys and managers, with respect to the purchase and sale of the Securities pursuant to this Agreement, based upon, relating to or arising out of representations not expressly given by the Company in this Agreement, including claims related to nondisclosure of any Information.  Accordingly, each Purchaser hereby waives and releases, to the fullest extent permitted by law, any and all claims and causes of action it or any of its Affiliates has or may have against any of the foregoing Persons with respect to the purchase and sale of the Securities, based upon, relating to or arising out of representations not expressly given by the Company herein, including claims related to nondisclosure of any Information; provided however that nothing in this Section 6.4(c) shall waive, release or impede any claims or causes of action each Purchaser may have for failure of the Company to comply with its obligations under this Agreement, the Notes or the Registration Rights Agreement.

(d)           Each Purchaser further acknowledges that, to the extent the Purchaser, or any of the Purchaser’s Affiliates knew that any representation and warranty made herein by the Company is inaccurate or untrue, this constitutes a release and waiver of any and all actions, claims, suits, damages or rights, at law or in equity, against the Company by the Purchaser arising out of breach of that representation and warranty.  Nothing herein shall be deemed to limit or waive the Purchaser’s rights against the Company arising out of any other representation and warranty made herein by the Company.

Section 6.5             Matters Concerning the Securities.

(a)           Each Purchaser acknowledges and agrees that:  (i) the Securities have not been registered under the Securities Act, the securities laws of any state or the securities laws of any other jurisdiction; and (ii) no governmental or regulatory agency has passed upon, or will pass upon, the Securities or has made, or will make, any finding or determination as to the fairness of investment in the Securities.

(b)           Each Purchaser acknowledges and agrees that (i) the Securities cannot be sold unless they are subsequently registered under the Securities Act or unless an exemption therefrom is available, and (ii) the Securities have not been registered under applicable state securities laws and, therefore, cannot be sold unless they are subsequently registered under applicable state securities laws or unless an exemption therefrom is available. Each Purchaser acknowledges and agrees to the restrictions on transfer of the Securities set forth in the legends thereon.

(c)           Each Purchaser acknowledges that it, together with its Affiliates, is familiar with the Company due to their involvement in the matters resolved by the Settlement Agreement.  Each Purchaser is a sophisticated party fully capable of evaluating the Settlement and all of its elements, including the acceptance of the Securities pursuant to this Agreement, without the need for any possible additional material non-public Information that the Company may possess.

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(d)           In formulating a decision to enter into this Agreement, including the acceptance of the Securities by the Purchasers under this Agreement, no Purchaser has relied or acted on the basis of any representations not expressly given in this Agreement.

(e)           Each Purchaser agrees to comply with the provisions in the Temporary Notes relating to the Exchange as defined therein.

(f)            The Company hereby agrees, as agent for each of the Purchasers, to hold the Temporary Notes on behalf of such Purchasers until the consummation of the Exchange; provided, however, upon the request of either or both of the Purchasers, the Company hereby agrees to promptly release the Temporary Notes to such requesting Purchaser.

Section 6.6             Consistent Tax Treatment.  For federal income tax purposes, the Company and each Purchaser that is a signatory hereto agree (i) the “issue price” of the Notes being issued to such Purchaser for purposes of Section 1273 of the Code is the principal amount specified opposite such Purchaser’s name in Schedule B, and (ii) the Notes are not part of an “investment unit” for purposes of Treasury Regulation Section 1.1273-2. Each Purchaser that is a signatory hereto acknowledges that it (and any majority-owned affiliate) is acting as principal in acquiring the Notes (and not as a bond house, broker, or similar person acting in the capacity of an underwriter, placement agent, or wholesaler), and each such Purchaser agrees that it will not, and any majority-owned affiliate will not, sell all or any portion of the Notes for 30 days following the date on which such Notes are issued.  Each Purchaser that is a signatory hereto agrees that it, and any majority-owned affiliate thereof, will file all federal income tax returns (and all other income tax returns that follow federal income tax principles) in a manner consistent with this Section 6.6 and the Company shall not have any recourse against such Purchaser on the basis of this Section 6.6, provided that such Purchaser, and any majority-owned affiliate thereof, so files its tax returns and complies with the 30-day requirement of the immediately preceding sentence. The Company agrees to file all federal income tax returns (and all other income tax returns that follow federal income tax principles) in a manner consistent with this Section 6.6, and no Purchaser shall have any recourse against the Company on the basis of this Section 6.6, provided that the Company so files its tax returns.  For the avoidance of doubt, this Section 6.6 is not intended to (1) affect any Purchaser’s or any majority-owned affiliate’s financial accounting reporting with respect to the Notes, or (2) limit the ability of any Purchaser, or any majority-owned affiliate thereof, that otherwise utilizes “mark to market” accounting with respect to the Notes for Federal income tax purposes to mark the Notes to market in a manner consistent with its method of accounting.  This Section 6.6 shall not apply to a Purchaser that is a signatory hereto, or to any majority-owned affiliate thereof, unless the Company provides to such Purchaser, within 30 days of the Closing Date, a copy of an opinion of a nationally recognized independent tax counsel, addressed to the Company and reasonably satisfactory to the Purchaser (but not stating that the Purchaser is entitled to rely on such opinion), stating that the foregoing tax treatment is more likely than not correct for Federal income tax purposes.  This Section 6.6 shall not apply to a Purchaser, or any majority-owned affiliate thereof, with respect to tax returns filed by it with a particular taxing authority for any tax year after the time such taxing authority proposes an adjustment challenging the tax reporting position for any tax year required by this Section 6.6.  Notwithstanding Section 8.1, this Section 6.6 shall apply only to a Purchaser that is a signatory hereto and its majority-owned affiliates.

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SECTION 7.         NOTICES.

Except as otherwise provided in this Agreement, all notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid), or (d) if consented to by the recipient as set forth on Schedule B hereto, by electronic mail.  Any such notice must be sent:

(i)            if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)           if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)          if to the Company, to the Company at 500 Huntsman Way, Salt Lake City, Utah 84108 to the attention of the Treasurer, facsimile number: (801) 584-5788 (with a copy to the General Counsel, facsimile number: (801) 584-5782), or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 7 will be deemed given only when (x) delivered by physical delivery or electronic mail, (or if such date is not a Business Day, on the next Business Day) (y) facsimile confirmation is received (or if such receipt is not on a Business Day, on the next Business Day) or (z) if sent by registered or certified mail, three Business Days after the date of mailing.

SECTION 8.         MISCELLANEOUS.

Section 8.1             Successors and Assigns; Assignments.  This Agreement and all covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns whether so expressed or not. This Agreement shall not be assignable except by operation of law or upon consent of the parties hereto.

Section 8.2             Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.3             Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

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Section 8.4             Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  Each of the parties hereto agrees to submit to the non-exclusive jurisdiction of the competent courts of the State of New York in any action or proceeding arising out of or relating to this Agreement or the Notes.

Section 8.5             Construction.  All references in this Agreement to Exhibits, Schedules, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules,  Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur.  The word “including” (in its various forms) means “including, without limitation.”

Section 8.6             Entire Agreement.  This Agreement, the Notes, the Indenture, the Registration Rights Agreement, the Settlement Agreement, the Fourth Amendment to the Credit Agreement, the Voting Agreement and in each case the related documents constitute the entire agreement of the parties, and supersede any and all prior statements, representations, promises or other Agreements, written or oral, with respect to the subject matter of this Agreement.

*    *    *    *    *

[Signature Page Follows]

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

HUNTSMAN INTERNATIONAL LLC

By
Name:
Title:

[Signature page to Note Purchase Agreement]

This Agreement is hereby

accepted and agreed to as

of the date thereof.

CREDIT SUISSE SECURITIES (USA) LLC

By
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By
Name:
Title:

By
Name:
Title:

[Signature page to Note Purchase Agreement]

Schedule A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” of any specified Person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” is defined in Section 1.

“Bank Parties” means the Lenders (as defined in the Settlement Agreement) and their Affiliates.

“Bank Settlement Parties” is defined in Section 4.1(f).

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Houston, Texas are required or authorized to be closed.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Huntsman International LLC, a Delaware limited liability company, or any successor to its obligations hereunder.

“Exchange” has the meaning assigned to such term in the Temporary Notes.

“Guarantee” means the guarantee by a Guarantor of the obligations of the Company under the Indenture and the Notes contemplated by Article Eleven of the Indenture.

“Guarantors” means the Guarantors under the Indenture.

“Governmental Authority” means the government of the United States of America or any State or other political subdivision thereof, or any other jurisdiction in which the Company or any subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any subsidiary, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

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“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company.

“Indenture” is defined in Section 2.

“Indenture Notes” are defined in Section 2.

“Information” is defined in Section 6.4(b).

“Notes” are defined in Section 2.

“Person” means an individual, partnership (limited or general), corporation, joint venture, limited liability company, association, trust, business trust, unincorporated organization or business entity.

“Purchaser” is defined in the first paragraph of this Agreement.

“Registration Rights Agreement” is defined in Section 4.1(d).

“Securities” are defined in Section 6.4(a).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Settlement” is defined in Section 6.4(a).

“Settlement Agreement” is defined in Section 4.1(f).

“Temporary Notes” are defined in Section 2.

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Schedule B

INFORMATION RELATING TO PURCHASERS

Name of Purchaser	Principal Amount of Notes to be Purchased

Credit Suisse Securities (USA) LLC	$300,000,000.00

Deutsche Bank Securities Inc.	$300,000,000.00

Total	$600,000,000.00

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(2)                                 All communications, including notices of payments and written confirmations of such         wire transfers:

With respect to Credit Suisse Securities (USA) LLC:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue, New York, New York 10010

Attn: LCD-IBD

and with respect to Deutsche Bank Securities Inc.:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attn: Patricia McGowan

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Exhibit 1

[FORM OF TEMPORARY NOTE]

1

Exhibit 2

[FORM OF INDENTURE]

1

Exhibit 3

[FORM OF REGISTRATION RIGHTS AGREEMENT]

1

Exhibit 4

[FORM OF V&E OPINION]

EXHIBIT 1

[FORM OF TEMPORARY NOTE]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF HUNTSMAN INTERNATIONAL LLC THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO HUNTSMAN INTERNATIONAL LLC OR ITS SUBSIDIARIES, (II) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THIS NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER STATED HEREIN.

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HUNTSMAN INTERNATIONAL LLC

5½%  Senior Note due 2016

$

HUNTSMAN INTERNATIONAL LLC, a Delaware limited liability company (the “Company”), for value received, promises to pay to                      or registered assigns (the “Holder”), the principal sum of $              , on June 30, 2016.

Interest Payment Dates:  June 30 and December 31 (commencing December 31, 2009)

Record Dates:  June 15 and December 15

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

This Note is issued in accordance with the Note Purchase Agreement, dated June 22, 2009, by and among Huntsman International LLC, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. (the “Note Purchase Agreement”) and may not be transferred, except in accordance with the terms of the Note Purchase Agreement.

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IN WITNESS WHEREOF, the Company has caused this Note to be signed manually by its duly authorized officer.

Dated: June , 2009	HUNTSMAN INTERNATIONAL LLC

By:
Name:
Title:

Registered address of Holder:

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(REVERSE OF NOTE)

5½%  Senior Note due 2016

1.             Interest.  HUNTSMAN INTERNATIONAL LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 23, 2009.  The Company will pay interest semi-annually in arrears on each June 30 and December 31 (each, an “Interest Payment Date”) and at stated maturity, commencing on December 31, 2009.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by this Note (without regard to any applicable grace periods) to the extent lawful.

2.             Method of Payment.  The Company shall pay interest on this Note (except defaulted interest) to the Persons who are the registered Holders at the close of business on the June 15 or December 15 (each, a “Record Date”) immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date.  The Holder must surrender this Note to the Company or its paying agent to collect principal payments.  The Company shall pay principal, premium and interest in immediately available funds by wire transfer to an account number designated by the Holder payable in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The Company may deliver any such interest payment to the Holder at the Holder’s registered address set forth hereon.

3.             Exchange; Indenture.  On or prior to thirty (30) days from the date hereof, the Company shall exchange (the “Exchange”) this Note (including any right to accrued interest therein), against delivery thereof, for a beneficial interest in a new 5½% Senior Note due 2016 of the Company (an “Indenture Note”) of equal principal amount (and accruing interest from the same date) issued and authenticated pursuant to the Indenture attached as Exhibit 2 to the Note Purchase Agreement  (the “Indenture”, which shall be executed in substantially such form, subject only to completion of missing information and subject to any changes as shall be reasonably requested by the Trustee thereunder).  The Indenture Note will be issued in the form of a Global Security as provided for in the Indenture.  By acceptance of this Note, the holder hereof agrees to deliver this Note, together with any required information needed to effect the issuance of the Indenture Note, to the Company to effect the Exchange, upon not less than two business days notice.

Prior to completion of the Exchange, the Company and the holder of this Note agree that they will be bound by the following provisions of the Indenture with respect to this Note as though this Note were a Note issued under the Indenture:  Article IV (Covenants), Article V (Successor Corporation), Article VI (Defaults and Remedies), Sections 9.01 ([Amendments] Without Consent of Holders), 9.02 ([Amendments] With Consent of Holders), 9.06 (Trustee to Sign Amendments, Etc.), 13.07 (Legal Holidays), 13.08 (Governing Law), 13.09 (No Adverse Interpretation of Other Agreements), 13.10 (No Recourse Against Others), 13.11 (Successors),

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13.12 (Duplicative Originals), 13.13 (Severability) and 13.14 (Independence of Covenants), and any definitions in Article I that are relevant to any of the foregoing (together, the “Applicable Provisions”).  Such Applicable Provisions shall be deemed incorporated by reference in this Note with the same effect as if they were included herein.  For purposes of the foregoing, all references in the Applicable Provisions to (i) the “Trustee” shall be deemed instead to refer to the holder of this Note, (ii) the “Issue Date” shall be deemed instead to refer to the date of this Note, and (iii) a “Guarantor” shall be deemed to refer to the subsidiaries of the Company named as Guarantors in the Indenture, notwithstanding the fact that they have not yet executed a guarantee of the Indenture Notes.

4.             Optional Redemption.  This Note will be redeemable, at the Company’s option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption.

5.             Notice of Redemption.  Notice of redemption will be delivered at least 30 days but not more than 60 days before the Redemption Date to the Holder at its registered address, except as provided in the Indenture.  Notes in denominations larger than $1,000 may be redeemed in part.

6.             Exchange Default.  If the Company fails to consummate the Exchange by thirty (30) days from the date hereof for any reason (other than the failure of a Purchaser to deliver a Temporary Note when reasonably requested in connection with the Exchange) (an “Exchange Default”), then, as liquidated damages for such Exchange Default, in addition to the 5½ % base interest, the Temporary Notes shall accrue at a per annum rate of 5% from the date of such Exchange Default until the Exchange is consummated.

7.             Denominations; Transfer; Exchange.  The Notes are in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000.  The Company may require a Holder, among other things, to furnish reasonable endorsements and transfer documents and to pay transfer taxes or similar governmental charges payable in connection therewith, and to evidence compliance with any applicable restrictions on transfer applicable to this Note under applicable law. This Note may not be transferred without consent of the Company.

8.             Register.  The Company (and its agent) may treat the person in whose name this Note is registered as the Holder and the owner of this Note for the purpose of receiving payment and for all other purposes of this Note.  Notwithstanding anything to the contrary herein, the right to receive payments of interest and principal under this Note shall be transferable only upon surrender for cancellation of this Note, and the issuance of a new Note registered in the name of the transferee.  In addition, the Company or its agent shall maintain at one of its offices in the United States a register (“Register”) in which it shall record the name of the Holder and any assignee and the principal amount of the Notes owing to each Holder and assignee, and no transfer of the right to principal and interest under a Note shall be valid unless so registered.  The entries in the Register shall be conclusive, and the Company, its agent and the Holders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Note, notwithstanding notice to the contrary.

9.             No Recourse Against Others.  No past, present or future stockholder, director, officer,

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employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under this Note or for any claim based on, in respect of or by reason of, such obligations or their creation.  The Holder by accepting this Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of this Note.

10.           Governing Law.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

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[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

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TEMPORARY GUARANTEE

For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the payments of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, all in accordance with and subject to the terms and limitations of this Note and Article Eleven of the Indenture referred to in this Note (to be interpreted as if this Note and this Guarantee were issued thereunder).

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

This Guarantee is subject to release upon the terms set forth in the Indenture, and will be released automatically upon consummation of the Exchange referred to in the Note.

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IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed.

Date:

as Guarantor

AIRSTAR CORPORATION
EUROFUELS LLC
EUROSTAR INDUSTRIES LLC
HUNTSMAN EA HOLDINGS LLC
HUNTSMAN ETHYLENEAMINES LTD.
HUNTSMAN INTERNATIONAL FINANCIAL LLC
HUNTSMAN INTERNATIONAL FUELS, L.P.
HUNTSMAN PROPYLENE OXIDE HOLDINGS LLC
HUNTSMAN PROPYLENE OXIDE LTD.
HUNTSMAN TEXAS HOLDINGS LLC
HUNTSMAN ADVANCED MATERIALS AMERICAS INC.
HUNTSMAN ADVANCED MATERIALS LLC
HUNTSMAN AUSTRALIA INC.
HUNTSMAN CHEMICAL COMPANY LLC
HUNTSMAN CHEMICAL FINANCE CORPORATION
HUNTSMAN CHEMICAL PURCHASING CORPORATION
HUNTSMAN ENTERPRISES, INC.
HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC
By: Huntsman International Chemicals Corporation, its Sole Member and Manager
HUNTSMAN FUELS, L.P.
HUNTSMAN GROUP INTELLECTUAL PROPERTY HOLDINGS CORPORATION
HUNTSMAN HEADQUARTERS CORPORATION
HUNTSMAN INTERNATIONAL CHEMICALS CORPORATION
HUNTSMAN INTERNATIONAL TRADING CORPORATION
HUNTSMAN MA INVESTMENT CORPORATION
HUNTSMAN MA SERVICES CORPORATION
HUNTSMAN PETROCHEMICAL CORPORATION

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HUNTSMAN PETROCHEMICAL FINANCE CORPORATION
HUNTSMAN PETROCHEMICAL PURCHASING CORPORATION
HUNTSMAN PROCUREMENT CORPORATION
HUNTSMAN PURCHASING, LTD.
By: Huntsman Procurement Corporation, its General Partner
JK HOLDINGS CORPORATION
PETROSTAR FUELS LLC
PETROSTAR INDUSTRIES LLC
POLYMER MATERIALS INC.

By:
Name: Troy M. Keller
Title: Assistant Secretary

TIOXIDE AMERICAS INC.

Executed as a Deed by Troy M. Keller for and on	By:
behalf of Tioxide Americas Inc. in the presence of	Name: Troy M. Keller
Title: Assistant Secretary

Witness

TIOXIDE GROUP
By:
Name: J. Kimo Esplin
Title: Director

By:
Name: L. Russell Healy
Title: Director

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INDENTURE

Dated as of June     , 2009

Among

HUNTSMAN INTERNATIONAL LLC, as Issuer,

each of the Guarantors named herein

and

[●], as Trustee

$600,000,000

5 ½ % Senior Notes due 2016

i

ARTICLE IV
COVENANTS

Exhibit A	—	Form of Note
Exhibit B	—	Form of Legend for Global Notes
Exhibit C	—	Form of Transfer Certificates
Exhibit D	—	Form of IAI Transfer Certificate
Exhibit E	—	Form of Guarantee

Note:  This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE, dated as of June      , 2009, among HUNTSMAN INTERNATIONAL LLC, a Delaware limited liability company (the “Company”), each of the Guarantors named herein, as guarantors, and [●], a national banking association, as trustee (the “Trustee”).

The Company has duly authorized the creation of an issue of 5 ½ %  Senior Notes due 2016 (the “Notes”).  All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.

Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01           Definitions.

“Acceleration Notice” has the meaning provided in Section 6.02(a).

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation, except for Indebtedness of a Person or any of its Subsidiaries that is repaid at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries.

“Additional Notes” means Notes (other than the Initial Notes and other than Exchange Notes issued pursuant to an exchange offer for such Initial Notes under this Indenture or issuances under Section 2.07 or 2.16) issued under this Indenture from time to time in accordance with Sections 2.01, 2.02, 2.18 and 4.12 hereof.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing; provided, however, that none of the Initial Purchasers or their Affiliates shall be deemed to be an Affiliate of the Company.

“Affiliate Transaction” has the meaning provided in Section 4.11(a).

“Agent” means any Registrar, Paying Agent or Co-Registrar.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” has the meaning provided in Section 2.16(a)(ii).

“Asset Acquisition” means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $50 million, (ii) sales, pledges, conveyances or other transfers of accounts receivable or participations or other interests therein and related assets (including contract rights) of the type specified in the definition of “Qualified Securitization Transaction” directly or indirectly to a Securitization Entity for the Fair Market Value thereof, (iii) sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any of its Restricted Subsidiaries to the extent that such license does not prohibit the Company or any of its Restricted Subsidiaries from using the technologies licensed or require the Company or any of its Restricted Subsidiaries to pay any fees for any such use, (iv) the sale, lease, conveyance, disposition or other transfer (A) of all or substantially all of the assets of the Company as permitted under Section 5.01, (B) of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary or a Person which is not a Subsidiary, (C) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Company or any Subsidiary of the Company with a Lien on such assets, which Lien is permitted under this Indenture; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law, (D) involving only Cash Equivalents, Foreign Cash Equivalents or inventory in the ordinary course of business or obsolete or worn out property or property that is no longer useful in the conduct of the business of the Company or its Restricted Subsidiaries in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiaries or (E) including only the lease or sublease of any real or personal property in the ordinary course of business, (v) the consummation of any transaction in accordance with the terms of Sections 4.03 and 5.01 hereof and (vi) Permitted Investments.

“Bankruptcy Law” means Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Managers” means, as to any Person, the board of managers, the board of directors or other similar body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Managers of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day that is not a Saturday or Sunday or a day on which banking institutions in New York, New York are not required to be open.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease” means a lease that is required to be classified and accounted for as a capitalized lease under GAAP.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means (i) a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof, (ii) a certificate of deposit or banker’s acceptance, maturing within one year after issuance thereof, issued by any lender under the Credit Facilities, or a national or state bank or trust company or a European, Canadian or Japanese bank, in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of “A” or better by S&P or A2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers’ acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States of America shall not at any time exceed 33 1/3% of all Investments described in this definition), (iii) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A1 or better by S&P or P1 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency, (iv) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected as a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, (v) “Money Market” preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States of America, which has a rating of “A” or better by S&P or Moody’s or the equivalent rating by any other nationally recognized rating agency, (vi) tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency, and (vii) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s or any other mutual fund holding assets consisting (except for de minimis amounts) of the type specified in clauses (i) through (vi) above.

“Change of Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Mr. Jon M. Huntsman, his spouse, direct descendants, an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing (the “Huntsman Group”) or GOP, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the then outstanding voting capital stock of the Company other than in a transaction having the approval of the Board of Managers of the Company at least a majority of which members are Continuing Managers; or (b) Continuing Managers shall cease to constitute at least a majority of the persons constituting the Board of Managers of the Company.

“Change of Control Date” has the meaning provided in Section 4.14(c).

“Change of Control Offer” has the meaning provided in Section 4.14(a).

“Change of Control Payment Date” has the meaning provided in Section 4.14.

“Clearing Agency” has meaning provided in Section 2.15.

“Clearstream” shall mean Clearstream Banking S.A.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Commodity Agreements” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in the price of commodities actually at that time used in the ordinary course of business of the Company or its Restricted Subsidiaries.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Company Order” means any written order signed in the name of the Company by two of its Officers.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business) and Permitted Tax Distributions paid during such period, (B) Consolidated Interest Expense, (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period and (D) the amount of net loss resulting from the payment of any premiums or similar amounts that are required to be paid under the express terms of the instrument(s) governing any Indebtedness of the Company upon the repayment or other extinguishment of such Indebtedness by the Company in accordance with the express terms of such Indebtedness, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available as provided pursuant to Section 4.09 (the “Four Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment or other reduction or discharge of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any asset sales (other than asset sales (A) in the ordinary course of  business or (B) involving a nominal amount of gross assets of less than $25 million) or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four

Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.  If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a Person other than the Company or a Restricted Subsidiary, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.  Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,” (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:  (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, excluding such costs relating to early retirement of debt, (b) the net costs under Interest Swap Obligations, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Leverage Ratio” means, for any Person, the ratio of (i) Indebtedness of such Person, and its Restricted Subsidiary to (ii) Consolidated EBITDA of such Person calculated as set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Consolidated Net Income” means, with respect to any Person, for any period, the sum of:  (x) the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP plus (y) cash dividends or distributions paid to such Person or a Restricted Subsidiary of such Person by any other Person (the “Payor”) other than a Restricted Subsidiary of the referent Person, to the extent not otherwise included in Consolidated Net Income, which have been derived from operating cash flow of the Payor; provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income of any Person acquired in a “pooling of interests” transaction accrued prior to the date it becomes a Restricted Subsidiary of the Person or is merged or consolidated with the Person or any Restricted Subsidiary of the Person, (d) the net income (but not loss) of any Restricted Subsidiary of the Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted; provided, however, that the net income of Foreign Subsidiaries shall only be excluded in any calculation of Consolidated Net Income of the Company as a result of application of this clause (d) if the restriction on dividends or similar distributions results from consensual restrictions, (e) the net income or loss of any Person, other than a Restricted Subsidiary of the Person, except to the extent of cash dividends or distributions paid to the Person or to a Wholly Owned Restricted Subsidiary of the Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following June 30, 1999, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (i) non-cash charges relating to asset impairments, which charges do not require an accrual of or a Reserve for cash charges for any future period, (j) all gains or losses from the cumulative effect of any change in accounting principles and (k) the net amount of all Permitted Tax Distributions made during such period.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Continuing Managers” means, as of any date, the collective reference to (i) all members of the Board of Managers of the Company who have held office continuously since the Issue Date, and (ii) all members of the Board of Managers of the Company who assumed office after such date and whose appointment or nomination for election by the holders of the Company’s Capital Stock was approved by a vote of at least 50% of the Continuing Managers in office immediately prior to such appointment or nomination or by the Huntsman Group.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning provided in Section 8.01.

“Credit Facilities” means any one or more debt facilities, indentures or other agreements governing Indebtedness, including the senior secured Credit Agreement, dated as of August 16, 2005, as amended, among the Company and the financial institutions party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, supplemented, extended or otherwise modified from time to time, and any one or more debt facilities, indentures or other agreements that refinances, replaces or otherwise restructures (including increasing the amount of available borrowings thereunder in accordance with Section 4.12 or making Restricted Subsidiaries of the Company a borrower or guarantor thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether including any additional obligors or with the same or any other agent, lender, investor or group of lenders or investors or with other financial institutions, investors or lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Depositary” means DTC.

“Designated Date” means November 13, 2006.

“Discharged” means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same upon compliance by the Company with the provisions of Article Eight), except (i) the rights of the Holders of Notes to receive, from the trust fund described in Article Eight, payment of the principal of and the interest on such Notes when such payments are due, (ii) the Company’s obligations with respect to the Notes under Sections 2.03 through 2.07, 7.07 and 7.08 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

“Dollar” or “$” means the lawful currency of the United States of America.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“DTC” means the Depository Trust Company, its nominees and successors.

“Equity Offering” means any sale of Qualified Capital Stock of the Company or any capital contribution to the equity of the Company from any person other than a Subsidiary of the Company.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning provided in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” means with respect to the Initial Notes, Notes issued in exchange for the Initial Notes pursuant to the terms of the Registration Rights Agreement or, with respect to any Additional Notes, Notes issued in exchange for such Additional Notes pursuant to the terms of a registration rights agreement among the Company, the Guarantors and the initial purchasers of such Additional Notes.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair market value (i) with respect to a determination of value in excess of $100 million shall be determined by the Board of Managers of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee or (ii) in all other cases, by an Officers’ Certificate delivered to the Trustee.

“Foreign Cash Equivalents” means (i) debt securities with a maturity of 365 days or less issued by any member nation of the European Union, Switzerland or any other country whose debt securities are rated by S&P and Moody’s A-1 or P-1, or the equivalent thereof (if a short-term debt rating is provided by either) or at least AA or AA2, or the equivalent thereof (if a long- term unsecured debt rating is provided by either) (each such jurisdiction, an “Approved Jurisdiction”) or any agency or instrumentality of an Approved Jurisdiction, provided that the full faith and credit of the Approved Jurisdiction is pledged in support of such debt securities or such debt securities constitute a general obligation of the Approved Jurisdiction and (ii) debt securities in an aggregate principal amount not to exceed $25 million with a maturity of 365 days or less issued by any nation in which the Company or its Restricted Subsidiaries has cash which is the subject of restrictions on export or any agency or instrumentality of such nation, provided that the full faith and credit of such nation is pledged in support of such debt securities or such debt securities constitute a general obligation of such nation.

“Foreign Subsidiary” means any Subsidiary of the Company (other than a Guarantor) organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“Funds” means the aggregate amount of U.S. Legal Tender and/or U.S. Government Obligations deposited with the Trustee pursuant to Article Eight.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which were in effect as of the Designated Date.

“Global Security” means a Restricted Global Security or Unrestricted Global Security.

“GOP” means MatlinPatterson Global Opportunities Partners L.P. and any other entity managed by its investment advisor, MatlinPatterson Global Advisers LLC.

“Guarantee” means the guarantee by a Guarantor of the obligations of the Company under this Indenture and the Notes contemplated by Article Eleven of this Indenture.

“Guarantor” means (i) each of the Company’s Restricted Subsidiaries that executes this Indenture as a Guarantor and (ii) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings U.K.” means Huntsman (Holdings) UK, a private unlimited company incorporated under the laws of England and Wales.

“Huntsman Affiliate” means the Company or any of its Affiliates (other than the Company and its Subsidiaries).

“Huntsman Corporation” means Huntsman Corporation, a Delaware corporation.

“Huntsman Parent Company” means Huntsman Corporation or any entity of which the Company is a direct or indirect Wholly Owned Subsidiary.

“Huntsman Public Parent” means any Huntsman Parent Company that has completed an Initial Public Equity Offering including Huntsman Corporation.

“Indebtedness” means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property that is due more than six months after taking delivery of such property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (vi) guarantees in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements and Interest Swap Agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.  For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Managers of the issuer of such Disqualified Capital Stock; provided, however, that notwithstanding the foregoing, “Indebtedness” shall not include (i) advances paid by customers in the ordinary course of business for services or products to be provided or delivered in the future, (ii) deferred taxes or (iii) unsecured indebtedness of the Company and/or its Restricted Subsidiaries incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by the Company and/or its Restricted Subsidiaries for a three year period beginning on the date of any incurrence of such indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Independent Financial Advisor” means a firm which, in the judgment of the Board of Managers of the Company, is independent and qualified to perform the task for which it is to be engaged.

“Independent Investment Banker” means any Reference Treasury Dealer appointed by the Trustee after consultation with the Company.

“Initial Notes” means the $600,000,000 in aggregate principal amount of 5 ½% Senior Notes due 2016 of the Company that are issued on the Issue Date.

“Initial Public Equity Offering” means a firm commitment underwritten offering of shares of Capital Stock of the applicable Person registered on Form S-1 under the Securities Act.

“Initial Purchasers” means Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC.

“Institutional Accredited Investor” means an accredited investor within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act.

“Interest Payment Date” means, with respect to each Note, the stated maturity of an installment of interest on the Notes specified therein.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.  “Investment” excludes extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be.  For the purposes of Section 4.03 hereof, (i) “Investment” shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary after the Designated Date and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment is the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means June 23, 2009.

“Legal Defeasance” has the meaning provided in Section 8.01.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest), but not including any interests in accounts receivable and related assets conveyed by the Company or any of its Subsidiaries or other entities formed as necessary or customary under the laws of the relevant jurisdiction in connection with any Qualified Securitization Transaction.

“Maturity Date” means June 30, 2016.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale (d) the decrease in proceeds from Qualified Securitization Transactions which results from such Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Net Proceeds Offer” has the meaning provided in Section 4.15(c).

“Net Proceeds Offer Amount” has the meaning provided in Section 4.15(c).

“Net Proceeds Offer Payment Date” has the meaning provided in Section 4.15(c).

“Net Proceeds Offer Trigger Date” has the meaning provided in Section 4.15(c).

“Noon Buying Rate” has the meaning provided in Section 2.02.

“Non-U.S. Person” means a person who is not a U.S. Person within the meaning assigned to such term in Regulation S.

“Notes” means, the Initial Notes, any Additional Notes and the Exchange Notes.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Assistant Treasurer, the Financial Director, or the Secretary or the Assistant Secretary of such Person (or, with respect to a Person that is a limited partnership, the General Partner of such Person), or any other officer designated by the Board of Managers serving in a similar capacity.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 13.04 and 13.05, as they relate to the making of an Officers’ Certificate, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 13.04 and 13.05, as they relate to the giving of an Opinion of Counsel, and delivered to the Trustee.  Counsel giving any Opinion of Counsel shall be entitled to rely on an Officer’s Certificate as to any factual matters relevant to such opinion.

“Participants” means institutions that have accounts with DTC or its nominee.

“Paying Agent” means any Person (other than the Company and any of its Affiliates) authorized by the Company to pay the principal of (and premium, if any) or interest on any notes on behalf of the Company and perform all the other obligations and duties of a “Paying Agent” described herein.

“Permitted Indebtedness” means, without duplication, each of the following:

(i)            Indebtedness represented by the Initial Notes, the Exchange Notes with respect to the Initial Notes and the related Guarantees;

(ii)           Indebtedness incurred under the Credit Facilities pursuant to this clause (ii) in an aggregate principal amount not exceeding the greater of $3.3 billion or 30% of Total Assets of the Company at any one time outstanding;

(iii)          other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any prepayments with Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to clause (c) of Section 4.15;

(iv)          Interest Swap Obligations of the Company relating to Indebtedness of the Company or any of its Restricted Subsidiaries (or Indebtedness that the Company or any of its Restricted Subsidiaries reasonably intends to incur within six months) and Interest Swap Obligations of any Restricted Subsidiary of the Company relating to Indebtedness of such Restricted Subsidiary (or Indebtedness that such Restricted Subsidiary reasonably intends to incur within six months); provided, however, that such Interest Swap Obligations will constitute “Permitted Indebtedness” only if they are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness permitted under this Indenture to the extent the notional principal amount of such Interest Swap Obligations, when incurred, does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

(v)           Indebtedness under Commodity Agreements and Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(vi)          Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company (other than the pledge of intercompany notes under the Credit Facilities); provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than the pledge of intercompany notes under the Credit Facilities), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

(vii)         Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien (other than Liens securing intercompany notes pledged under the Credit Facilities); provided that (a) any Indebtedness of the Company to any Restricted Subsidiary (other than pursuant to notes pledged under the Credit Facilities) is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than pledges securing the Credit Facilities), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

(viii)        Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

(ix)           Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(x)            Refinancing Indebtedness;

(xi)           Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

(xii)          Obligations in respect of performance bonds and completion, guarantee, surety and similar bonds provided by the Company or any Subsidiary in the ordinary course of business;

(xiii)         guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

(xiv)        Indebtedness of the Company or any Subsidiary (A) representing Capitalized Lease Obligations not to exceed $150 million outstanding at any time or (B) constituting purchase money Indebtedness incurred to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that such purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired;

(xv)         Indebtedness of Foreign Subsidiaries that are Restricted Subsidiaries to the extent that the aggregate outstanding amount of Indebtedness incurred by such Foreign Subsidiaries under this clause (xv) does not exceed at any one time an amount equal to the sum of (A) 80% of the consolidated book value of the accounts receivable of all Foreign Subsidiaries and (B) 60% of the consolidated book value of the inventory of all Foreign Subsidiaries; provided, however, that notwithstanding the foregoing limitation, Foreign Subsidiaries may incur in the aggregate up to $150 million of Indebtedness outstanding at any one time;

(xvi)        Indebtedness of the Company and its Domestic Subsidiaries pursuant to over draft lines or similar extensions of credit in an aggregate amount not to exceed $30 million at any one time outstanding and Indebtedness of Foreign Subsidiaries pursuant to over draft lines or similar extensions of credit in an aggregate principal amount not to exceed $60 million at any one time outstanding;

(xvii)       the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings);

(xviii)      Indebtedness of the Company to a Huntsman Affiliate constituting Subordinated Indebtedness;

(xix)         Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(xx)          Indebtedness of the Company to any of its Subsidiaries or other entities formed as necessary or customary under the laws of the relevant jurisdiction incurred in connection with the sale, pledge or other conveyance of accounts receivable or participations or any interests therein and related assets directly or indirectly to the Company by any such Subsidiary which assets or interests are subsequently conveyed, pledged or otherwise transferred, directly or indirectly, by the Company to a Securitization Entity in a Qualified Securitization Transaction;

(xxi)         additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed the greater of $200 million or 2% of Total Assets of the Company at any one time outstanding; and

(xxii)        (A) guarantees (“Upstream Guarantees”) issued by the Company or any guarantor of Indebtedness of a Huntsman Public Parent (“Parent Debt”), provided that:

1.     such Upstream Guarantee may guarantee only Parent Debt that was incurred, and the proceeds of which are used, to Refinance Indebtedness of the Company;

2.     the aggregate amount of Parent Debt that is guaranteed by the Upstream Guarantee shall not exceed the sum of (x) the aggregate amount of Indebtedness of the Company that is Refinanced with the proceeds of such Parent Debt (“HI Refinanced Debt”), and (y) the amount of any premiums required to be paid under the terms of the instrument governing such HI Refinanced Debt and the amount of reasonable expenses incurred by the Company, in each case in connection with the Refinancing of such HI Refinanced Debt;

3.     the HI Refinanced Debt is not incurred in connection with or in anticipation or contemplation of the Refinancing of such HI Refinanced Debt; and

4.     both immediately before and after the issuance of any Upstream Guarantee there shall be existing no Default or Event of Default.

For purposes of the foregoing provisions, any Upstream Guarantee given with respect to Parent Debt under a revolving or undrawn credit facility shall be deemed entered into only when such Upstream Guarantee is initially entered into with respect to the full commitment of revolving or undrawn credit facility,

or

(B)           guarantees by the Company or any guarantor, as the case may be (“Replacement Guarantees”), that replace any Upstream Guarantee (a “Previous Guarantee”) that (a) was previously issued by such person pursuant to paragraph (A) of this clause (xxii) or (b) was a Replacement Guarantee previously issued by such person pursuant to this paragraph (B), provided that:

1.     the Replacement Guarantee may guarantee only Parent Debt (“Replacement Debt”) that was incurred, and the proceeds of which are used, to Refinance the Parent Debt that was guaranteed by the Previous Guarantee being so replaced (“Previous Debt”);

2.     the aggregate amount of Replacement Debt that is guaranteed by the Replacement Guarantee shall not exceed the sum of (x) the aggregate amount of Previous Debt guaranteed by the Previous Guarantee being so replaced, (y) the amount of any premiums required to be paid under the terms of the instrument governing such Previous Debt with respect to the amount of Previous Debt guaranteed by the Previous Guarantee being so replaced, and (z) and the pro rata portion of the amount of reasonable expenses incurred by the Huntsman Public Parent, in each case in connection with the Refinancing of such Previous Debt; and

3.     both immediately before and after the issuance of any Replacement Guarantee there shall be existing no Default or Event of Default.

For purposes of determining compliance with Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xxii) above or is entitled to be incurred pursuant to the

Consolidated Fixed Charge Coverage Ratio provisions of Section 4.12, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with Section 4.12; provided that $1.4 billion of Indebtedness outstanding under the Credit Facilities on the Issue Date (and any refinancings thereof) shall be deemed to have been incurred pursuant to clause (ii) above. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.12.

“Permitted Investments” means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated (other than pursuant to intercompany notes pledged under the Credit Facilities), pursuant to a written agreement, to the Company’s obligations under the Notes and this Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for travel, relocation and related expenses; (v) Investments in Unrestricted Subsidiaries or joint ventures not to exceed the greater of $300 million or 3% of Total Assets of the Company, plus (A) the aggregate net after-tax amount returned in cash on or with respect to any Investments made in Unrestricted Subsidiaries and joint ventures whether through interest payments, principal payments, dividends or other distributions or payments, (B) the net after-tax cash proceeds received by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company), (C) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of such Subsidiary and (D) the net cash proceeds received by the Company from the issuance of Specified Venture Capital Stock; (vi) Investments in securities received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of the Company or its Restricted Subsidiaries; (vii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.15; (viii) Investments existing on the Designated Date; (ix) any Investment by the Company or a Wholly Owned Subsidiary of the Company or by Tioxide Group or Holdings U.K., in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest; (x) Investments by the Company in Rubicon, Inc. and Louisiana Pigment Company (each a “Joint Venture”), so long as: (A) such Joint Venture does not have any Indebtedness for borrowed money at any time on or after the date of such Investment (other than Indebtedness owing to the equity holders of such Joint Ventures), (B) the documentation governing such Joint Venture does not contain a restriction on distributions to the Company, and (C) such Joint Venture is engaged only in the business of manufacturing product used or marketed by the Company and its Restricted Subsidiaries and/or the joint venture partner, and business reasonably related thereto; (xi) Investments by Foreign Subsidiaries in Foreign Cash Equivalents; (xii) loans to any Huntsman Parent Company for the purposes described in clause (7) of the second paragraph of Section 4.03 which, when aggregated with the payment made under such clause, will not exceed $10 million in any fiscal year; (xiii) any Indebtedness of the Company to any of its Subsidiaries or other entities formed as necessary or customary under the laws of the relevant jurisdiction incurred in connection with the conveyance, pledge or other transfer of accounts receivable or participations or interests therein and related assets directly or indirectly to the Company by any such Subsidiary which assets are subsequently conveyed, pledged or otherwise transferred, directly or indirectly, by the Company to a Securitization Entity in a Qualified Securitization Transaction; (xiv) Investments by the Company or any of its Restricted Subsidiaries in a Permitted Joint Venture, so long as:  (A) such Permitted Joint Venture does not have any Indebtedness for borrowed money which would be required to be reflected on a balance sheet as debt under GAAP at any time on or after the date of such Investment (other than Indebtedness owing to the equity holders of such Permitted Joint Venture, the Company or any Restricted Subsidiary); (B) the documentation governing such Permitted Joint Venture does not contain a restriction on distributions to the Company or its Restricted Subsidiaries; and (C) after giving pro forma effect to such Investment, the Company would be permitted to incur $1.00 of additional Indebtedness other than Permitted Indebtedness under Section 4.12; (xv) additional Investments in an aggregate amount not exceeding $150 million at any one time outstanding; and (xvi) the incurrence of Guarantees permitted by clause (xxii) of the definition of Permitted Indebtedness.

“Permitted Joint Venture” means, with respect to any Person:

1.             any corporation, association, or other business entity (other than a partnership) of which 50% or more of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof; and

2.             any partnership, joint venture, limited liability company or similar entity of which

(a)           50% or more of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)           either such Person or any Restricted Subsidiary of such Person is a controlling general partner or no other Person controls such entity.

“Permitted Tax Distribution” for any fiscal year means any payments in compliance with clause (6) of the second paragraph under Section 4.03.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Physical Notes” shall have the meaning provided in Section 2.01(c).

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“principal” of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

“Private Placement Legend” means the legend initially set forth on the Notes in the form set forth for Restricted Securities on Exhibit A.

“pro forma” means, unless otherwise provided herein, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

“Purchase Money Note” means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Qualified Institutional Buyer” or “QIB” has the meaning specified in Rule 144A.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer pursuant to terms necessary or customary in the relevant jurisdiction, directly or indirectly, to (a) a Securitization Entity or to the Company which subsequently transfers to a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable or any participations or other interests therein (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries or other entities formed as necessary or customary under the laws of the relevant jurisdiction, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are necessarily or customarily transferred in the relevant jurisdiction or in respect of which security interests are necessarily or customarily granted in the relevant jurisdiction in connection with asset securitization transactions involving accounts receivable.  Following the Initial Public Equity Offering of a Huntsman Public Parent, references in the foregoing definition to the “Company” shall be deemed also to refer to such Huntsman Public Parent.

“Rating Agencies” means Moody’s and S&P.

“Record Date” means with respect to each Note, each applicable record date specified therein.

“Redemption Date” means, with respect to any Note, the Maturity Date of such Note or the earlier date on which such Note is to be redeemed by the Company pursuant to paragraph 5 of the Notes.

“Redemption Price” has the meaning provided in Section 3.03.

“Reference Date” has the meaning provided in Section 4.03.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.12 or Indebtedness described in clauses (i), (iii), (x), (xiv)(B) or (xv) of the definition of “Permitted Indebtedness,” in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registrar” has the meaning provided in Section 2.03.

“Registration Rights Agreement” means the Exchange and Registration Rights Agreement dated June 23, 2009 among the Company, the Guarantors and the Initial Purchasers.

“Regulation S” means Regulation S under the Securities Act.

“Replacement Assets” has the meaning provided in Section 4.15(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Global Security” has the meaning provided in Section 2.01(a)(i).

“Restricted Payment” means to

1.             declare or pay any dividend or make any distribution, other than dividends or distributions payable in Qualified Capital Stock of the Company, on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock,

2.             purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock,

3.             make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or such Guarantor’s Guarantee, as the case may be, or

4.             make any Investment other than Permitted Investments.

“Restricted Security” means a Note that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary on the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Entity” means a Wholly Owned Subsidiary of the Company (or Tioxide Group or Holdings U.K. or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers, directly or indirectly, accounts receivable or participations or interests therein or related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Managers of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (other than the Securitization Entity)(excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any Subsidiary of the Company (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable and related assets being financed (whether in the form of any equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Company or any Subsidiary of the Company, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.  Any such designation by the Board of Managers of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Board of Managers of the Company giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions; provided that Huntsman Receivables Finance LLC shall be deemed to be a Securitization Entity as of the Issue Date.  Following the Initial Public Equity Offering of a Huntsman Public Parent, references in the foregoing definition to the “Company” shall be deemed also to refer to such Huntsman Public Parent.

“Senior Debt” means Indebtedness of the Company or any Guarantor that is not Subordinated Indebtedness.

“Significant Subsidiary” means any Restricted Subsidiary of the Company which, at the date of determination, is a “Significant Subsidiary” as such term is defined in Regulation S-X under the Exchange Act.

“Specified Venture Capital Stock” means Qualified Capital Stock of the Company issued to a Person who is not an Affiliate of the Company and the proceeds from the issuance of which are applied within 180 days after the issuance thereof to an Investment in an Unrestricted Subsidiary or joint venture.

“Standard Securitization Undertakings” means obligations, representations, warranties, covenants and indemnities entered into by the Company or any Securitization Entity or any Subsidiary of the Company which are customary or necessary in the relevant jurisdiction in an accounts receivable securitization transaction.  Following the Initial Public Equity Offering of a Huntsman Public Parent, references in the foregoing definition to the “Company” shall be deemed also to refer to such Huntsman Public Parent.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

“Subsidiary,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of managers or directors, as applicable, under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Surviving Entity” has the meaning provided in Section 5.01(a)(i).

“Tax Sharing Agreement” means the Tax Sharing Agreement dated as of August 16, 2005 between the Company and Huntsman Corporation as in existence on the Issue Date or any amendment thereto or replacement thereof so long as any such amendment or replacement provisions are not more disadvantageous to the Holders of Notes in any material respect than the provisions of the agreement being amended or replaced.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date hereof, except as otherwise provided in Section 9.03.

“Total Assets of Huntsman International” means, as of any determination dates, the total assets of the Company and its consolidated subsidiaries, as determined in accordance with GAAP at the end of the most recent fiscal quarter for which financial statements are available under Section 4.09.

“Trust Officer” means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Global Security” means one or more securities in definitive, fully registered form without interest coupons, with the legend provided in Exhibit B hereto, without the Private Placements Legend.

“Unrestricted Notes” means Notes that are not Restricted Securities including, without limitation, the Exchange Notes issued pursuant to a registered exchange offer in accordance with the Registration Rights Agreement.

“Unrestricted Subsidiary” of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary, and (ii) any Subsidiary of an Unrestricted Subsidiary.  Huntsman China Investments B.V., Huntsman Distribution Corporation, Huntsman SA Investment Corporation, Huntsman Styrenics Investments Holdings LLC and Huntsman Verwaltungs GmbH and their respective Subsidiaries shall each be Unrestricted Subsidiaries as of the date of this Indenture without further action by the Company or compliance with requirements in this Indenture applicable to such designation.  The Board of Managers of the Company may, after the Issue Date, designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if such Subsidiary does not own any Capital Stock of, or does not own or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; the Company certifies to the Trustee that such designation complies with Section 4.03 and each Subsidiary to be  designated as an Unrestricted Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness under which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.  The Board of Managers of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (y) immediately before and immediately after giving effect to such designation, no default or Event of Default shall have occurred and be continuing.  Any such designation by the Board of Managers of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution approving the designation and an officers’ certificate certifying that the designation complied with this Indenture.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person to the extent all of the outstanding Capital Stock or other ownership interests of which (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person; provided, however, that each of Tioxide Group and Holdings U.K. shall be deemed to Wholly Owned Subsidiaries.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary that is a Wholly Owned Subsidiary.

Section 1.02           Incorporation by Reference of TIA.  Whenever this Indenture refers to a provision of the TIA, that portion of such provision that is required to be incorporated for this Indenture to be qualified under the TIA is incorporated by reference in, and made a part of, this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the Indenture securities means the Company or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.03           Rules of Construction.  Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect on the Designated Date;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and words in the plural include the singular; and

(5)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II
THE NOTES

Section 2.01           Form and Dating.  Notes and the certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Notes that are Restricted Securities (including the Initial Notes) shall bear the Private Placement Legend.  Each Note shall be dated the date of issuance and shall show the date of its authentication.  Each Note shall have an executed Guarantee from each of the Guarantors endorsed thereon substantially in the form of Exhibit E hereto.

The terms and provisions contained in the Notes annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this  Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(a)           Restricted Global Securities.

(i)      Notes that are Restricted Securities shall be issued in the- form of one or more global securities (each, a “Restricted Global Security”) in definitive, fully registered form without interest coupons, with the legend provided for in Exhibit B hereto, except as otherwise permitted herein.

(ii)     Each Restricted Global Security shall be registered in the name of DTC or its nominee and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of a Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, in connection with a corresponding decrease or increase in the aggregate principal amount of an Unrestricted Global Security, as hereinafter provided.

(b)           [Reserved].

(c)           Physical Notes.  Notes issued in exchange for interests in a Global Note pursuant to Section 2.15 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (the “Physical Notes”).

Section 2.02           Execution and Authentication; Aggregate Principal Amount.  A duly authorized Officer of the Company shall execute the Notes for the Company, and a duly authorized officer of each Guarantor shall sign the Guarantees for the Guarantors, in each case by manual or facsimile signature.

If an Officer whose signature is on a Note or a Guarantee, as the case may be, was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note.  The signature of such representative of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the date hereof, upon Company Order the Trustee shall authenticate and deliver Notes for original issue in an initial aggregate principal amount not to exceed $600,000,000.  In addition, at any time, from time to time, the Trustee shall authenticate and deliver Exchange Notes in the form of Unrestricted Notes, upon a written notice of the Company for original issuance in the aggregate principal amount specified in such order for original issue in the aggregate principal amount, provided that Exchange Notes shall be issuable only upon the valid surrender for cancellation of Global Securities or other Notes of a like aggregate principal amount.  Additional Notes may be issued in accordance with Sections 2.01 and 2.18.  Any such Company Order may specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated, whether such Notes are Unrestricted Notes and whether (subject to Section 2.01) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request and, in the case of an issuance of Additional Notes pursuant to Section 2.18 after the Issue Date, shall certify that such issuance will not be prohibited by Section 4.12.

Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable in fully registered form only, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03           Registrar and Paying Agent.  The Company shall maintain an office or agency, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment  and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Paying Agent shall not be the Company or an Affiliate of the Company.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee.  The term “Paying Agent” includes any additional paying agent.  The Company may change the Paying Agent or Registrar without notice to any Holder.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent.  The Company shall notify the Trustee, in advance, of the name and address of any such Agent.  If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes until such time as such entity has resigned or a successor has been appointed.  Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days’ notice to the Company.

Section 2.04           Paying Agent To Hold Assets in Trust.  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment.  The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed.  Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.

Section 2.05           Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA §312(a).  If the Trustee is not the Registrar or Paying Agent, the Company shall furnish annually on each May 15 and at such other times as the Trustee may request in writing a list in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

Section 2.06           Transfer and Exchange.  Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s written request.  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.  The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption pursuant to Section 3.03 and paragraph 5 of the Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

Section 2.07           Replacement Notes.  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note and each of the Guarantors shall execute a Guarantee thereon if the Trustee’s requirements are met.  If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the reasonable judgment of the Company, the Guarantors and the Trustee, to protect the Company, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced.  The Company and the Trustee may charge such Holder for their reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel.  Every replacement Note shall constitute an additional obligation of the Company and every replacement Guarantee shall constitute an additional obligation of the Guarantors.

Section 2.08           Outstanding Notes.  Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it or a Registrar, those delivered to it or a Registrar for cancellation and those described in this Section as not outstanding.  Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Maturity Date, as applicable, the Paying Agent holds U.S. Legal Tender, U.S. Government Obligations, or a combination thereof sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

If on any date which is no earlier than 60 days prior to a Redemption Date, the Company has irrevocably deposited in trust with the Trustee U.S. Legal Tender, U.S. Government Obligations or a combination thereof in an amount sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on such Redemption Date, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof on such Redemption Date pursuant to the terms of this Indenture, then and after the date of such deposit such Notes shall be deemed to be not outstanding for purposes of determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice which requires the consent of at least a majority in aggregate principal amount of Notes then outstanding.

Section 2.09           Treasury Notes.  In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered.  The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.10           [Intentionally Omitted].

Section 2.11           Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and shall dispose all cancelled Securities in accordance with its customary procedures.  Subject to Section 2.07, the Company may not issue new Notes to replace Notes that the Company has paid or delivered to the Trustee for cancellation.  Notes redeemed shall be cancelled.  However, if the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12           Defaulted Interest.  The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Notes.  The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Notes, as applicable.  Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day.  At least 15 days before the subsequent special record date, the Company shall deliver or cause to be delivered to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid.

Section 2.13                                CUSIP Numbers.  The Company in issuing the Notes may use one or more “CUSIP” and/or “ISIN” numbers, and if so, the Trustee shall use the CUSIP and/or “ISIN” numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee of any change in the CUSIP or “ISIN” number.

Section 2.14                                Deposit of Moneys.  Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, the Company shall have deposited with each Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, as the case may be, in a timely manner which permits each Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, as the case may be.

Section 2.15                                Book-Entry Provisions for Global Securities.  Except as indicated below in this Section 2.15, the Notes shall be represented only by Global Securities.  The Global Securities shall be deposited with a Depositary for such Notes or its custodian (initially, the Trustee) (and shall be registered in the name of such Depositary or its nominee).  The Depositary for the Notes shall be DTC unless the Company appoints a successor Depositary by delivery of a Company Order to the Trustee specifying such successor Depositary.

All payments on a Global Security will be made to DTC or its nominee, as the case may be, as the registered owner and Holder of such Global Security.  In each case, the Company will be fully discharged by payment to or to the order of such Depositary from any responsibility or liability in respect of each amount so paid.  Upon receipt of any such payment in respect of a Global Security, DTC will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of DTC.

Unless and until it is exchanged in whole or in part for Physical Notes, in accordance with this Section 2.15, a Global Security may not be transferred except as a whole by the relevant Depositary or nominee thereof to another nominee of the Depositary or to a successor of Depositary or a nominee of such successor.

Owners of beneficial interests in Global Securities shall be entitled or required, as the case may be, but only under the circumstances described in this Section 2.15, to receive physical delivery of Physical Notes.

Interests in a Global Security shall be exchangeable or transferable, as the case may be, for Physical Notes if (i) DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, or DTC ceases to be a “Clearing Agency” registered under the United States Securities Exchange Act of 1934, and a successor depositary is not appointed by the Company or (ii) an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer.  Upon the occurrence of any of the events described in the preceding sentence, the Company shall cause the appropriate Physical Notes to be delivered to the owners of beneficial interests in the Global Securities or the Participants in DTC through which such owners hold their beneficial interest.  Physical Notes shall be exchangeable or transferable for interests in other Physical Notes as described herein.

Section 2.16                                Transfer and Exchange of Securities.

(a)                                  Transfer and Exchange of Global Securities.  Notwithstanding any provisions of this Indenture or the Notes, transfers of a Global Security, in whole or in part, transfers and exchanges of interests therein of the kinds described in clauses (ii), (iii) and (iv) below and exchange of interests in Global Securities or of other Securities as described in clause (v) below, shall be made only in accordance with this Section 2.16(a).  Transfers and exchanges subject to this Section 2.16 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 2.16.

(i)                  General.  A Global Security may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof or a successor to DTC or its nominee, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security.  No transfer of a Note to any Person shall be effective under this Indenture or the Notes unless and until such Note has been registered in the name of such Person.  Nothing in this Section 2.16(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.16(a).

(ii)               [Reserved].

(iii)            Restricted Global Security to Unrestricted Global Security.  If the Holder of a beneficial interest in a Restricted Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.16(a)(iii).  Upon receipt by the Registrar, of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Registrar to credit or cause to be credited to a specified Agent Member’s account a beneficial interest in an Unrestricted Global Security in a principal amount equal to that of the beneficial interest in a Restricted Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit C given by the Holder of such beneficial interest, the principal amount of the Restricted Global Security shall be reduced, and the principal amount of an Unrestricted Global Security shall be increased, by the principal amount of the beneficial interest in a Restricted Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Registrar and the Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in an Unrestricted Global Security having a principal amount equal to the amount so transferred.

(iv)           [Reserved].

(v)              Exchanges of Global Security for Non-Global Security.  In the event that a Global Security or any portion thereof is exchanged for securities other than Global Securities, such other securities may in turn be exchanged (on transfer or otherwise) for Notes that are not Global Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (iv) above (including the certification requirements intended to insure that transfers and exchanges of beneficial interests in a Global Security comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

(b)                                 [Reserved].

(c)                                  Global Securities.  The provisions of clauses (i), (ii), (iii), and (iv) below shall apply only to Global Securities;

(i)                  General.  Each Global Security authenticated under this Indenture shall be registered in the name of the appropriate Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor.

(ii)               Transfer to Persons Other than Depositary.  Notwithstanding any other provision in this Indenture or the Notes, no Global Security may be exchanged in whole or in part for Notes registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the appropriate Depositary or a nominee thereof unless (A) DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, or DTC ceases to be a Clearing Agency registered under the United States Securities Exchange Act of 1934, and a successor to DTC is not appointed by the Company or (B) in the case of any Global Security, an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer.  Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by DTC.  Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security, provided that any such Security so issued that is registered in the name of a Person other than the appropriate Depositary or a nominee thereof shall not be a Global Security.

(iii)            Global Security to Physical Note.  Physical Notes issued in exchange for a Global Security or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form without interest coupons, and shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the appropriate Depositary shall designate and shall bear any legends required hereunder.  Any Global Security to be exchanged in whole shall be surrendered by the appropriate Depositary to the Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or if the Trustee is acting as custodian for DTC or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee, as Authenticating Agent.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the appropriate Depositary or an authorized representative thereof.

(iv)           In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of Physical Notes in definitive, fully registered form, without interest coupons.

(v)              No Rights of Agent Members in Global Security.  No Agent Member of any Depositary nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security, or under any Global Security, and each Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary or such nominee, as the case may be, or impair, as between DTC, Euroclear and Clearstream, their respective Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

(vi)           Notwithstanding anything to the contrary in this Indenture, all Global Securities shall be governed by the relevant Applicable Procedures.

Section 2.17                                Special Transfer Provisions.

(a)                                  Transfers to Institutional Accredited Investors.  If Notes are being transferred to an Institutional Accredited Investor, the Notes shall be accompanied by delivery of a transferee certificate for Institutional Accredited Investors substantially in the form of Exhibit D hereto and an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

(b)                                 Other Transfers.  If a Holder proposes to transfer an Initial Note pursuant to any exemption from the registration requirements of the Securities Act other than as provided for above, the Registrar shall only register such transfer or exchange if such transferor delivers to the Registrar and the Trustee an Opinion of Counsel satisfactory to the Company and the Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB, an Institutional Accredited Investor or a non-U.S. Person.

(c)                                  General.  By its acceptance of any Note bearing legends, each- Holder of such a Note acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the legends and agrees that it will transfer such Security only as provided in this Indenture.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15, 2.16 or this Section 2.17 for a period of two years, after which time such letters, notices and other written communications shall at the written request of the Company be delivered to the Company.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

Section 2.18                                Issuance of Additional Notes.  The Company shall be entitled to issue Additional Notes under this Indenture which shall have substantially identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first Interest Payment Date applicable thereto or upon a registration default as provided under a registration rights agreement related thereto (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited by Section 4.12.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Managers (or a duly appointed committee thereof) and in an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)                                  the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)                                  the issue price and the issue date of such Additional Notes and the amount of interest payable on the first Interest Payment Date applicable thereto; and

(3)                                  whether such Additional Notes shall be Restricted Securities or Unrestricted Notes.

ARTICLE III
REDEMPTION

Section 3.01                                Notices to Trustee.  If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the aggregate principal amount of the Notes to be redeemed.  Such notice must be given at least 30 days prior to the Redemption Date, but shall not be given more than 60 days before such Redemption Date.  Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.02                                Selection of Notes To Be Redeemed.  If less than all the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part.

Section 3.03                                Notice of Redemption.  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first- class mail to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of this Indenture, in each case in accordance with this Indenture.  At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense provided, however, that the Company shall deliver to the Trustee, at least 40 days prior to the Redemption Date (which may be waived by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice.  Each notice for redemption shall identify the Notes to be redeemed and shall state:

(1)                                  the Redemption Date;

(2)                                  the redemption price and the amount of accrued interest, if any, to be paid (the “Redemption Price”);

(3)                                  the paragraph of the Notes, pursuant to which the Notes are being redeemed;

(4)                                  the name and address of the Paying Agent;

(5)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)                                  that, unless the Company defaults in making the redemption payment, interest, if any, on Notes called for redemption shall cease to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(7)                                  that, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed;

(8)                                  that, if less than all the Notes are to be redeemed, the identification of the particular Notes and the aggregate principal amount (or portion thereof) of such Notes to be redeemed, to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(9)                                  whether the redemption is conditioned on any events and what such conditions are.

If one or more conditions specified with respect to a redemption are not satisfied or waived, the Redemption Date shall be deemed not to have occurred for all purposes of this Indenture and the Company shall give notice of such non-occurrence to the Holders of the applicable Notes and to the Trustee.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the purchase of Notes.

Section 3.04                                Effect of Notice of Redemption.  Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price.  Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.  Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the Redemption Price.

Section 3.05                                Deposit of Redemption Price.  On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Notes to be redeemed on that date.  The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Section 3.06                                Notes Redeemed in Part.  Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE IV
COVENANTS

Section 4.01                                Payment of Notes.  The Company shall pay the interest on the Notes on the dates and in the manner provided in the Notes.  An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender designated for and sufficient to pay the installment.  Interest on the Notes will be computed on the basis of a 360- day year comprised of twelve 30-day months.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

Section 4.02                                Maintenance of Office or Agency.  The Company shall maintain the office or agency required under Section 2.03.  The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

Section 4.03                                Limitation on Restricted Payments.  The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness other than Permitted Indebtedness in compliance with Section 4.12, or (iii) the aggregate amount of Restricted Payments including such proposed Restricted Payment made after June 30, 2006, including, the Fair Market Value as determined reasonably and in good faith by the Board of Managers of the Company of non-cash amounts constituting Restricted Payments shall exceed the sum of:  (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned from June 30, 2006 through the last day of the last full fiscal quarter immediately preceding the date the Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to June 30, 2006 of Qualified Capital Stock of the Company (other than Specified Venture Capital Stock) or debt securities of the Company that are, upon issuance, convertible into or exchangeable for Qualified Capital Stock of the Company, but only when and to the extent such debt securities are converted into or exchanged for Qualified Capital Stock of the Company; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to June 30,

2006; plus (z) $400 million.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit:  (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) if no Default or Event of Default shall have occurred and be continuing, through the application of net cash proceeds of a substantially concurrent Equity Offering (other than to a Subsidiary of the Company); (3) the acquisition or repayment of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) if no Default or Event of Default shall have occurred and be continuing, through the application of net cash proceeds of (A) a substantially concurrent Equity Offering or (B) incurrence for cash of Refinancing Indebtedness, (in the case of (A) or (B), other than to a Subsidiary of the Company); (4) so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of, or dividends to a Huntsman Parent Company to permit repurchases by a Huntsman Parent Company of, Common Stock of the Company or a Huntsman Parent Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $25 million in any calendar year; (5) the redemption or repurchase of any Common Stock of the Company held by a Restricted Subsidiary of the Company which obtained such Common Stock directly from the Company; (6) distributions to any Huntsman Parent Company in accordance with the Tax Sharing Agreement; (7) payments to any Huntsman Parent Company for legal, audit and other expenses directly relating to the administration of such Huntsman Parent Company not to exceed $10.0 million in any fiscal year; (8) the payment of consideration by a third party to equity holders of the Company; (9) additional Restricted Payments in an aggregate amount not to exceed $225 million since the Designated Date; (10) the payment of dividends or distributions to any Huntsman Parent Company which are contemporaneously applied to pay dividends on common stock of the Huntsman Public Parent at a rate not to exceed $0.40 per share per annum (such amount to be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, stock issuance or similar transactions made after the Designated Date so that the aggregate amount of dividends payable after such transaction is the same as the amount payable immediately prior to such transaction); (11) payments of dividends on Disqualified Capital Stock issued in accordance with Section 4.12; and (12) if the Consolidated Leverage Ratio of the Company, calculated after giving pro forma effect to any repurchase under this clause (12), is less than 2.5 to 1.0, then the Company may repurchase or dividend to a Huntsman Parent Company to repurchase, up to an aggregate of $250 million of Common Stock of a Huntsman Parent Company.  In determining the aggregate amount of Restricted Payments made subsequent to the Designated Date in accordance with clause (iii) of the immediately preceding paragraph, cash amounts expended pursuant to clauses (1), (2), (3)(ii)(A) and (4) shall be included in such calculation and Restricted Payments made pursuant to the other clauses of this paragraph shall not be so included.

Not later than the date of making any Restricted Payment pursuant to clause (iii) of the second preceding paragraph or clause (9) of the immediately preceding paragraph, the Company shall deliver to the Trustee an officers’ certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company’s quarterly financial statements last provided to the Trustee pursuant to Section 4.09.

Section 4.04                                Corporate Existence.  Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

Section 4.05                                Payment of Taxes and Other Claims.  The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries as a whole; provided, however, that there shall not be required to be paid or discharged any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

Section 4.06                                Maintenance of Properties and Insurance.

(a)                                  The Company shall, and shall cause each of its Restricted Subsidiaries to, make all reasonable efforts to maintain its material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Company may be reasonably necessary to the conduct of the business of the Company and its Restricted Subsidiaries; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

(b)                                 The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self- insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are reasonably adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries.

Section 4.07                                Compliance Certificate; Notice of Default.

(a)                                  The Company shall deliver to the Trustee, within 120 days after the end of each of the Company’s fiscal years commencing with the fiscal year ending December 31, 2009, an Officers’ Certificate stating that a review of its activities and the activities of its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.  The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

(b)                                 The annual financial statements delivered to the Trustee pursuant to Section 4.09 shall be accompanied by a written report of the Company’s independent accountants that in conducting their audit of the financial statements which are a part of such annual report or such annual financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Five insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)                                  So long as any of the Notes are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee as soon as practicable by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event, notice or other action.

Section 4.08                                Compliance with Laws.  The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

Section 4.09                                Reports to Holders.  Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of the Notes and to the Trustee, within the time periods specified in the Commission’s rules and regulations including any extension periods available under such rules and regulations and excluding any requirement and time periods applicable to “accelerated filers” (as defined in Rule 12b-2 under the Exchange Act) under such rules and regulations, and make available to securities analysts and potential investors upon request:

(1)                                  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Narrative Analysis of Results of Operations” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as applicable, and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)                                  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

Notwithstanding the foregoing, the Company shall not be required to furnish any information or reports that are separate from information or reports furnished by Huntsman Corporation, and the requirements specified in this paragraph shall be deemed to be satisfied upon Huntsman Corporation’s filing of its required reports within the time periods specified in the Commission’s rules and regulations including any extension periods available under such rules and regulations, in each case provided that the assets, liabilities, revenues and net income of Huntsman Corporation are substantially similar to those of the Company at the time of such filing.

If the Company has designated as an Unrestricted Subsidiary any of its Subsidiaries that would constitute a significant subsidiary within the meaning of Regulation S-X under the Exchange Act, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes or schedules thereto, or in Narrative Analysis of Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In the event that any Huntsman Parent Company becomes a Guarantor of the Notes, the Company may satisfy its obligations under this Section 4.09 with respect to financial information relating to the Company by furnishing financial information relating to such Huntsman Parent Company as provided in Section 3-10 of Regulation S-X under the Exchange Act.

Section 4.10                                Waiver of Stay, Extension or Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.11                                Limitations on Transactions with Affiliates.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those terms that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis by the Company or the relevant Restricted Subsidiary and an unrelated Person.  The Board of Managers of the Company or the Board of Managers of the relevant Restricted Subsidiary must approve each Affiliate Transaction to which they are a party that involves aggregate payments or other property with a Fair Market Value in excess of $25.0 million.  This approval must be evidenced by a Board Resolution that states that the applicable Board of Managers has determined that the transaction complies with the foregoing provisions.  If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction that involves an aggregate Fair Market Value of more than $50.0 million, then prior to the consummation of the Affiliate Transaction, the parties to such Affiliate Transaction must obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b)                                 The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, manager, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Managers or senior management; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement; (iv) Permitted Investments and Restricted Payments made in compliance with Section 4.03; (v) transactions between or among any of the Company, any of its Subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by this Indenture; (vi) transactions with distributors or other purchases or sales of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which when taken together are fair to the Company or the Restricted Subsidiaries as applicable, in the reasonable determination of the Board of Managers of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party and (vii) Guarantees by the Company or a Guarantor incurred in accordance with clause (xxii) of the definition of Permitted Indebtedness.

Section 4.12                                Limitation on Incurrence of Additional Indebtedness.  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

Section 4.13                                Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.  The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:  (1) applicable law, rules, regulations and/or orders; (2)  this Indenture (including, without limitation, any Liens permitted hereunder); (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary of the Company; (4) any agreements existing at the time of any merger or consolidation with any Person, acquisition of any Person or the properties or assets of such Person (including agreements governing Acquired Indebtedness), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person merged or consolidated with or so acquired or any Subsidiary of such Person; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on such date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, increases, supplements, refundings, replacements or refinancings are no more restrictive (as determined by the Board of Managers of the Company in their reasonable and good faith judgment) in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements or instruments as in effect on the Issue Date; (6) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale; (7) any agreement or instrument governing Capital Stock of any Person that is acquired; (8) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity; (9) Liens incurred in accordance with the covenant described under Section 4.18; (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (11) the Credit Facilities; (12) any restriction under an agreement governing Indebtedness of a Foreign Subsidiary permitted under Section 4.12; (13) customary restrictions in Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such Capitalized Lease Obligations, security agreements or mortgages; (14)

customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; (15) contracts entered into in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; and (16) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5), (8), (11), (12) or (13) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Managers of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5), (8), (11), (12) or (13).

Section 4.14                                Change of Control.

(a)                                  Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes in cash pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

(b)                                 [Reserved]

(c)                                  Within 30 days following the date on which a Change of Control occurs (the “Change of Control Date”), the Company shall send, by first class mail, postage prepaid, a notice to each Holder of Notes at their last registered address and the Trustee, which notice shall govern the terms of the Change of Control Offer.  The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  Such notice shall state:

(1)                                  that the Change of Control Offer is being made pursuant to Section 4.14 of this Indenture and that all Notes validly tendered and not withdrawn will be accepted for payment;

(2)                                  the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”);

(3)                                  that any Note not tendered will continue to accrue interest;

(4)                                  that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)                                  that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6)                                  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(7)                                  that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof; and

(8)                                  the circumstances and relevant facts regarding such Change of Control.

(d)                                 On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof (in minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof) validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 cash sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof being purchased by the Company.  Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers’ Certificate specified in clause (iii) above, the Paying Agent shall promptly pay to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence.  The Trustee shall promptly authenticate and mail or cause to be transferred by book-entry to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered, provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.  Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation.  Any monies remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.  For purposes of this Section 4.14, the Trustee shall act as the Paying Agent for the Notes.

(e)                                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule,

laws and regulations are applicable in connection with the purchase of the Notes pursuant to a Change of Control Offer.  To the extent the provisions of any securities laws and regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Change of Control Offer by virtue thereof.

(f)                                    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture with respect to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15                                Limitation on Asset Sales.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of as determined in good faith by the Company’s Board of Managers; and (ii) at least 75% (or, in the case of an Asset Sale consisting of assets used or useful in a business similar or related to the Pigments business of the Company and its Subsidiaries, 65%) of the consideration received by the Company or the applicable Restricted Subsidiary from such Asset Sale shall be in the form of cash or Cash Equivalents, and is received at the time of the Asset Sale (which shall be deemed to include other consideration converted to cash or Cash Equivalents within 90 days of such Asset Sale).

(b)                                 For the purposes of paragraph (a) above, the amount of any liabilities shown on the most recent applicable balance sheet of the Company or the applicable Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets will be deemed to be cash for purposes of such provision.

(c)                                  Upon the consummation of an Asset Sale, the Company may apply, or cause such applicable Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 415 days of having received the Net Cash Proceeds:

(i)                  to prepay any Senior Debt of the Company or a Guarantor or any Indebtedness of a Restricted Subsidiary that is not a Guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, and/or

(ii)               to make an investment in or expenditures for properties and assets (including Capital Stock of any entity) that replace the properties and assets that were the subject of the Asset Sale or in properties and assets (including Capital Stock of any entity) that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (“Replacement Assets”) and/or

(iii)            make an acquisition of all of the capital stock or assets of any Person or division conducting a business reasonably related to that of the Company or its Subsidiaries.  On the 416th day after an Asset Sale or any earlier date, if any, on which the Board of Managers of the Company or of the applicable Restricted Subsidiary determines not to apply the Net Cash Proceeds in accordance with the above provisions of this clause (c) (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied or contractually committed to be applied (and to the extent not subsequently applied, the Net Proceeds Offer Trigger Date related thereto shall be deemed to be the date of termination of such contractual commitment or any earlier date, if any, on which the Board of Managers of the Company or the board of the applicable Restricted Subsidiary determines not to apply the Net Cash Proceeds in accordance with such contractual commitment) on or before such Net Proceeds Offer Trigger Date as permitted by the above provisions of this clause (c) (the “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (or repay, prepay or redeem, as the case may be) (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) that is not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders and all holders of Indebtedness that is equal in right of payment with the Notes and contains provisions requiring that an offer to purchase such other Indebtedness be made with the proceeds of the Asset Sale, on a pro rata basis, the maximum principal amount of Notes and other Indebtedness that may be purchased with the Net Proceeds Offer Amount.  Notwithstanding the foregoing, the obligation to make a Net Proceeds Offer shall be suspended until such time as the aggregate amount of the Net Proceeds Offer Amount is equal to or exceeds $75 million.  The offer price in any Net Proceeds Offer will be equal to 100% of the principal value of the Notes to be purchased, plus any accrued and unpaid interest to the date of purchase.  The following events will be deemed to constitute an Asset Sale and the Net Cash Proceeds for such Asset Sale must be applied in accordance with this Section 4.15: in the event any non-cash consideration received by the Company or any Restricted Subsidiary of the Company in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), or in the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 and as a result thereof the Company is no longer an obligor on the Notes, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.15, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.  In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.15.

(d)                                 Notwithstanding the immediately preceding paragraphs, the Company and its Restricted Subsidiaries may consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for Fair Market Value; provided, however, that any consideration that does not constitute Replacement Assets that is received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted under this paragraph shall constitute Net Cash Proceeds and will be subject to the provisions described in the preceding paragraphs.

(e)                                  Each notice of a Net Proceeds Offer pursuant to this Section 4.15 shall be mailed, by first-class mail, by the Company to Holders of Notes at their last registered address not more than 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

(1)                                  that the Net Proceeds Offer is being made pursuant to Section 4.15 of this Indenture, that all Notes tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000 or integral multiples of $1,000 in excess thereof shall be purchased) and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer periods as may be required by law;

(2)                                  the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five Business Days after the Trustee receives notice thereof from the Company);

(3)                                  that any Note not tendered will continue to accrue interest;

(4)                                  that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

(5)                                  that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

(6)                                  that Holders will be entitled to withdraw their election if the

Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(7)                                  that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Note surrendered; provided, however, that each new Note issued shall be in an original principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Notes or portions thereof (in minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof validly tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent, in accordance with Section 2.14, U.S. Legal Tender sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof being purchased by the Company.  Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officers’ Certificate specified in clause (iii) above, the Paying Agent shall promptly pay to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence.  The Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered.  Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall cancel such Notes pursuant to Section 2.11 of this Indenture.  Any monies remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.  For purposes of this Section 4.15, the Trustee shall act as the Paying Agent for the Notes.

To the extent the amount of Notes tendered pursuant to any Net Proceeds Offer is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Notes for general corporate purposes and such Net Proceeds Offer Amount shall be reset to zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer.  To the extent the provisions of any securities laws and regulations conflict with the provisions of this Indenture relating to a Net Proceeds Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Net Proceeds Offer by virtue thereof.

Section 4.16                                [Reserved].

Section 4.17           Limitation on Preferred Stock of Restricted Subsidiaries.  The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to another Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company; provided, however, that any Person that is not a Restricted Subsidiary of the Company may issue Preferred Stock to equity holders of such Person in exchange for equity interests if after such issuance such Person becomes a Restricted Subsidiary of the Company.

Section 4.18           Limitation on Liens.  The Company shall not, and shall not permit any of its Restricted Subsidiaries to create, incur, or otherwise cause or suffer to exist or become effective any Liens of any kind upon any property or assets of the Company or any Restricted Subsidiary now owned or hereafter acquired, which secures Subordinated Indebtedness unless such Indebtedness is incurred in accordance with this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien; provided that any such Lien shall be subordinated to the Lien granted to the Holders in the same collateral as that securing such Lien to the same extent as such Subordinated Indebtedness is subordinated to the Notes.

Section 4.19           Limitation of Guarantees by Restricted Subsidiaries.  The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any other Restricted Subsidiary (other than (A) Indebtedness under Commodity Agreements and Currency Agreements in reliance on clause (v) of the definition of Permitted Indebtedness, (B) Interest Swap Obligations incurred in reliance on clause (iv) of the definition of Permitted Indebtedness, (C) any guarantee by a Foreign Subsidiary of Indebtedness of another Foreign Subsidiary permitted under Section 4.12), or (D) any guarantee of Acquired Indebtedness of a person by any Subsidiary of such person which guarantee constitutes Acquired Indebtedness, unless, in any such case (a) such Restricted Subsidiary that is not a Guarantor executes and delivers a supplemental indenture to this Indenture, providing a Guarantee by such Restricted Subsidiary, (b) if any such assumption, guarantee or other liability by such Restricted Subsidiary is provided in respect of Senior Indebtedness, then the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Indebtedness shall be pari passu in right of payment with the Guarantees and (c) any such assumption, guarantee or other liability of such Restricted Subsidiary that is provided in respect of Subordinated Indebtedness shall be subordinated to the Guarantees in a manner substantially similar to the manner in which such Subordinated Indebtedness is subordinated.

Section 4.20           Conduct of Business.  The Company and its Restricted Subsidiaries (other than a Securitization Entity) will not engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Restricted Subsidiaries were engaged on the Issue Date, except to the extent that after engaging in any new business, the Company and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in similar lines of business as were conducted by them on the Issue Date.

Section 4.21           Covenant Termination.  After such time as (i) the Notes have been assigned an Investment Grade Rating by either Rating Agency (the “Investment Grade Rating Date”) and (ii) no Default or Event of Default under this Indenture shall have occurred and be continuing, and notwithstanding that the Notes may later cease to have an Investment Grade Rating by any Rating Agency, the Company and its Restricted Subsidiaries shall no longer be subject to the following sections:  Section 4.03, Section 4.11, Section 4.12, Section 4.13, Section 4.15, Section 4.17, Section 4.19, Section 4.20 and Section 5.01(a)(iii) or (c)(iii).  Notice of such covenant termination shall be provided in writing to the Trustee.

ARTICLE V
SUCCESSOR CORPORATION

Section 5.01           Merger, Consolidation and Sale of Assets.

(a)           The Company shall not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, transfer or otherwise dispose of (or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), unless:

(i)      either (1) the Company shall be the surviving or continuing entity or (2) the Person (if other than the Company) formed by such consolidation or merger shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia (the “Surviving Entity”)

(ii)     the Surviving Entity, if any, expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee), all rights and obligations of the Company under the Notes and this Indenture;

(iii)    immediately after giving effect to such transaction either (a) the Company or the Surviving Entity shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12 or (b) the Consolidated Fixed Charge Coverage Ratio of the Company or the Surviving Entity would be greater than the Consolidated Fixed Charge Coverage Ratio of the Company determined immediately prior to such transaction;

(iv)    immediately before and after giving effect to such transaction, including the assumption of the Notes, no Default or Event of Default occurred or exists; and

(v)     the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent in this Indenture relating to such transaction have been satisfied.

(b)           For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c)           Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.15) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made assumes by supplemental indenture all of the obligations of the Guarantor on its Guarantee; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of Section 5.01(a)(iii).  Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor need not comply with clause (a) above.

Notwithstanding anything in this Section 5.01 to the contrary, (a) the Company may merge with an Affiliate that has no material assets or liabilities and that is incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another state of the United States or the District of Columbia without complying with Section 5.01(a)(iii) and (b) any transaction characterized as a merger under applicable state law where each of the constituent entities survives, shall not be treated as a merger for purposes of this covenant, but shall instead be treated as (x) an Asset Sale, if the result of such transaction is the transfer of assets by the Company or a Restricted Subsidiary, or (y) an Investment, if the result of such transaction is the acquisition of assets by the Company or a Restricted Subsidiary.

Section 5.02           Successor Corporation Substituted.  Upon any consolidation, combination or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 in which the Company is not the Surviving Entity, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

ARTICLE VI
DEFAULT AND REMEDIES

Section 6.01           Events of Default.  Each of the following shall be an “Event of Default”:

(1)           the failure to pay interest any Notes when the same becomes due and payable and such Default continues for a period of 30 days;

(2)           the failure to pay principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment when due to purchase the Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(3)           the failure of the Company or any Guarantor to comply with any covenant or agreement contained in this Indenture, which default continues for a period of 60 days after the Company receives a written notice specifying the default (or 120 days after such a notice in the event of a Default under Section 4.09) (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (including any Additional Notes subsequently issued under this Indenture) (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)           the occurrence of any default under any agreement governing Indebtedness of the Company or any of its Restricted Subsidiaries, if that default:  (A) is caused by the failure to pay at final maturity the principal amount of any Indebtedness after giving effect to any applicable grace periods and any extensions of time for payment of such Indebtedness; or (B) results in the acceleration of the final stated maturity of any such Indebtedness, and in each case if the aggregate principal amount of such Indebtedness unpaid or accelerated aggregates $100.0 million or more at any time, and in each case such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

(5)           the failure of the Company or any of the Guarantors to pay or otherwise discharge or stay one or more judgments in an aggregate amount exceeding $100.0 million (which are not covered by indemnities or third party insurance as to which the Person giving such indemnity or such insurer has not disclaimed coverage) for a period of 60 days after such judgments become final and non-appealable;

(6)           the Company or any Restricted Subsidiary which is also a Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or (E) makes a general assignment for the benefit of its creditors;

(7)           a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Restricted Subsidiary which is also a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(8)           the failure of any Guarantee of any Significant Subsidiary of the Company to be in full force and effect (other than as provided in accordance with the terms of such Guarantee and this Indenture) or any of the Guarantors denies its liability under its Guarantee.

Section 6.02           Acceleration.

(a)           If an Event of Default of the type described in Section 6.01(6) or (7) occurs with respect to the Company and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes (including any Additional Notes subsequently issued under this Indenture) will become immediately due and payable without further action or notice.  If any other Event of Default occurs and is continuing, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes (including any Additional Notes subsequently issued under this Indenture) may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing (the “Acceleration Notice”) to the Company and the Trustee, which notice must also specify that it is a “notice of acceleration.”

(b)           At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a), the Holders of a majority in principal amount of the Notes (including any Additional Notes) may rescind and cancel such declaration and its consequences:

(1)           if the rescission would not conflict with any judgment or decree;

(2)           if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)           to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)           if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; or

(5)           in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officers’ Certificate that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03           Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or accrued and unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults.  Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Notes (including the aggregate principal amount of any Additional Notes subsequently issued under this Indenture) by notice to the Trustee may waive any existing Default or Event of Default hereunder and its consequences, except a Default in the payment of the principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01; provided that a Default or Event of Default due to failure to comply with Section 4.09 shall be deemed to be cured upon filing by the Company (or, if applicable, Huntsman Corporation) of the reports in compliance with Section 4.09.

Section 6.05           Control by Majority.  Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, any remedies provided for in Section 6.03.  Subject to Section 7.01, however, the Trustee may, in its discretion, refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder (it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee, in its discretion, that is not inconsistent with such direction.

Prior to taking any action hereunder, the Trustee shall be entitled to indemnification by the Holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action

Section 6.06           Limitation on Suits.  A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)           the Holder gives to the Trustee notice of a continuing Event of Default;

(2)           Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)           such Holders offer to the Trustee indemnity or security against any loss, liability or expense to be incurred in compliance with such request which is satisfactory to the Trustee;

(4)           the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity or security; and

(5)           during such 45-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07           Rights of Holders To Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08           Collection Suit by Trustee.  If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09           Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.  The Company’s payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10           Priorities.  If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Sections 6.09 and 7.07;

Second:  if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

Third:  to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Fourth:  to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11           Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06 or 6.07.

Section 6.12           Expenses and Services After an Event of Default.  When the Trustee incurs expenses or renders services after the occurrence of an Event of Default described in this Article VI, the expenses and compensation for services are intended to constitute expenses of administration under any bankruptcy law.

ARTICLE VII
TRUSTEE

Section 7.01           Duties of Trustee.

(a)           If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

(b)           Except during the continuance of a Default or an Event of Default:

(1)           The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee.

(2)           In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers’ Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture.  However, as to any certificates or opinions which are required by any provision of this Indenture to be delivered or provided to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy or mathematical calculations or other facts stated therein or otherwise verify the contents thereof.

(c)           Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)           This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2)           The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)           The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)            The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company.  Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.02           Rights of Trustee.  Subject to Section 7.01:

(a)           In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05.  The Trustee shall not be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officers’ Certificate, or an Opinion of Counsel or advice of counsel.

(c)           The Trustee shall not be liable for any action that it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers.

(d)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

(e)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Notes pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(f)            The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h)           The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(i)                                     The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, attorney or independent contractor appointed with due care by it hereunder.

(j)                                     The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k)                                  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(l)                                     The Trustee may request that the Company deliver an incumbency certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which incumbency certificate may be signed by any Person authorized to sign an incumbency certificate, including any Person as so authorized in any such certificate previously delivered and not superseded.

Section 7.03                                Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Restricted or Unrestricted Subsidiary, or their respective Affiliates, with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04                                Trustee’s Disclaimer.  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the certificate of authentication.

Section 7.05                                Notice of Default.  If a Default or an Event of Default occurs and is continuing and if the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default on the later of (i) 60 days after such Default or Event of Default occurs or (ii) 10 days after the Trustee has actual knowledge of such Default or Event of Default.  Except in the case of a Default or an Event of Default in the payment of interest or principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on a Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Responsible Officer(s) in good faith determines that withholding the notice is in the interest of the Holders.  The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than (i) any Event of Default occurring pursuant to Sections 6.01(1) or 6.01(2); or (ii) any Default or Event of Default of which a Trust Officer shall have received written notification or obtained actual knowledge.  As used herein, the term “actual knowledge” means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.  During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs.

Section 7.06                                Reports by Trustee to Holders.  Within 60 days after April 15 of each year beginning with April 15, 2010, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such date that complies with TIA § 313(a).  The Trustee also shall comply with TIA § 313(b) and 313(c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange, and if the Notes are so listed, the Trustee shall comply with TIA § 313(d).

Section 7.07                                Compensation and Indemnity.  The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as may be agreed upon by the Company and the Trustee.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties and the discharge of its obligations under this Indenture.  Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

The Company shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense including taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim (whether asserted by the Company, and Holder or any other Person) or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder.  The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity.  Failure by the Company to so notify the Trustee shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall cooperate in the defense at the Company’s expense.  The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee’s defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee; provided, further, that, unless the Company otherwise agrees in writing, the Company shall not be liable to pay the fees and expenses of more than one counsel at any given time located within one particular jurisdiction.  The Company need not pay for any settlement made without its written consent which consent shall not be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses  (including the reasonable charges and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration and shall be paid to the extent allowed under any Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee.

Section 7.08                                Replacement of Trustee.  The Trustee may resign by so notifying the Company in writing at least 30 days in advance.  The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the Company’s consent.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee’s acceptance of appointment as provided in this Section.  The Company may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10;

(2)                                  the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                  a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09                                Successor Trustee by Merger, Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

Section 7.10                                Eligibility; Disqualification.  This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1) and 310(a)(2).  The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.  In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA § 310(a)(2).  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other notes, or certificates of interest or participation in other notes, of the Company are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.  The provisions of TIA § 310 shall apply to the Company and any other obligor of the Notes.

Section 7.11                                Preferential Collection of Claims Against the Company.  The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated

therein.  The provisions of TIA § 311 shall apply to the Company and any other obligor of the Notes.

ARTICLE VIII
DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01                                Termination of the Company’s Obligations.  This Indenture will be Discharged and will cease to be of further effect and the obligations of the Company and the Guarantors under the Notes and the Guarantees and this Indenture shall terminate (except that the obligations under Sections 2.03 through 2.07, 7.01, 7.02, 7.07 and 7.08 and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive the effect of this Article Eight) when (a) either (i) all existing Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year (including by way of irrevocable instructions delivered by the Company to the Trustee to effect the redemption of the Notes), and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Notes, cash in U.S. dollars, U.S. Government Obligations or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such Funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company with respect to the Notes; and (c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.  All funds that remain unclaimed for one year will be paid to the Company and thereafter Holders must look to the Company for payment as general creditors.

In addition, at the Company’s option, either (a) the Company shall be deemed to have been Discharged from any and all obligations with respect to the Notes and the Guarantees (“Legal Defeasance”) after the applicable conditions set forth below have been satisfied (except for the obligations of the Company under Sections 2.03, 2.04, 2.06, 2.07, 7.01, 7.02, 7.07 and this Section 8.01) or (b) the Company and its Restricted Subsidiaries shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.03, 4.09 and 4.11 through 4.20 and Section 5.01 and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes (“Covenant Defeasance”) after the applicable conditions set forth below have been satisfied:

(1)                                  the Company must irrevocably deposit with the Trustee in trust, for the benefit of the Holders cash in U.S. Dollars or non-callable U.S. government obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on an applicable redemption date;

(2)                                  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that

(i)             the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(ii)          since the Issue Date, there has been a change in the applicable United States federal income tax law,

in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, such Opinion of Counsel shall not be required if all the Notes will become due and payable on the Maturity Date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee;

(3)                                  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                  no Event of Default or Default shall have occurred and be continuing on the date of such deposit (other than any Default arising from the substantially contemporaneous incurrence of Indebtedness to fund the deposit described above in clause (1));

(5)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than any Default arising from the substantially contemporaneous incurrence of Indebtedness to fund the deposit described above in clause (1)) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                  the Company shall have delivered to the Trustee an Officers’

Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(8)                                  the Company shall have delivered to the Trustee an Opinion of Counsel, to the effect that either (i) the Company has assigned all its ownership interest in the trust funds to the Trustee or (ii) the Trustee has a valid perfected security interest in the trust funds.

Section 8.02                                Acknowledgment of Discharge by Trustee.  Subject to Section 8.05, after (i) the conditions of Section 8.01, have been satisfied and (ii) the Company has delivered to the Trustee an Opinion of Counsel, stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified in this Article Eight.

Section 8.03                                Application of Trust Money.  The Trustee shall hold in trust Funds deposited with it pursuant to Section 8.01.  It shall apply the Funds through the Paying Agent and in accordance with this Indenture to the payment of all the principal of, or premium, if any, and interest on the Notes.

Section 8.04                                Repayment to the Company.  The Trustee and the Paying Agent shall promptly pay to the Company any Funds held by them for the payment of all the principal of, or premium, if any, and interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or mailed to each Holder, notice that such Funds remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such Funds then remaining will be repaid to the Company.  After payment to the Company, Holders entitled to the Funds must look to the Company for payment as general unsecured creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such Funds shall cease.

Section 8.05                                Reinstatement.  If the Trustee or Paying Agent is unable to apply any Funds by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying

Agent is permitted to apply all such Funds in accordance with Section 8.01; provided, however, that if the Company has made any payment of principal, or premium, if any, and interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from Funds held by the Trustee or Paying Agent.

ARTICLE IX
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01                                Without Consent of Holders.  The Company, when authorized by a Board Resolution, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holders to:

(1)                                  to cure any ambiguity, defect or inconsistency;

(2)                                  provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(3)                                  provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)                                  to add any person as a Guarantor of the Notes or secure the Notes or the Guarantees;

(5)                                  to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

(6)                                  to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect in any material respect the legal rights of any Noteholders hereunder; provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

Section 9.02                                With Consent of Holders.  Subject to Section 6.07, the Company, when authorized by a Board Resolution, the Guarantors and the Trustee, together, with the written consent (including any electronic communication thereof by a Depositary) of the Holder or Holders of at least a majority in principal amount of the then outstanding Notes (including the aggregate principal amount of any Additional Notes subsequently issued under this Indenture) may make all other modifications, waivers and amendments of this Indenture, the Notes or the Guarantees, except that, without the consent of each Holder of Notes affected thereby, no amendment and waiver may, directly or indirectly:

(1)                                  reduce the amount of Notes whose Holders must consent to an amendment;

(2)                                  reduce the rate of or change the time for payment of interest, including defaulted interest, on any Notes;

(3)                                  reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price thereof for the Notes;

(4)                                  make any Notes payable in money other than that stated in the Notes and this Indenture;

(5)                                  make any change in provisions of this Indenture or the Notes relating to the rights of Holders of Notes to receive payment of principal of and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment or permitting Holders of a majority in principal amount of the Notes to waive Defaults or Events of Default;

(6)                                  after a Change of Control has occurred, amend, change or modify any provision of this Indenture that would amend, change or modify in any material respect the obligation of the Company to make and complete a Change of Control Offer with respect to such Change of Control or, after an Asset Sale has occurred, amend, change or modify in any material respect the obligation of the Company to make and complete a Net Proceeds Offer with respect to such Asset Sale; or

(7)                                  release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective (as provided in Section 9.04), the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03                                Compliance with TIA.  Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.04                                Revocation and Effect of Consents.  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

The Company may, but shall not be obligated to, fix such record date as it may select for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as a consenting Holder’s Note; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.05                                Notation on or Exchange of Notes.  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 9.06                                Trustee To Sign Amendments, Etc.  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture.  The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.  Such Opinion of Counsel shall not be an expense of the Trustee.

ARTICLE X
[RESERVED]

ARTICLE XI
GUARANTEE OF NOTES

Section 11.01                          Unconditional Guarantee.  Subject to the provisions of this Article Eleven, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees (such guarantees to be referred to herein as the “Guarantee”) to each Holder of a Note (including any Additional Notes upon issuance in accordance with Section 2.18) authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any Additional Interest payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof) and all other obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.  Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately.  An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee.  This Guarantee is a guarantee of payment and not of collection.  If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

No stockholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

Section 11.02                          Limitations on Guarantees.  The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Section 11.03                          Execution and Delivery of Guarantee.  To further evidence the Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit E hereto, shall be endorsed on each Note authenticated and delivered by the Trustee.  Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of a duly authorized Officer of each Guarantor.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 11.04                          Release of a Guarantor.

(a)                                  If no Default or Event of Default exists and is continuing, the obligations of any Guarantor under its Guarantee of the Notes will be automatically and unconditionally released and discharged when any of the following occurs:

(1)                                  a sale, exchange, transfer or other disposition (including, without limitation, by way of merger, consolidation or otherwise), directly or indirectly, of all of the Capital Stock of such Guarantor to any Person that is not a Restricted Subsidiary of the Company; provided that such sale, exchange, transfer or other disposition is made in accordance with the provisions of this Indenture;

(2)                                  a sale, exchange, transfer or other disposition (including, without limitation, by way of merger, consolidation or otherwise), directly or indirectly, of Capital Stock of such Guarantor to any Person that is not a Restricted Subsidiary of the Company, or an issuance by such Guarantor of its Capital Stock, in each case as a result of which such Guarantor ceases to be a majority-owned Subsidiary of the Company; provided that such transaction is made in accordance with the provisions of this Indenture;

(3)                                  such Guarantor is unconditionally released and discharged from its liability with respect to Indebtedness in connection with which such Guarantee was executed pursuant to clause (1) of the covenant described under the Section 4.19 hereof;

(4)                                  the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or

(5)                                  the occurrence of Legal Defeasance or Covenant Defeasance in accordance with this Indenture.

(b)                                 In connection with any transaction set forth Section 11.04(a) above, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.04; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Company.

The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Eleven.

Section 11.05                          Waiver of Subrogation.  Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes or this Indenture and such Guarantor’s obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

Section 11.06                          Immediate Payment.  Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

Section 11.07                          No Set-Off.  Each payment to be made by a Guarantor hereunder in respect of the Obligations shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, defense, counterclaim, reduction or diminution of any kind or nature.

Section 11.08                          Obligations Absolute.  The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

Section 11.09                          Obligations Continuing.  The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full.  Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

Section 11.10                          Obligations Not Reduced.  The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

Section 11.11                          Obligations Reinstated.  The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made.  If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

Section 11.12                          Obligations Not Affected.  The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(a)                                  any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

(b)                                 any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;

(c)                                  any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;

(d)                                 the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

(e)                                  the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(f)                                    any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

(g)                                 any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

(h)                                 any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

(i)                                     the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and

(j)                                     any other circumstance, (other than release of the Guarantor pursuant to Section 11.04 and other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

Section 11.13                          Waiver.  Without in any way limiting the provisions of Section 11.01 hereof, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

Section 11.14                          No Obligation To Take Action Against the Company.  Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

Section 11.15                          Dealing with the Company and Others.  The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

(a)                                  grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(b)                                 take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

(c)                                  accept compromises or arrangements from the Company;

(d)                                 apply all monies at any time received from the Company or from any security upon such part of the Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(e)                                  otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

Section 11.16                          Default and Enforcement.  If any Guarantor fails to pay in accordance with Section 11.06 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

Section 11.17                          Amendment, Etc.  No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

Section 11.18                          Acknowledgment.  Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

Section 11.19                          Costs and Expenses.  Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

Section 11.20                          No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

Section 11.21                          Guarantee in Addition to Other Obligations.  The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

Section 11.22                          Severability.  Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

Section 11.23                          Successors and Assigns.  Unless released in accordance with this Indenture, each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

ARTICLE XII
[RESERVED]

ARTICLE XIII
MISCELLANEOUS

Section 13.01                          TIA Controls.  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 13.02                          Notices.  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or any Guarantor:

Huntsman International LLC
500 Huntsman Way
Salt Lake City, Utah 84108

Attention: Office of General Counsel

if to the Trustee:

[insert Trustee]

[                                ]
Attention:                 [Corporate Trust Services -

Huntsman Administrator]

The Company, the Guarantors and the Trustee by written notice to each other may designate additional or different addresses for notices.  Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 13.03                          Communications by Holders with Other Holders.  Holders may communicate pursuant to TIA (§) 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (§) 312(c).

Section 13.04                          Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company or the Guarantors to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                                  an Officers’ Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)                                  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 13.05                          Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.07, shall include:

(1)                                  a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether or not, in the opinion of each such

Person, such condition or covenant has been complied with.

Section 13.06     Rules by Trustee, Paying Agent, Registrar.  The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

Section 13.07     Legal Holidays.  If a payment date under this Indenture is not a Business Day, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

Section 13.08     Governing Law.  THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  Each of the parties hereto agrees to submit to the non-exclusive jurisdiction of the competent courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

Section 13.09     No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10     No Recourse Against Others.  A past, present or future director, officer, member, manager, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creations.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

Section 13.11     Successors.  All agreements of the Company in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.12     Duplicate Originals.  All parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 13.13     Severability.  In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 13.14     Independence of Covenants.  All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

[Remainder of Page Intentionally Left Blank]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

HUNTSMAN INTERNATIONAL LLC

By:
Name:
Title:

GUARANTORS

AIRSTAR CORPORATION
EUROFUELS LLC
EUROSTAR INDUSTRIES LLC
HUNTSMAN EA HOLDINGS LLC
HUNTSMAN ETHYLENEAMINES LTD.
HUNTSMAN INTERNATIONAL FINANCIAL LLC
HUNTSMAN INTERNATIONAL FUELS, L.P.
HUNTSMAN PROPYLENE OXIDE HOLDINGS LLC
HUNTSMAN PROPYLENE OXIDE LTD.
HUNTSMAN TEXAS HOLDINGS LLC
HUNTSMAN ADVANCED MATERIALS AMERICAS INC.
HUNTSMAN ADVANCED MATERIALS LLC
HUNTSMAN AUSTRALIA INC.
HUNTSMAN CHEMICAL COMPANY LLC
HUNTSMAN CHEMICAL FINANCE CORPORATION
HUNTSMAN CHEMICAL PURCHASING CORPORATION
HUNTSMAN ENTERPRISES, INC.
HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC
HUNTSMAN FUELS, L.P.
HUNTSMAN GROUP INTELLECTUAL PROPERTY HOLDINGS CORPORATION
HUNTSMAN HEADQUARTERS CORPORATION
HUNTSMAN INTERNATIONAL CHEMICALS

CORPORATION
HUNTSMAN INTERNATIONAL TRADING CORPORATION
HUNTSMAN MA INVESTMENT CORPORATION
HUNTSMAN MA SERVICES CORPORATION
HUNTSMAN PETROCHEMICAL CORPORATION
HUNTSMAN PETROCHEMICAL FINANCE CORPORATION
HUNTSMAN PETROCHEMICAL PURCHASING CORPORATION
HUNTSMAN PROCUREMENT CORPORATION
HUNTSMAN PURCHASING, LTD.
JK HOLDINGS CORPORATION
PETROSTAR FUELS LLC
PETROSTAR INDUSTRIES LLC
POLYMER MATERIALS INC.

By:
Name:
Title:

Executed as a Deed by	TIOXIDE AMERICAS INC.
[ ]
for and on behalf of
Tioxide Americas Inc	By:
in the presence of		Name:
Title:

Witness

TIOXIDE GROUP

By:
Name:
Title:

[•], as Trustee

By:
Name:
Title:

EXHIBIT A

[FORM OF NOTE]

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  BY ITS ACQUISITION HEREOF, THE HOLDER OF THIS SECURITY (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF HUNTSMAN INTERNATIONAL LLC THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO HUNTSMAN INTERNATIONAL LLC OR ITS SUBSIDIARIES, (II) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.] [Include for Restricted Securities only]

HUNTSMAN INTERNATIONAL LLC

5 ½ %  Senior Note due 2016

No. $	CUSIP No.

HUNTSMAN INTERNATIONAL LLC, a Delaware limited liability company (the “Company”), for value received, promises to pay to                      or registered assigns, the principal sum of $              , on June 30, 2016.

Interest Payment Dates:  June 30 and December 31 (commencing December 31, 2009)

Record Dates:  June 15 and December 15

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:	HUNTSMAN INTERNATIONAL LLC

By:
Name:
Title:

Certificate of Authentication

This is one of the 5 ½ %  Senior Notes due 2016 referred to in the within-mentioned Indenture.

Dated:	[•], as Trustee

By:
Authorized Signature

(REVERSE OF NOTE)

5 ½ %  Senior Note due 2016

1.             Interest.  HUNTSMAN INTERNATIONAL LLC, a Delaware limited liability company (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above.  Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June    , 2009.  The Company will pay interest semi-annually in arrears on each June 30 and December 31 (each, an “Interest Payment Date”) and at stated maturity, commencing on December 31, 2009.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Notes (without regard to any applicable grace periods) to the extent lawful.

2.             Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the June 15 or December 15 (each, a “Record Date”) immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date.  Holders must surrender Notes to a Paying Agent to collect principal payments.  The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”).  However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender.  The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3.             Paying Agent and Registrar.  Initially, [•] (the “Trustee”) will act as Paying Agent and Registrar.  The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.  The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.             Indenture.  The Company issued the Notes under an Indenture, dated as of June    , 2009 (the “Indenture”), among the Company, each of the Guarantors named therein and the Trustee.  This Note is one of a duly authorized issue of Notes of the Company designated as its 5 ½ %  Senior Notes due 2016 (the “Notes”), which may be issued under the Indenture.  The Company shall be entitled to issue Additional Notes pursuant to Section 2.18 of the Indenture.  The Notes and any Additional Notes and any Exchange Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture.  Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture.  Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them.

5.             Optional Redemption.  The Notes will be redeemable, at the Company’s option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption.

6.             Notice of Redemption.  Notice of redemption will be delivered at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at such Holder’s registered address, except as provided in the Indenture.  Notes in denominations larger than $2,000 may be redeemed in part.

7.             Change of Control Offer.  In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.  Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

8.             Limitation on Asset Sales.  Under certain circumstances set forth in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

9.             Denominations; Transfer; Exchange.  The Notes are in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder shall register the transfer or exchange of Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

10.           Persons Deemed Owners.  The registered Holder of a Note shall be treated as the owner of it for all purposes.

11.           Unclaimed Money.  If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company.  After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.           Discharge Prior to Redemption or Maturity.  If the Company at any time deposits with the Trustee U.S. Legal Tender or non-callable U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Notes to redemption or maturity and complies with the other provisions of this Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Notes).

13.           Amendment; Supplement; Waiver.  The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

14.           Restrictive Covenants.  The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, create Liens, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation.  Such limitations are subject to a number of important qualifications and exceptions.  The Company must annually report to the Trustee on compliance with such limitations.

15.           Successors.  When a successor assumes, in accordance with this Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

16.           Defaults and Remedies.  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including any Additional Notes) may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has been offered indemnity or security reasonably satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the   Notes (including any Additional Notes) then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

17.           Trustee Dealings with Company.  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.           No Recourse Against Others.  No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.  Each Holder of a Note by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

19.           Authentication.  This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

20.           Governing Law.  This Note shall be governed by, and construed in- accordance with, the laws of the State of New York.

21.           Abbreviations and Defined Terms.  Customary abbreviations may be- used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.           CUSIP/ISIN Numbers.  The Company may cause CUSIP and/or ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

[23.        Registration Rights.  Pursuant to the Registration Rights Agreement, the Company and the Guarantors may be obligated upon the occurrence of certain events and subject to certain conditions to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 5 ½ %  Senior Note due 2016, of the Company (an “Unrestricted Note”) which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as this Note.  The Holders may be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.][Include for Restricted Securities only]

24.           Indenture.  Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture

25.           Guarantees.  This Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders.  Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture.  Requests may be made to:  HUNTSMAN INTERNATIONAL LLC, 500 Huntsman Way, Salt Lake City, Utah 84108, Attention:  Office of General Counsel.

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

[In connection with any transfer of this Note occurring prior to the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that the sale is being made:

[Check One]

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)	☐

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	☐	outside the United States to a “foreign purchaser” in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7)	☐	pursuant to another available exemption from the registration statement requirements of the Securities Act of 1933, as amended,

and, unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):

	☐	The transferee is an Affiliate of the Company.

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of l933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears
on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an
executive officer] [To be included in Restricted Securities only]

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14 [ ] Section 4.15 [ ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $

Dated:	Signed:
(Sign exactly as name appears
on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT B

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, A NOMINEE OF THE DEPOSITORY, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY OR ITS NOMINEE OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

B-1

EXHIBIT C

FORM OF TRANSFER CERTIFICATE
RESTRICTED GLOBAL SECURITY TO UNRESTRICTED
GLOBAL SECURITY

(Transfers Pursuant to Sections 2.16(a)(iii) and 2.16(b)(ii) of the Indenture)

[insert Trustee]

[Address]

Attention: Corporate Trust Services

Huntsman International LLC

500 Huntsman Way

Salt Lake City, Utah 84108

Attention:  Secretary

Re:                               Huntsman International LLC 5 ½ %  Senior Notes due 2016 (the “Securities”)

Reference is hereby made to the Indenture, dated as of June      , 2009 between the Company, the Guarantors named therein and [•], as trustee, (the “Indenture”).  Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”) or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.

This certificate relates to U.S.$           principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

[CUSIP No(s).

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner”.  If the Specified Securities are represented by a Global Security, they are held through the appropriate Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of an interest in the Unrestricted Global Security.  In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as follows:

(1)                                  Rule 904 Transfers.  If the transfer is being effected in accordance with Rule 904:

(A)                              the Owner is not a distributor of the Specified Securities, an Affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(B)                                the offer of the Specified Securities was not made to a person in the United States;

(C)                                either:

(i)                                     at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States; or

(ii)                                  the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transactions has been prearranged with a buyer in the United States;

(D)                               no directed selling efforts have been made in the United States by or on behalf of the Owner or any Affiliate thereof;

(E)                                 if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

(F)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(2)                                  Rule 144 Transfers.  If the transfer is being effected pursuant to Rule 144:

(A)                              the transfer is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

(B)                                the transfer is occurring after [date one year after the latest date of issuance of any of the Specified Securities] and the Owner is not, and during the preceding three months has not been, an Affiliate of the Company.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

EXHIBIT D

FORM OF CERTIFICATE TO BE
DELIVERED IN CONNECTION WITH
TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

(Transfers Pursuant to Section 2.17(a) of the Indenture)

[insert Trustee]

[Address]

Attention: Corporate Trust Services

Huntsman International LLC

500 Huntsman Way

Salt Lake City, Utah 84108

Attention:  Secretary

Re:                               Huntsman International LLC 5 ½ %  Senior Notes due 2016 (the “Securities”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of June    , 2009 between the Company and [•], as trustee (the “Indenture”).  Terms used but not defined herein have the meanings given to them in the Indenture.

This certificate relates to $         principal amount of Securities, which are evidenced by the following certificate(s):

1.  We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence.  We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Securities are being offered only in a transaction not involving any public offering within one year after the date of the original issuance of the Securities or if within three months after we cease to be an affiliate (within the meaning of Rule 144 under the Securities Act) of the Company, such Securities may be resold, pledged or transferred only (i) to the Company, (ii) so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a person whom we reasonably believe is a “qualified institution buyer” (as defined in Rule 144A) (“QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Securities), (iii) in an offshore transaction in accordance with Regulation S under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the Note if the Note is not in book-entry form), and, if such transfer is being effected by certain transferors prior to the expiration of the “40-day distribution compliance period” (within the meaning of Rule 903(b)(2) of Regulation S under the Securities Act), a certificate that may be obtained from the Trustee is delivered by the transferee, (iv) to an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (as indicated by the box checked by the transferor on the Certificate of Transfer on the reverse of the certificate for the Securities) which has certified to the Company and the Trustee for the Securities that it is such an accredited investor and is acquiring the Securities for investment purposes and not for distribution (provided that no Securities purchased from a foreign purchaser or from any person other than a QIB or an institutional accredited investor pursuant to this clause (iii) shall be permitted to transfer any Securities so purchased to an institutional accredited investor pursuant to this clause (iv) prior to the expiration of the “applicable restricted period” (within the meaning of Regulation S under the Securities Act), (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Securities from us of the above resale restriction, if then applicable.  We further understand that in connection with any transfer of the Securities by us that the Company and the Trustee for the Securities may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions.

2.  We are able to fend for ourselves in the transactions contemplated hereby, we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

3.  We understand that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of Securities, for our own account or of one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company.

4.  We are acquiring the Securities purchased by us for investment purposes and not for distribution of our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an institutional “accredited investor” (as defined in rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

5.  You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Purchaser)

By:

Date:

EXHIBIT E

GUARANTEE

For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the payments of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Guarantee.  This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein.  The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of June    , 2009, among HUNTSMAN INTERNATIONAL LLC as issuer (the “Company”), each of the Guarantors named therein and [•] as trustee (the “Trustee”), as amended or supplemented (the “Indenture”).

The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture (including, without limitation, the applicable limitations on this Guarantee as set forth in Section 11.02 of the Indenture and the provisions relating to the release of this Guarantee as set forth in Section 11.04 of the Indenture) and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

This Guarantee is subject to release upon the terms set forth in the Indenture.

E-1

IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Date:

,
as Guarantor

By:
Name:
Title:

E-2

Execution Version

HUNTSMAN INTERNATIONAL LLC

$600,000,000 5½% Senior Notes due 2016

guaranteed as to the

payment of principal, premium,
if any, and interest by

AIRSTAR CORPORATION

EUROFUELS LLC

EUROSTAR INDUSTRIES LLC

HUNTSMAN EA HOLDINGS LLC

HUNTSMAN ETHYLENEAMINES LTD.

HUNTSMAN INTERNATIONAL FINANCIAL LLC

HUNTSMAN INTERNATIONAL FUELS, L.P.

HUNTSMAN PROPYLENE OXIDE HOLDINGS LLC

HUNTSMAN PROPYLENE OXIDE LTD.

HUNTSMAN TEXAS HOLDINGS LLC

HUNTSMAN ADVANCED MATERIALS AMERICAS INC.

HUNTSMAN ADVANCED MATERIALS LLC

HUNTSMAN AUSTRALIA INC.

HUNTSMAN CHEMICAL COMPANY LLC

HUNTSMAN CHEMICAL FINANCE CORPORATION

HUNTSMAN CHEMICAL PURCHASING CORPORATION

HUNTSMAN ENTERPRISES, INC.

HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC

HUNTSMAN FUELS, L.P.

HUNTSMAN GROUP INTELLECTUAL PROPERTY HOLDINGS CORPORATION

HUNTSMAN HEADQUARTERS CORPORATION

HUNTSMAN INTERNATIONAL CHEMICALS CORPORATION

HUNTSMAN INTERNATIONAL TRADING CORPORATION

HUNTSMAN MA INVESTMENT CORPORATION

HUNTSMAN MA SERVICES CORPORATION

HUNTSMAN PETROCHEMICAL CORPORATION

HUNTSMAN PETROCHEMICAL FINANCE CORPORATION

HUNTSMAN PETROCHEMICAL PURCHASING CORPORATION

HUNTSMAN PROCUREMENT CORPORATION

HUNTSMAN PURCHASING, LTD.

JK HOLDINGS CORPORATION

PETROSTAR FUELS LLC

PETROSTAR INDUSTRIES LLC

POLYMER MATERIALS INC.

TIOXIDE AMERICAS INC.

TIOXIDE GROUP

Exchange and Registration Rights Agreement

June 23, 2009

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York  10005

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

Huntsman International LLC, a Delaware limited liability company (the “Company”), proposes to issue to the Purchasers (as defined herein) as contemplated by the Note Purchase Agreement (as defined herein) and the Temporary Notes (as defined herein) $600,000,000 aggregate principal amount of the Company’s 5½% Senior Notes due 2016, which are guaranteed by each of the guarantors listed on Schedule I hereto and which will be issued pursuant to the Indenture (as defined herein).

Pursuant to the Note Purchase Agreement and the Temporary Notes and in satisfaction of a condition to the obligations of the Purchasers to purchase the Temporary Notes, the Company and the Guarantors agree with the Purchasers for the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

1.             Certain Definitions.  For purposes of this Exchange and Registration Rights Agreement, the following terms shall have the following respective meanings:

“Base Interest” shall mean the interest that would otherwise accrue on the Securities under the terms thereof and the Indenture, without giving effect to the provisions of this Exchange and Registration Rights Agreement.

“broker-dealer” shall mean any broker or dealer registered with the Commission under the Exchange Act.

“Closing Date” shall mean the date on which the Securities are initially issued under the Indenture.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

2

“Effective Time” in the case of (i) an Exchange Registration, shall mean the time and date as of which the Commission declares the Exchange Registration Statement effective or as of which the Exchange Registration Statement otherwise becomes effective and (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

“Electing Holder” shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(ii) or 3(d)(iii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

“Exchange Offer” shall have the meaning assigned thereto in Section 2(b) hereof.

“Exchange Registration” shall have the meaning assigned thereto in Section 3(c) hereof.

“Exchange Registration Statement” shall have the meaning assigned thereto in Section 2(b) hereof.

“Exchange Securities” shall have the meaning assigned thereto in Section 2(b) hereof.

“Exchanging Dealer” shall have the meaning assigned thereto in Section 2(c) hereof.

“FINRA”  Financial Institutions Regulatory Authority, Inc.

“Freely Tradable” the Securities shall be deemed to be “Freely Tradable” at any time of determination if at such time of determination it may be sold to the public pursuant to Rule 144 under the Securities Act by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company without regard to any of the conditions specified therein (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination).

“Guarantee” shall have the meaning assigned thereto in the Indenture.

“Guarantor” shall have the meaning assigned thereto in the Indenture.

“holder” shall mean each of the Purchasers and other persons who acquire Registrable Securities from time to time (including any successors or assigns), in each case for so long as such person owns any Registrable Securities.

3

“Indenture” shall mean the Indenture, entered into in accordance with the Note Purchase Agreement, between the Company, the Guarantors and the Trustee, as the same shall be amended from time to time relating to the Securities.

“Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of June 22, 2009, among the Purchasers, the Guarantors and the Company relating to the Securities.

“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

“person” shall mean a corporation, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof or governmental agency.

“Purchasers” shall mean the Purchasers named in Schedule I to the Note Purchase Agreement.

“Registrable Securities” Each (i) Security, until the earliest to occur of (a) the date on which such Security is exchanged in the Exchange Offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Security is Freely Tradable and (ii) Exchange Security issued to a broker-dealer until the date on which such Security has been distributed by a broker-dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Registration Statement (including delivery of the prospectus contained therein).

“Registration Default” shall have the meaning assigned thereto in Section 2(e) hereof.

“Registration Default Period” shall have the meaning assigned thereto in Section 2(e) hereof.

“Registration Expenses” shall have the meaning assigned thereto in Section 4 hereof.

“Resale Period” shall have the meaning assigned thereto in Section 2(c) hereof.

“Restricted Holder” shall mean (i) a holder that is an affiliate of the Company within the meaning of Rule 405, (ii) a holder who acquires Exchange Securities outside the ordinary course of such holder’s business, (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Securities and (iv) a holder that is a broker-dealer, but only with respect to Exchange Securities received by such broker-dealer pursuant to an Exchange

4

Offer in exchange for Registrable Securities acquired by the broker-dealer directly from the Company.

“Rule 144,” “Rule 405” and “Rule 415” shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“Securities” shall mean the $600,000,000 aggregate principal amount of the Company’s 5½% Senior Notes due 2016 issued under the Indenture and delivered to the Purchasers in exchange for the Temporary Notes and debt securities issued in exchange therefor or in lieu thereof pursuant to the Indenture (other than Exchange Securities).  Each Security is entitled to the benefit of the Guarantee provided for in the Indenture and, unless the context otherwise requires, any reference herein to a “Security,” an “Exchange Security” or a “Registrable Security” shall include a reference to the related Guarantee.

“Securities Act” shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

“Shelf Registration” shall have the meaning assigned thereto in Section 2(d) hereof.

“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(d) hereof.

“Special Interest” shall have the meaning assigned thereto in Section 2(e) hereof.

“Temporary Notes” shall have the meaning assigned thereto in the Note Purchase Agreement.

“Trustee” shall have the meaning assigned thereto in the Indenture.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Exchange and Registration Rights Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Exchange and Registration Rights Agreement as a whole and not to any particular Section or other subdivision.

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2.             Registration Under the Securities Act.

(a)           The securities entitled to the benefits of this Agreement are the Registrable Securities.

(b)            If any of the Securities are not Freely Tradable by the 366th calendar day following the Closing Date, then, unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 3 below have been complied with), the Company and the Guarantors shall (i) file under the Securities Act a registration statement relating to offers to exchange (such registration statement, the “Exchange Registration Statement,” and such offers, collectively, the “Exchange Offer”) any and all of the Registrable Securities for a like aggregate principal amount of debt securities issued by the Company and guaranteed by the Guarantors, which debt securities and guarantee are substantially identical to the Securities and the related Guarantees, respectively (and are entitled to the benefits of the Indenture or a trust indenture which is substantially identical to the Indenture and which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for registration rights or the Special Interest contemplated in Section 2(e) below (such new debt securities and guarantee hereinafter called “Exchange Securities”), (ii) use their reasonable best efforts to cause such Exchange Registration Statement to become effective under the Securities Act, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Registration Statement as may be necessary in order to cause such Exchange Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Exchange Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit consummation of the Exchange Offer, and (iv) promptly after such Exchange Registration Statement is declared effective, commence the Exchange Offer. The Exchange Registration Statement shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Registrable Securities and to permit resales of Securities held by broker-dealers as contemplated by Section 2(c) below.

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(c)           If an Exchange Registration Statement is required pursuant to Section 2(b) above, the Company further agrees to use its reasonable best efforts to commence and complete the Exchange Offer within 45 days after the date the Exchange Registration Statement is declared effective by the Commission, hold the Exchange Offer open for at least 20 days (or longer if required by applicable law) and exchange Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer.  The Exchange Offer shall be deemed to have been completed upon the earlier to occur of (i) the Company having exchanged the Exchange Securities for all outstanding Registrable Securities pursuant to the Exchange Offer and (ii) the Company having exchanged, pursuant to the Exchange Offer, Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least 20 days following the commencement of the Exchange Offer; provided, however, that the Exchange Offer will be completed only if the Exchange Securities and related guarantee received by holders (other than Restricted Holders) in the Exchange Offer for Registrable Securities are, upon receipt, transferable by each such holder without restriction under the Securities Act and without material restrictions under the blue sky or securities laws of a substantial majority of the States of the United States of America, it being understood that broker-dealers receiving Exchange Securities will be subject to certain prospectus delivery requirements with respect to resale of the Exchange Securities.  The Company agrees (x) to include in the Exchange Registration Statement a prospectus for use in any resales by any holder of Exchange Securities that is a broker-dealer and (y) to keep such Exchange Registration Statement effective for a period (the “Resale Period”) beginning when Exchange Securities are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 120th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Securities.  With respect to such Exchange Registration Statement, such holders shall have the benefit of the rights of indemnification and contribution set forth in Sections 6(a), (c), (d) and (e) hereof.

Each holder that participates in the Exchange Offer will be required, as a condition to its participation in the Exchange Offer, to represent to the Company in writing (which may be contained in the applicable letter of transmittal) (i) that any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement of the Exchange Offer, such holder has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the Securities Act, (iii) that such holder is not an “affiliate” of the Company as such term is defined in Rule 405 promulgated under the Securities Act, (iv) if such holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of Exchange Notes; and (v) if such holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making or other trading activities (an “Exchanging Dealer”), that it will deliver a prospectus in connection with the resale of such Exchange Securities.  A broker-dealer that is not able to make the representation in clause (v) above will not be permitted to participate in the Exchange Offer.

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(d)           If any of the Securities are not Freely Tradable by the 366th calendar day following the Closing Date and on or prior to the time the Exchange Offer is completed, any law or the existing Commission interpretations are changed such that (i) the debt securities or the related guarantee received by holders other than Restricted Holders in the Exchange Offer for Registrable Securities are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, (ii) for any other reason the Exchange Offer is not consummated on or prior to the 366th calendar day following the Closing Date or (iii) the Exchange Offer is not available to any holder of the Securities by reason of U.S. law or Commission policy (other than due solely to the status of such holder as an affiliate of the Company within the meaning of the Securities Act or as an Exchanging Dealer), then the Company shall, in lieu of (or, in the case of clause (iii), in addition to) conducting the Exchange Offer contemplated by Section 2(b), file under the Securities Act as soon as practicable, but no later than the later of 20 days after the time such obligation to file arises, a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, the “Shelf Registration” and such registration statement, the “Shelf Registration Statement”).  The Company agrees to use its reasonable best efforts (x) to cause the Shelf Registration Statement to become or be declared effective and to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of the second anniversary of the Effective Time or such time as there are no longer any Registrable Securities outstanding; provided, however, that (I) no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder and (II) the Company shall be permitted to take any action that would suspend the effectiveness of a Shelf Registration Statement or result in holders covered by a Shelf Registration Statement not being able to offer and sell such Securities if (i) such action is required by law or (ii) such action is taken by the Company in good faith and for valid business reasons involving a material undisclosed event, and (y) after the Effective Time of the Shelf Registration Statement, within 30 days following the request of any holder that is not then an Electing Holder, to take any action reasonably necessary to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such holder as a selling securityholder in the Shelf Registration Statement; provided, however, that nothing in this clause (y) shall relieve any such holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(iii) hereof.  The Company further agrees to supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, and the Company agrees to furnish to each Electing Holder copies of any such supplement or amendment prior to its being used or promptly following its filing with the Commission.

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(e)           In the event that (i) the Exchange Registration Statement required pursuant to Section 2(b) has not become effective by the Commission by the 400th calendar day following the Closing Date or the Shelf Registration Statement required pursuant to Section 2(d) has not become effective by the Commission by the 30th day following the day such registration statement is required to be filed under Section 2(d), or (ii) the Exchange Offer has not been completed within 45 business days after the initial effective date of the Exchange Registration Statement relating to the Exchange Offer (if the Exchange Offer is then required to be made) or (iii) any Exchange Registration Statement or Shelf Registration Statement required by Section 2(b) or 2(d) hereof is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted herein) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iii), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, subject to the provisions of Section 9(b), special interest (“Special Interest”), in addition to the Base Interest, shall accrue at a per annum rate of 0.125% for the first 90 days of the Registration Default Period, at a per annum rate of 0.25% for the second 90 days of the Registration Default Period, at a per annum rate of 0.375% for the third 90 days of the Registration Default Period and at a per annum rate of 0.5% thereafter for the remaining portion of the Registration Default Period; provided, however, that Special Interest shall not accrue if the failure of the Company to comply with its obligations hereunder is a result of the failure of any of the holders, underwriters, Purchasers or placement or sales agents to fulfill their respective obligations hereunder; and provided, further, Special Interest shall only accrue until, but excluding, the earlier of (1) the date on which such Registration Default has been cured or (2) the date on which the Securities accruing such Special Interest cease to be Registrable Securities.  Special Interest accrued for any period shall be payable at the relevant interest payment date for such period under the terms of the Securities.

(f)            Notwithstanding the foregoing: (1) the amount of Special Interest that accrues will not increase because more than one Registration Default has occurred and is pending; (2) a holder of Registrable Securities or Exchange Securities who is not entitled to the benefits of the Shelf Registration Statement (including, but not limited to any such holder who has not returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(d)(iii) hereof) will not be entitled to Special Interest with respect to a Registration Default that pertains to the Shelf Registration Statement; and (3) a holder of Registrable Securities who is not entitled to participate in the Exchange Offer will not be entitled to the accrual of Special Interest by reason of a Registration Default that pertains to the Exchange Offer.

(g)           The Company shall take, and shall cause the Guarantors to take, all actions necessary or advisable to be taken by it to ensure that the transactions contemplated herein are effected as so contemplated, including all actions necessary or desirable to register the Guarantees under the registration statement contemplated in Section 2(b) or 2(d) hereof, as applicable.

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(h)           Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

3.             Registration Procedures.

If the Company files a registration statement pursuant to Section 2(b) or Section 2(d), the following provisions shall apply:

(a)           At or before the Effective Time of the Exchange Offer or the Shelf Registration, as the case may be, the Company shall qualify the Indenture under the Trust Indenture Act.

(b)           In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(c)           In connection with the Company’s obligations with respect to the registration of Exchange Securities as contemplated by Section 2(b) (the “Exchange Registration”), if applicable, the Company shall, as soon as reasonably practicable (or as otherwise specified):

(i)        use its reasonable best efforts to prepare and file with the Commission an Exchange Registration Statement on any form which may be utilized by the Company and which shall permit the Exchange Offer and resales of Exchange Securities by broker-dealers during the Resale Period to be effected as contemplated by Section 2(c), and use its best reasonable efforts to cause such Exchange Registration Statement to become effective no later than 30 days after the 366th calendar day following the Closing Date;

(ii)       after the Effective Time of the Exchange Registration Statement, except as permitted hereunder, prepare and file with the Commission such amendments and supplements to such Exchange Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Registration Statement for the periods and purposes contemplated in Section 2(b) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Registration Statement, and promptly provide each broker-dealer holding Exchange Securities with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, as such broker-dealer may reasonably request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Securities;

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(iii)       after the Effective Time of the Exchange Registration Statement and during the Resale Period promptly notify each broker-dealer that has requested copies of the prospectus included in such registration statement, and confirm such advice in writing, (A) with respect to such Exchange Registration Statement or any post-effective amendment, when the same has become effective, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Registration Statement or the initiation or threatening of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (D) at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, which such notice, in the case of clauses (B), (C) and (D) shall require any broker-dealer to suspend the use of such prospectus until further notice;

(iv)       in the event that the Company would be required, pursuant to Section 3(c)(iii)(D) above, to notify any broker-dealers holding Exchange Securities, prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, the Company shall not be required to amend or supplement such prospectus if (i) not permitted by law or (ii) the Company in good faith and for valid business reasons determines that to do so would involve disclosing a material undisclosed event;

(v)        use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Registration Statement or any post-effective amendment thereto at the earliest practicable date unless the Company in good faith and for valid business reasons determines that to do so would involve disclosing a material undisclosed event;

(vi)       use its reasonable best efforts to (A) register or qualify the Exchange Securities under the securities laws or blue sky laws of such

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jurisdictions as are contemplated by Section 2(c) no later than the commencement of the Exchange Offer, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period and (C) take any and all other actions as may be reasonably necessary or advisable to enable each broker-dealer holding Exchange Securities to consummate the disposition thereof in such jurisdictions; provided, however, that neither the Company nor the Guarantors shall be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process or taxation in any such jurisdiction or (3) make any changes to its incorporating documents or limited liability agreement or any other agreement between it and its stockholders or members;

(vii)   provide an ISIN and a CUSIP number for all Exchange Securities, not later than the applicable Effective Time; and

(viii)  comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable but no later than 18 months after the effective date of such Exchange Registration Statement, an earning statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

(d)           In connection with the Company’s obligations with respect to the Shelf Registration, if applicable,  the Company shall, as soon as reasonably practicable (or as otherwise specified):

(i)        prepare and file with the Commission, as soon as reasonably practicable but in any case within the time periods specified in Section 2(d), a Shelf Registration Statement on any form which may be utilized by the Company and which shall register all of the Registrable Securities for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by such of the holders as, from time to time, may be Electing Holders and use its reasonable best efforts to cause such Shelf Registration Statement to become effective as soon as reasonably practicable but in any case within the time periods specified in Section 2(d);

(ii)       prior to the Effective Time of the Shelf Registration Statement, mail the Notice and Questionnaire to the holders of Registrable Securities; no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless such holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein;

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provided, however, holders of Registrable Securities shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such holders to return a completed and signed Notice and Questionnaire to the Company;

(iii)      after the Effective Time of the Shelf Registration Statement, upon the request of any holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Company shall not be required to take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities until such holder has returned a completed and signed Notice and Questionnaire to the Company;

(iv)      after the Effective Time of the Shelf Registration Statement, except as permitted hereunder, as soon as reasonably practicable prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(d) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission;

(v)       comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such Shelf Registration Statement;

(vi)      provide (A) the Electing Holders, (B) the underwriters (which term, for purposes of this Exchange and Registration Rights Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act), if any, thereof, (C) any sales or placement agent, if any, therefor, (D) counsel for any such underwriter or agent and (E) not more than one counsel for all the Electing Holders a copy of such Shelf Registration Statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto;

(vii)       for a reasonable period prior to the filing of such Shelf Registration Statement, and throughout the period specified in Section 2(d) make available at reasonable times at the Company’s principal place of business or such other reasonable place for inspection by the persons referred to in Section 3(d)(vi) above who shall certify to the Company that they have a current intention to sell the Registrable Securities pursuant to the Shelf Registration such financial and

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other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the reasonable judgment of the respective counsel referred to in such Section, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), or (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement), or (C) such information is set forth in such Shelf Registration Statement or the prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such prospectus in order that such Shelf Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii)   promptly notify each of the Electing Holders, any sales or placement agent therefor and any underwriter thereof (which notification may be made through any managing underwriter that is a representative of such underwriter for such purpose) and confirm such advice in writing, (A) with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (D) if at any time when a prospectus is required to be delivered under the Securities Act, that such Shelf Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, which such notice, in the case of clauses (B), (C) and (D) shall require the suspension of the use of such prospectus until further notice;

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(ix)      use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any post-effective amendment thereto at the earliest practicable date unless the Company in good faith and for valid business reasons determines that to do so would involve disclosing a material undisclosed event;

(x)       if reasonably requested by any managing underwriter or underwriters, any placement or sales agent or any Electing Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, such agent or such Electing Holder specifies should be included therein relating to the terms of the sale of such Registrable Securities, including information with respect to the principal amount of Registrable Securities being sold by such Electing Holder or agent or to any underwriters, the name and description of such Electing Holder, agent or underwriter, the offering price of such Registrable Securities and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold by such Electing Holder or agent or to such underwriters; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xi)      furnish to each Electing Holder, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(d)(vi) above a conformed copy of such Shelf Registration Statement, each such amendment and supplement thereto (in each case including, upon request, all exhibits thereto and documents incorporated by reference therein) and such number of copies of the prospectus included in such Shelf Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and such other documents, as such Electing Holder, agent, if any, and underwriter, if any, may reasonably request that may be required in connection with the offering and disposition of the Registrable Securities owned by such Electing Holder, offered or sold by such agent or underwritten by such underwriter and to permit such Electing Holder, agent and underwriter to satisfy the prospectus delivery requirements of the Securities Act; and the Company hereby consents to the use of the prospectus contained in the Shelf Registration Statement at the Effective Time thereof and any amendment or supplement thereto by each such Electing Holder and by any such agent and underwriter, in each case in the form most recently provided to such person by the Company, in connection with the offering and sale of the

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Registrable Securities covered by such prospectus or any such supplement or amendment thereto;

(xii)     use reasonable best efforts to (A) register or qualify the Registrable Securities to be included in such Shelf Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Electing Holder and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(d) above and for so long as may be necessary to enable any such Electing Holder, agent or underwriter to complete its distribution of Securities pursuant to such Shelf Registration Statement and (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Electing Holder, agent, if any, and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that neither the Company nor the Guarantors shall be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(d)(xii), (2) consent to general service of process or taxation in any such jurisdiction or (3) make any changes to its incorporating documents or limited liability agreement or any other agreement between it and its stockholders or members;

(xiii)  unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall not bear any restrictive legends; and, in the case of an underwritten offering, enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Securities;

(xiv)  enter into one or more underwriting agreements, engagement letters, agency agreements, “best efforts” underwriting agreements or similar agreements, as appropriate, including customary provisions relating to indemnification and contribution (such indemnification and contribution obligations of the Company to be no more extensive than those contained in the Note Purchase Agreement), and take such other actions in connection therewith as any Electing Holders aggregating at least 20% in aggregate principal amount of the Registrable Securities at the time outstanding shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

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(xv)     whether or not an agreement of the type referred to in Section 3(d)(xiv) hereof is entered into and whether or not any portion of the offering contemplated by the Shelf Registration is an underwritten offering or is made through a placement or sales agent or any other entity, (A) make such representations and warranties to the Electing Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of debt securities pursuant to any appropriate agreement or to a registration statement filed on the form applicable to the Shelf Registration; (B) obtain an opinion of counsel to the Company in customary form and covering such matters, of the type customarily covered by such an opinion, as the managing underwriters, if any, or as any Electing Holders of at least 20% in aggregate principal amount of the Registrable Securities at the time outstanding may reasonably request, addressed to such Electing Holder or Electing Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof and dated the effective date of such Shelf Registration Statement (or if such Shelf Registration Statement contemplates an underwritten offering of a part or all of the Registrable Securities, dated the date of the closing under the underwriting agreement relating thereto) (it being agreed that the matters to be covered by such opinion shall include the due incorporation, organization or formation and good standing of the Company and the Guarantors; the qualification of the Company and the Guarantors to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement, if any, of the type referred to in Section 3(d)(xiv) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Securities; the absence of governmental approvals required to be obtained in connection with the Shelf Registration, the offering and sale of the Registrable Securities, this Exchange and Registration Rights Agreement or any agreement of the type referred to in Section 3(d)(xiv) hereof, except such approvals as may have been obtained or may be required under state securities or blue sky laws; the material compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, respectively; and, if addressed to any underwriters, as of the date of the opinion and of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from the documents incorporated by reference therein (in each case other than the financial statements and other financial or accounting information contained therein) of an untrue statement of a material fact or the omission to state therein a material fact necessary to make the statements therein not misleading (in the case of such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act)); (C) obtain a “cold comfort” letter or letters from the independent certified public accountants of the Company addressed to the selling Electing Holders, the placement or sales

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agent, if any, therefor or the underwriters, if any, thereof, dated (i) the effective date of such Shelf Registration Statement and (ii) the effective date of any prospectus supplement to the prospectus included in such Shelf Registration Statement or post-effective amendment to such Shelf Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus (and, if such Shelf Registration Statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such Shelf Registration Statement or post-effective amendment to such Shelf Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, dated the date of the closing under the underwriting agreement relating thereto), such letter or letters to be in customary form and covering such matters of the type customarily covered by letters of such type; and (D) deliver such documents and certificates, including officers’ certificates, as may be reasonably requested by any Electing Holders of at least 20% in aggregate principal amount of the Registrable Securities at the time outstanding or the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof to evidence the accuracy of the representations and warranties made pursuant to clause (A) above or those contained in Section 5(a) hereof and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantors;

(xvi)  notify in writing each holder of Registrable Securities of any proposal by the Company to amend or waive any provision of this Exchange and Registration Rights Agreement in any material respect pursuant to Section 9(h) hereof and of any such amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;

(xvii)  in the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules (the “Conduct Rules”) of the National Association of Securities Dealers, Inc. (“NASD”) or any successor thereto, as amended from time to time) thereof, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, cooperate with such broker-dealer in connection with any filings required to be made by the FINRA;

(xviii) comply with all applicable rules and regulations of the Commission, and make generally available to its securityholders as soon as practicable but in any event not later than 18 months after the effective date of such Shelf Registration Statement, an earning statement of the Company and its

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subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 thereunder).

(e)           In the event that the Company would be required, pursuant to Section 3(d)(viii)(D) above, to notify the Electing Holders, the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof, the Company shall as soon as reasonably practicable prepare and furnish to each of the Electing Holders, to each placement or sales agent, if any, and to each such underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; provided, however, the Company shall not be required to amend or supplement such prospectus if (i) not permitted by law or (ii) the Company in good faith and for valid business reasons determines that to do so would involve disclosing a material undisclosed event.  Each Electing Holder agrees that upon receipt of any notice from the Company pursuant to Section 3(d)(viii)(D) hereof, such Electing Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Shelf Registration Statement applicable to such Registrable Securities until such Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Company, such Electing Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Electing Holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

(f)            In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Company may require such Electing Holder to furnish to the Company such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act.  Each such Electing Holder agrees to (i) notify the Company as promptly as practicable of (A) any inaccuracy or change in information previously furnished by such Electing Holder to the Company or (B) of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and (ii) promptly to furnish to the Company any additional information required to correct and update any previously furnished required information or so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a

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material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g)           Until the expiration of one year after the Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

4.             Registration Expenses.

The Company agrees to bear and to pay or cause to be paid promptly all expenses incident to the Company’s performance of or compliance with this Exchange and Registration Rights Agreement, including (a) all Commission and any FINRA registration, filing and review fees and expenses, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and blue sky laws referred to in Section 3(d)(xii) hereof under the laws of such jurisdictions as any managing underwriters or the Electing Holders may designate, including any fees and disbursements of one counsel for the Electing Holders or underwriters in connection with such qualification, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, and the expenses of preparing the Securities for delivery, (d) messenger, telephone and delivery expenses relating to the preparation of documents referred in clause (c) above, (e) fees and expenses of the Trustee under the Indenture, (f) internal expenses (including all salaries and expenses of the Company’s officers and employees performing legal or accounting duties), (g) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance), (h) reasonable fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Company), (j) any fees charged by securities rating services for rating the Securities, and (k) fees, expenses and disbursements of any other persons, including special experts, retained by the Company in connection with such registration (collectively, the “Registration Expenses”).  To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities or any placement or sales agent therefor or underwriter thereof, the Company shall reimburse such person for the full amount of the reasonable Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor.  Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

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5.             Representations and Warranties.

The Company and the Guarantors represent and warrant to, and agree with, each Purchaser and each of the holders from time to time of Registrable Securities that:

(a)           Each registration statement covering Registrable Securities and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(d) or Section 3(c) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to holders of Registrable Securities pursuant to Section 3(d)(viii)(D) or Section 3(c)(iii)(D) hereof until (ii) such time as the Company furnishes an amended or supplemented prospectus pursuant to Section 3(e) or Section 3(c)(iv) hereof, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(d) or Section 3(c) hereof, as then amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Securities, a placement or sales agent or an underwriter expressly for use therein.

(b)           Any documents incorporated by reference in any prospectus referred to in Section 5(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and, as of such effective or filing date, none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a holder of Registrable Securities, a placement or sales agent or an underwriter expressly for use therein.

(c)           The compliance by the Company with all of the provisions of this Exchange and Registration Rights Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any subsidiary of

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the Company is a party or by which the Company or any subsidiary of the Company is bound or to which any of the property or assets of the Company or any subsidiary of the Company is subject, except for such conflict, breach or default which (x) would not have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”) or (y) have been waived nor will such action result in any violation of the provisions of the organizational documents of the Company or the Guarantors or violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary of the Company or any of their properties except for such violation which would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company and the Guarantors of the transactions contemplated by this Exchange and Registration Rights Agreement, except the registration under the Securities Act of the Securities, qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the offering and distribution of the Securities.

(d)           This Exchange and Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

6.             Indemnification.

(a)           Indemnification by the Company and the Guarantors.  The Company and the Guarantors, jointly and severally, will indemnify and hold harmless each broker dealer selling Exchange Securities during the Resale Period, and each of the Electing Holders of Registrable Securities included in a Shelf Registration Statement against any losses, claims, damages or liabilities, joint or several, to which such holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Exchange Registration Statement or Shelf Registration Statement, as the case may be, under which such Registrable Securities were registered under the Securities Act, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder for any out-of-pocket legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that (i) neither the Company nor any Guarantor shall be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any holder, placement or sales agent or underwriter

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expressly for use therein and (ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any holder, placement agent or underwriter (or any person controlling such person) to the extent that any loss, claim, damage or liability of such person results from the fact that such person sold Securities to a person as to whom it shall be established that there was not sent or given, a copy of the final prospectus (or the final prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Securities to such person if (x) the Company has previously furnished copies thereof in sufficient quantity to such indemnified person and the loss, claim, damage or liability of such indemnified person results from an untrue statement or omission of a material fact contained in such preliminary prospectus which was corrected in the final prospectus (or the final prospectus as amended or supplemented) and (y) such loss, liability, claim, damage or expense would have been eliminated by the delivery of such corrected final prospectus or the final prospectus as then amended or supplemented.

(b)           Indemnification by the Holders and Any Agents and Underwriters.  As a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2(b) hereof or to entering into any underwriting agreement with respect thereto, each Electing Holder of such Registrable Securities and each underwriter named in any such underwriting agreement, severally and not jointly, will (i) indemnify and hold harmless the Company, the Guarantors, and all other holders of Registrable Securities, against any losses, claims, damages or liabilities to which the Company, the Guarantors or such other holders of Registrable Securities may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by the Company to any such Electing Holder, agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Electing Holder or underwriter expressly for use therein, and (ii) reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the proceeds to be received by such Electing Holder from the sale of such Electing Holder’s Registrable Securities pursuant to such registration.

(c)           Notices of Claims, Etc.  Promptly after receipt by an indemnified party under Section 6(a) or Section 6(b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by

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Section 6(a) or 6(b) above.  In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  No indemnifying party shall be liable under this Section 6(c) for any settlement of any claim or action effected without its consent, which consent shall not be unreasonably withheld.

(d)           Contribution.  If for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) above are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if the holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any

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such action or claim.  Notwithstanding the provisions of this Section 6(d), no holder shall be required to contribute any amount in excess of the amount by which the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The holders’ and any underwriters’ obligations in this Section 6(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

(e)           The obligations of the Company and the Guarantors under this Section 6 shall be in addition to any liability which the Company or the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each holder, agent and underwriter and each person, if any, who controls any holder, agent or underwriter within the meaning of the Securities Act; and the obligations of the holders and any agents or underwriters contemplated by this Section 6 shall be in addition to any liability which the respective holder, agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or the Guarantors and to each person, if any, who controls the Company or a Guarantor within the meaning of the Securities Act.

7.             Underwritten Offerings.

(a)           Selection of Underwriters.  If any of the Registrable Securities covered by the Shelf Registration are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by Electing Holders holding at least a majority in aggregate principal amount of the Registrable Securities to be included in such offering, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Company.

(b)           Participation by Holders.  Each holder of Registrable Securities hereby agrees with each other such holder that no such holder may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

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8.             Rule 144.

The Company covenants to the holders of Registrable Securities that to the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission.  Upon the request of any holder of Registrable Securities in connection with that holder’s sale pursuant to Rule 144, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

9.             Miscellaneous.

(a)           No Inconsistent Agreements.   The Company represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the terms contained in this Exchange and Registration Rights Agreement.

(b)           Remedy.  Special Interest pursuant to Section 2(e) hereof is the sole remedy available to holders of Registrable Securities in the event the Company does not comply with any of its registration and other obligations set forth in Section 2 herein.  In addition, the parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its other obligations under Sections 4, 6, or 8 hereunder and that the Purchasers and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Purchasers and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of such obligations in accordance with the terms and conditions of this Exchange and Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction.

(c)           Notices.  All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows:  If to the Company, to it at 500 Huntsman Way, Salt Lake City, Utah 84108, Attention: General Counsel, and if to a holder, to the address of such holder set forth in the security register or other records of the Company, or to such other address as the Company or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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(d)           Parties in Interest.  All the terms and provisions of this Exchange and Registration Rights Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such holders.  In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Exchange and Registration Rights Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Exchange and Registration Rights Agreement.  If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

(e)           Survival.  The respective indemnities, agreements, representations, warranties and each other provision set forth in this Exchange and Registration Rights Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Note Purchase Agreement and the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.

(f)            Governing Law.  This Exchange and Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(g)           Headings.  The descriptive headings of the several Sections and paragraphs of this Exchange and Registration Rights Agreement are inserted for convenience only, do not constitute a part of this Exchange and Registration Rights Agreement and shall not affect in any way the meaning or interpretation of this Exchange and Registration Rights Agreement.

(h)           Entire Agreement; Amendments.  This Exchange and Registration Rights Agreement and the other writings referred to herein (including the Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter.  This Exchange and Registration Rights Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.  This Exchange and Registration Rights Agreement may be amended and the observance of any term of this Exchange and Registration Rights Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding.  Each holder of any of the Registrable Securities at the time or thereafter

27

outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

(i)            Inspection.  For so long as this Exchange and Registration Rights Agreement shall be in effect, this Exchange and Registration Rights Agreement and a complete list of the names and addresses of all the holders of Registrable Securities shall be made available for inspection and copying on any business day by any holder of Registrable Securities for proper purposes only (which shall include any purpose related to the rights of the holders of Registrable Securities under the Securities, the Indenture and this Exchange and Registration Rights Agreement) at the offices of the Trustee under the Indenture.

(j)            Counterparts.  This Exchange and Registration Rights Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

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If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers, the Guarantors and the Company.  It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

HUNTSMAN INTERNATIONAL LLC

By:
Name:
Title:

[Signature page to Exchange and Registration Rights Agreement]

GUARANTORS

AIRSTAR CORPORATION
EUROFUELS LLC
EUROSTAR INDUSTRIES LLC
HUNTSMAN EA HOLDINGS LLC
HUNTSMAN ETHYLENEAMINES LTD.
HUNTSMAN INTERNATIONAL FINANCIAL LLC
HUNTSMAN INTERNATIONAL FUELS, L.P.
HUNTSMAN PROPYLENE OXIDE HOLDINGS LLC
HUNTSMAN PROPYLENE OXIDE LTD.
HUNTSMAN TEXAS HOLDINGS LLC
HUNTSMAN ADVANCED MATERIALS AMERICAS INC.
HUNTSMAN ADVANCED MATERIALS LLC
HUNTSMAN AUSTRALIA INC.
HUNTSMAN CHEMICAL COMPANY LLC
HUNTSMAN CHEMICAL FINANCE CORPORATION
HUNTSMAN CHEMICAL PURCHASING CORPORATION
HUNTSMAN ENTERPRISES, INC.
HUNTSMAN EXPANDABLE POLYMERS COMPANY, LC
By: Huntsman International Chemicals Corporation, its Sole
Member and Manager
HUNTSMAN FUELS, L.P.
HUNTSMAN GROUP INTELLECTUAL PROPERTY HOLDINGS CORPORATION
HUNTSMAN HEADQUARTERS CORPORATION
HUNTSMAN INTERNATIONAL CHEMICALS CORPORATION
HUNTSMAN INTERNATIONAL TRADING CORPORATION
HUNTSMAN MA INVESTMENT CORPORATION
HUNTSMAN MA SERVICES CORPORATION
HUNTSMAN PETROCHEMICAL CORPORATION
HUNTSMAN PETROCHEMICAL FINANCE CORPORATION
HUNTSMAN PETROCHEMICAL PURCHASING CORPORATION
HUNTSMAN PROCUREMENT CORPORATION

[Signature page to Exchange and Registration Rights Agreement]

HUNTSMAN PURCHASING, LTD.
By: Huntsman Procurement Corporation, its General Partner
JK HOLDINGS CORPORATION
PETROSTAR FUELS LLC
PETROSTAR INDUSTRIES LLC
POLYMER MATERIALS INC.

By:
Name:
Title:

Executed as a Deed by	TIOXIDE AMERICAS INC.
Troy M. Keller
for and on behalf of
Tioxide Americas Inc	By:
in the presence of	Name:
Title:

Witness

TIOXIDE GROUP

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Exchange and Registration Rights Agreement]

Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

[Signature page to Exchange and Registration Rights Agreement]

SCHEDULE I

GUARANTORS	JURISDICTION OF ORGANIZATION
Airstar Corporation	Utah
Eurofuels LLC	Delaware
Eurostar Industries LLC	Delaware
Huntsman Advanced Materials Americas Inc.	Delaware
Huntsman Advanced Materials LLC	Delaware
Huntsman Australia Inc.	Utah
Huntsman Chemical Company LLC	Utah
Huntsman Chemical Finance Corporation	Utah
Huntsman Chemical Purchasing Corporation	Utah
Huntsman EA Holdings, LLC	Delaware
Huntsman Enterprises, Inc.	Utah
Huntsman Ethyleneamines Ltd.	Texas
Huntsman Expandable Polymers Company, LC	Utah
Huntsman Fuels, L.P.	Texas
Huntsman Group Intellectual Property Holdings Corporation	Utah
Huntsman Headquarters Corporation	Utah
Huntsman International Chemicals Corporation	Utah
Huntsman International Financial LLC	Delaware
Huntsman International Fuels, L.P.	Texas
Huntsman International Trading Corporation	Delaware
Huntsman MA Investment Corporation	Utah
Huntsman MA Services Corporation	Utah
Huntsman Petrochemical Corporation	Delaware
Huntsman Petrochemical Finance Corporation	Utah
Huntsman Petrochemical Purchasing Corporation	Utah
Huntsman Procurement Corporation	Utah
Huntsman Propylene Oxide Holdings LLC	Delaware
Huntsman Propylene Oxide Ltd.	Texas
Huntsman Purchasing, Ltd.	Utah
Huntsman Texas Holdings LLC	Delaware
JK Holdings Corporation	Delaware
Petrostar Fuels LLC	Delaware
Petrostar Industries LLC	Delaware
Polymer Materials Inc.	Utah
Tioxide Americas Inc.	Cayman Islands
Tioxide Group	United Kingdom

Exhibit A

Huntsman International LLC

INSTRUCTION TO DTC PARTICIPANTS

(Date of Mailing)

URGENT - IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE:  [DATE] *

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in the Huntsman International LLC (the “Company”) 5½% Senior Notes due 2016 (the “Securities”) are held.

The Company is in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof.  In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response].  Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you.  If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact Huntsman International LLC, 500 Huntsman Way, Salt Lake City, Utah 84108, (801) 532-5200.

*Not less than 28 calendar days from date of mailing.

Huntsman International LLC

Notice of Registration Statement
and
Selling Securityholder Questionnaire

(Date)

Reference is hereby made to the Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) among Huntsman LLC (the “Company”), the Guarantors named therein and the Purchasers named therein.  Pursuant to the Exchange and Registration Rights Agreement, the Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form [    ] (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s 5½% Senior Notes due 2016 (the “Securities”).  A copy of the Exchange and Registration Rights Agreement has been filed as an exhibit to the Shelf Registration Statement.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Exchange and Registration Rights Agreement.

Each beneficial owner of Registrable Securities (as defined below) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement.  In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Company’s counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response].  Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related prospectus.

The term “Registrable Securities” is defined in the Exchange and Registration Rights Agreement.

2

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3).  The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Exchange and Registration Rights Agreement, including, without limitation, Section 6 of the Exchange and Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Company and the Trustee for the Securities the Notice of Transfer set forth in Appendix A to the Prospectus and as Exhibit B to the Exchange and Registration Rights Agreement.

The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

3

QUESTIONNAIRE

(1)	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) below:

	(c)	Full Legal Name of Euroclear Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) below are Held:

(2)	Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

(3)	Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

	(a)	Principal amount of Registrable Securities beneficially owned:

CUSIP/ISIN No(s). of such Registrable Securities:

	(b)	Principal amount of Securities other than Registrable Securities beneficially owned:

CUSIP/ISIN No(s). of such other Securities:

	(c)	Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration
Statement:

CUSIP/ISIN No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

4

(4)	Beneficial Ownership of Other Securities of the Company:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Company, other than the Securities listed above in Item (3).

State any exceptions here:

(5)	Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(6)	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all):  Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents.  Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options.  In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume.  The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M.

5

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus.  The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Securityholder’s obligation under Section 3(d) of the Exchange and Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect.  All notices hereunder and pursuant to the Exchange and Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i)	To the Company:	Huntsman International LLC
500 Huntsman Way
Salt Lake City, Utah 84108
Attention: General Counsel

(ii)	With a copy to:	Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin
Houston, TX 77002
Attention: Jeffery B. Floyd

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company’s counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above).  This Agreement shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

6

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)
By:

Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY’S COUNSEL AT:

Huntsman International LLC
500 Huntsman Way
Salt Lake City, Utah 84108

7

Exhibit B

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

[insert Trustee]

Huntsman International LLC

c/o [insert Trustee]

[                                ]

[                                ]

Attention:  Huntsman Administrator

Re:            Huntsman International LLC (the “Company”)
5½% Senior Notes due 2016

Dear Sirs:

Please be advised that has transferred $                     aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form [     ] (File No. 333-           ) filed by the Company.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a “Selling holder” in the Prospectus dated [date] or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such Prospectus opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)